As filed with the Securities and Exchange Commission on March 31, 2023

Registration No. 333-269439

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 1
to

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FORM F-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

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Moolec Science SA
(Exact Name of Registrant as Specified in Its Charter)

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Grand Duchy of Luxembourg	1119	Not Applicable
(Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

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17, Boulevard F.W. Raiffeisen
L-2411 Luxembourg,
Grand Duchy of Luxembourg
+352 26 49 65 65
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.
122 East 42nd Street, 18th Floor
New York, NY 10168
+1 212 947 7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

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With copies to:

Matthew Poulter
Pierre-Emmanuel Perais
Linklaters LLP
1290 Avenue of the Americas
New York, NY 10104
(212) 903-9306

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Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (as amended, the “Securities Act”), check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 relates to the registration statement on Form F-1 (File No. 333-269439) of the Company originally declared effective by the Securities and Exchange Commission on March 27, 2023. The Company is filing this Post-Effective Amendment No. 1 to include its unaudited financial statements and the notes thereto as of December 31, 2022 and for the six-month periods ended December 31, 2022 and 2021, and to update certain other information in the registration statement.

The information included in this filing amends the registration statement and the prospectus contained therein. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the registration statement on January 27, 2023.

The information in this preliminary prospectus is not complete and may be changed. The Selling Securityholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to Completion, dated March        , 2023

PRELIMINARY PROSPECTUS

11,110,000 ORDINARY SHARES and
35,818,285 ORDINARY SHARES
Offered by Selling Securityholders

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This prospectus relates to the issuance by us of up to 11,110,000 of our Ordinary Shares, which includes: (i) 6,900,000 Ordinary Shares that may be issued upon exercise of warrants to purchase Ordinary Shares at an exercise price of $11.50 (the “Public Warrants”), and (ii) 4,210,000 Ordinary Shares that may be issued upon exercise of warrants issued to LightJump One Founders, LLC, and its transferees to purchase Ordinary Shares at an exercise price of $11.50 (the “Private Warrants”). We refer to the Public Warrants and the Private Warrants together as the “Warrants.” The Warrants were originally issued by LightJump. Pursuant to the Assignment, Assumption and Amendment Agreement, the Warrants were automatically converted into Warrants to purchase our Ordinary Shares on the closing of the Business Combination (the “Business Combination”) among us, LightJump, Moolec and Merger Sub. The Business Combination is described in greater detail in this prospectus. See “Prospectus Summary –– Recent Developments — Business Combination.”

This prospectus also relates to the offer and sale from time to time by the selling securityholders named in this prospectus (the “Selling Securityholders”), or their permitted transferees, of up to 35,818,285 of our Ordinary Shares, which includes (i) 31,000,000 Ordinary Shares issued to holders of ordinary shares of Moolec in the Business Combination as a result of the Exchange, (ii) 3,522,398 Ordinary Shares issued as a result of the Merger, (iii) 262,260 Ordinary Shares issued pursuant to the applicable Company SAFE, (iv) 232,523 Ordinary Shares that were freely allotted to the Company’s Chief Financial Officer and (v) 801,104 Ordinary Shares issued in connection with the Backstop Agreement. We provide more information about the purchase price of the Ordinary Shares and Private Warrants paid by the Selling Securityholders in the section entitled “Selling Securityholders.”

We will receive proceeds from the exercise of the Warrants. We will not receive any proceeds from the sale of Ordinary Shares by the Selling Securityholders pursuant to this prospectus. However, we will pay the expenses, other than underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities, associated with the sale of Ordinary Shares pursuant to this prospectus.

In connection with the Business Combination on December 22, 2022, holders of 2,572,848 SPAC Common Stock exercised their right to redeem their shares for cash at a price of approximately $10.23 per share, for an aggregate price of approximately $26.3 million, which represented approximately 93.0% of the total SPAC Common Stock then outstanding. The Ordinary Shares being offered for resale by the Selling Securityholders pursuant to this prospectus represent approximately 95.5% of our share capital on a fully diluted basis. After the expiration of the lock-up period of 12 months provided for in the Registration Rights and Lock-Up Agreement, certain Selling Securityholders, including BG Farming Technologies Ltd. and Union Group Ventures Limited (who are beneficial owners of approximately 80% of our share capital), will be able to sell all of their Ordinary Shares registered for resale hereunder for so long as the registration statement of which this prospectus forms a part is available for use. The Selling Securityholders acquired the Ordinary Shares covered by this prospectus at prices ranging from $0.00 per share to $7.63 per share. In addition, the Sponsor acquired the Private Warrants for a purchase price of $1.00 per warrant. See “Risk Factors — Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of our Ordinary Shares and Warrants to decrease significantly” and “Selling Securityholders.” By comparison, the offering price to public shareholders in the SPAC’s initial public offering was $10.00 per unit, which consisted of one share and one-half of one warrant. Accordingly, certain Selling Securityholders may realize a positive rate of return on the sale of their shares covered by this prospectus even if the market price of Ordinary Share is below $10.00 per share. Given the substantial number of securities being registered for potential resale by the Selling Securityholders pursuant to this registration statement, the sale of such securities by the Selling Securityholders, or the perception in the market that the Selling Securityholders may or intend to sell all or a significant portion of such securities, could increase the volatility of the market price of our Ordinary Shares or Warrants or result in a significant decline in the public trading price of our Ordinary Shares or Warrants. The sale of a substantial number of registered securities could result in a significant decline in the public trading price of our securities and could impair our ability to raise capital through the sale or issuance of additional equity securities.

The exercise price of our Warrants is $11.50 per share, subject to customary adjustment. As of March 30, 2023, the closing price of our Ordinary Shares was $4.08 per share. We believe that the likelihood that Warrant holders determine to exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Ordinary Shares. If the market price for our Ordinary Shares is less than the exercise price of the Warrants (on a per share basis), we believe that Warrant holders will be very unlikely to exercise any of their Warrants, and accordingly, we will not receive any such proceeds. There is no assurance that the Warrants will be “in the money” prior to their expiration or that the Warrant holders will exercise their Warrants. Warrant holders may exercise their Warrants on a cashless basis at the Company’s option in accordance with the Warrant Amendment. To the extent that any Warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of Warrants will decrease.

Our registration of the Ordinary Shares covered by this prospectus does not mean that either we or the Selling Securityholders will issue, offer or sell, as applicable, any of the Ordinary Shares. The Selling Securityholders may offer and sell the Ordinary Shares covered by this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Securityholders may sell the Ordinary Shares in the section entitled “Plan of Distribution.”

We are a “foreign private issuer” as defined under applicable Securities and Exchange Commission rules and an “emerging growth company” as that term is defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are eligible for reduced public company disclosure requirements.

You should read this prospectus and any prospectus supplement or amendment carefully before you invest in our securities. Investing in the Company’s securities involves risks. See “Risk Factors” beginning on page 20 of this prospectus.

Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated             , 2023

i

About This Prospectus

You should rely only on the information contained in this prospectus, any amendment or supplement to this prospectus or any free writing prospectus prepared by or on our behalf. Any amendment or supplement may also add, update or change information included in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such amendment or supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus. See “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized any other person to provide you with different or additional information. Neither we nor the Selling Securityholders take responsibility for, nor can we provide assurance as to the reliability of, any other information that others may provide. The information contained in this prospectus is accurate only as of the date of this prospectus or such other date stated in this prospectus, and our business, financial condition, results of operations and/or prospects may have changed since those dates. This prospectus contains summaries of certain provisions contained in some of the documents described in this prospectus, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to in this prospectus have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described under “Where You Can Find More Information.”

Neither we nor the Selling Securityholders are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. Except as otherwise set forth in this prospectus, neither we nor the Selling Securityholders have taken any action to permit a public offering of these securities outside the United States or to permit the possession or distribution of this prospectus outside the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to the offering of these securities and the distribution of this prospectus outside the United States.

This prospectus contains references to our trademarks and to trademarks belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that their respective owners will not assert, to the fullest extent under applicable law, their rights thereto. We do not intend our use or display of other companies’ trade name or trademarks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

Certain amounts that appear in this prospectus may not sum due to rounding.

Important Information About IFRS and Non-IFRS Financial Measures

The historical financial statements of Moolec have been prepared in accordance with the IFRS as issued by the IASB and in its presentation currency of the U.S. dollar.

Financial Statement Presentation

Accounting Treatment of the Business Combination

The Business Combination is accounted for as a capital reorganization in accordance with IFRS as issued by the IASB. Under this method of accounting, LightJump is treated as the “acquired” company for financial reporting purposes and Moolec is treated as the accounting “acquirer.” This determination was primarily based on Moolec’s shareholders holding a majority of the voting power of the Company, Moolec’s operations substantially comprising the ongoing operations of the Company, Moolec’s designees comprising a majority of the governing body of the Company, and Moolec’s senior management comprising the senior management of the Company. However, LightJump does not meet the definition of a “business” pursuant to IFRS 3, Business Combinations, and thus, for accounting purposes, the Business Combination is accounted for as a capital reorganization. The net assets of LightJump are stated at historical cost, with no goodwill or other intangible assets recorded. The deemed costs of the shares issued by Moolec, which represents the fair value of the shares that Moolec would have had to issue for the ratio of ownership interest in the Combined Company to be the same as if the Business Combination had taken the legal form of Moolec acquiring shares of LightJump, in excess of the net assets of LightJump will be accounted for as stock-based compensation under IFRS 2 Share-based payment.

Industry and Market Data

In this prospectus, we present industry data, information and statistics regarding the markets in which Moolec competes as well as Moolec’s analysis of statistics, data and other information provided by third parties relating to markets, market sizes, market shares, market positions and other industry data pertaining to Moolec’s business and markets (collectively, “Industry Analysis”). Such information is supplemented where necessary with Moolec’s own internal estimates, taking into account publicly available information about other industry participants and Moolec’s management’s judgment where information is not publicly available. This information appears in “Prospectus Summary,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business” and other sections of this prospectus.

Industry publications, research, studies and forecasts generally state that the information they contain has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and uncertainties as the other forward-looking statements in this prospectus. These forecasts and forward-looking information are subject to uncertainty and risk due to a variety of factors, including those described under “Risk Factors.” These and other factors could cause results to differ materially from those expressed in any forecasts or estimates.

Frequently Used Terms

“1915 Law” means the Luxembourg law of August 10, 1915 on commercial companies, as amended.

“AG Biomolecules” means AG Biomolecules LLC.

“Agreement on Funds Flow” means that certain Agreement on Funds Flow, dated as of December 30, 2022, by and among Lightjump Acquisition Corporation, Lightjump One Founders, LLC, Moolec Science Limited, Moolec Acquisition, Inc. and Moolec Science SA.

“APHIS” means the Plant Health Inspection Services.

“Backstop Agreement” means the backstop agreement dated June 14, 2022 by and between UGVL, UG Holdings, LLC, Theo and the Sponsor, guaranteeing, severally but not jointly, the funding of certain amounts as set forth therein and complemented by the memorandum of understanding dated December 30, 2022 in connection thereto.

“Board” means the Board of Directors of the Company.

“Business Combination” means the transactions contemplated by the Business Combination Agreement, including the Merger and the Exchange.

“Business Combination Agreement” means the Business Combination Agreement, dated as of June 14, 2022, as amended on November 8, 2022, by and among the SPAC, Moolec, the Company and Merger Sub.

“Business Combination Proposal” means the proposal to approve the adoption of the Business Combination Agreement and the Business Combination.

“Certificate of Merger” means the certificate of merger that SPAC caused to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL to effectuate the Merger.

“Closing” means the time when the closing of the Business Combination occurred pursuant to the Business Combination Agreement.

“Closing Date” means December 30, 2022.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Combined Company” means the Company and its subsidiaries following the Closing.

“Company” means Moolec Science SA, a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg, with its registered office at 17, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) under number B268440.

“Company Core Shareholders” means BG Farming Technologies Ltd., UGVL and Bioceres Crop Solutions Corp.

“Company SAFE” means each of the simple agreement for future equity by and between Moolec and the Company SAFE Holder named therein (an “Original SAFE”) or any simple agreement for future equity between the Company and that Company SAFE Holder issued in consideration for the contribution by the Company SAFE Holder of its rights in the Original SAFE to the Company (in which case the Original SAFE ceased to be a “Company SAFE”) with such adjustments required under Luxembourg law.

“Continental” means Continental Stock Transfer & Trust Company, the Company’s transfer agent and warrant agent.

“DGCL” means Delaware General Corporation Law.

“EarlyBird Amendment” means that certain amendment dated June 14, 2022 to the Business Combination Marketing Agreement between the SPAC and EarlyBirdCapital, Inc. (“EarlyBird”) dated January 8, 2021 (as amended from time to time, the “Business Combination Marketing Agreement”).

“EarlyBird Cash Fees” means all cash fees and expenses payable to EarlyBird pursuant to the Business Combination Marketing Agreement.

“EarlyBird Share Fees” means the shares of the Company to be issued to EarlyBird pursuant to the Business Combination Marketing Agreement.

“EU” means the European Union.

“Exchange” means the transactions contemplated in the Business Combination Agreement that occurred at the Exchange Effective Time.

“Exchange Agreements” means those certain Contribution and Exchange Agreements dated as of June 14, 2022 and as amended or entered into prior to the Closing by and among the Company, Moolec and each of the Moolec Shareholders.

“Exchange Effective Time” means the time at which the issuance of the new Ordinary Shares pursuant to the Company Delegate Resolutions was effective on the Closing Date, which was the effective time of the contribution and exchange of the Moolec Ordinary Shares held by the Moolec Shareholders and exchanged for Ordinary Shares, as applicable and as contemplated under the Exchange Agreements, and which occurred immediately prior to the Merger Effective Time.

“Executive Management” means members of the executive management team of the Company.

“FDA” means the U.S. Food and Drug Administration.

“GAAP” means the generally accepted accounting principles in the United States of America.

“GLA” means gamma-linoleic acid.

“GM” means genetically modified.

“GMOs” means genetically modified organisms.

“Group” means Moolec and AG Biomolecules.

“IASB” means the International Accounting Standards Board.

“IFRS” means the International Financial Reporting Standards as issued by the International Accounting Standards Board.

“Initial Stockholders” means the Sponsor and EarlyBird (with respect to its 120,000 shares issued as nominal consideration in connection with its role as underwriter).

“IPO” means LightJump’s initial public offering of units, consummated on January 12, 2021.

“Key Staff Participation” means 232,523 Ordinary Shares that were freely allotted to the Company’s Chief Financial Officer (“CFO”) in order to satisfy the Company’s obligations under the CFO’s consulting agreement and offer letter (the “CFO Consulting Agreement”).

“LightJump Holder” means a holder of SPAC Common Stock.

“MAGP” means the Argentine Ministry of Agriculture, Livestock and Fisheries.

“Merger” means the merging of Merger Sub with and into LightJump, with LightJump surviving such merger and becoming a direct wholly-owned subsidiary of the Company.

“Merger Effective Time” means such time as the Certificate of Merger has been duly filed with the Secretary of State of the State of Delaware or at such later time as may be agreed by the Company and SPAC in writing and specified in the Certificate of Merger in accordance with the DGCL.

“Merger Sub” means Moolec Acquisition, Inc., a Delaware corporation.

“Moolec” means (a) Moolec Science Limited, a private limited company incorporated under the laws of England and Wales, with respect to the periods prior the Closing and (b) to the Combined Company following the Closing.

“Moolec SAFE” means each of the simple agreement for future equity by and between Moolec and the Company SAFE Holder named therein (an “Original SAFE”) or any simple agreement for future equity between the Company and that Moolec SAFE Holder issued in consideration for the contribution by the Moolec SAFE Holder of its rights in the Original SAFE to the Company (each a “Company SAFE”) (in which case the Original SAFE ceased to be a “Moolec SAFE”) with such adjustments required under Luxembourg law.

“Moolec SAFE Holder” means each Person that has entered into a Moolec SAFE.

“Moolec Shareholders” means the holders of all of the Moolec Ordinary Shares and all other shares being Equity Interest as of immediately prior to the Exchange Effective Time.

“Nasdaq” means the Nasdaq Capital Market, the Nasdaq Global Market or the Nasdaq Global Select Market, as may be applicable.

“Nomura” means Nomura Securities International, Inc.

“New Moolec Shareholders” means the holders of the aggregate number of Moolec Ordinary Shares equal to 2,354,609 that were issued by Moolec prior to the Exchange Effective Time.

“Ordinary Shares” means the Company’s ordinary shares, each having a nominal value in U.S. dollars of $0.01.

“Public Share” means a share of SPAC Common Stock issued as part of a SPAC Unit in the IPO.

“Public Stockholders” means the holders of Public Shares that were offered as part of the IPO.

“Private Warrants” means the warrants to purchase SPAC Common Stock purchased in a private placement in connection with the IPO.

“R&D” means research and development.

“Registration Rights and Lock-Up Agreement” means that certain Registration Rights and Lock-Up Agreement, dated December 30, 2022, entered into in connection with the Closing by and among SPAC, the Company, the Sponsor, each of the persons and entities listed on Exhibit A attached thereto and the Company Core Shareholders, Company SAFE Holders, UG Holdings, LLC and CFO, substantially in the form attached to the Business Combination Agreement as Exhibit A.

“SEC” means the U.S. Securities and Exchange Commission.

“SAFE” means Simple Agreement for Future Equity.

“SPAC” or “LightJump” means LightJump Acquisition Corporation, a Delaware corporation.

“SPAC Common Stock” means SPAC’s common stock, par value $0.0001 per share.

“SPAC Warrant Agreement” means that certain warrant agreement, dated as of January 12, 2021, by and between SPAC and Continental.

“SPAC Warrants” means warrants to purchase SPAC Common Stock as contemplated under the SPAC Warrant Agreement, with each warrant exercisable for the number of SPAC Common Stock stated in the applicable SPAC Warrant at an exercise price per SPAC Common Stock of $11.50.

“SPAC Rule Proposals” means SEC issued proposed rules.

“Sponsor” means LightJump One Founders, LLC, a Delaware limited liability company.

“Theo” means THEO I SCSp.

“Transactions” means the transactions contemplated by the transaction documents, including the Exchange and the Merger.

“Trust Account” means the trust account that holds a portion of the proceeds of the IPO and the simultaneous sale of the Private Warrants.

“UGVL” means Union Group Ventures Limited.

“USDA” means the U.S. Department of Agriculture.

“Warrant Amendment” means that certain Assignment, Assumption and Amendment Agreement entered into on the Closing Date by and among the Company, SPAC and Continental, as warrant agent, pursuant to which the SPAC’s obligations under the SPAC Warrant Agreement were amended and the Company assumed such obligations to give effect to the conversion of SPAC Warrants to Warrants.

“Warrants” means the Public Warrants and the Private Warrants.

Cautionary Note Regarding Forward-Looking Statements

Some of the statements in this prospectus constitute forward-looking statements that do not directly or exclusively relate to historical facts. You should not place undue reliance on such statements because they are subject to numerous uncertainties and factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “outlook” and similar expressions. All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual results to differ materially from the results expressed in the statements. Among the key factors that could cause actual results to differ materially from those projected in the forward-looking statements are the following:

•        the benefits of the Business Combination;

•        the Company’s financial performance;

•        the ability to maintain the listing of the Ordinary Shares or Warrants on Nasdaq;

•        changes in Moolec’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans;

•        Moolec’s ability to develop and launch new products and services;

•        Moolec’s ability to successfully and efficiently integrate future expansion plans and opportunities;

•        the availability of raw materials used in Moolec’s products and its ability to source such raw materials;

•        Moolec’s ability to grow its business in a cost-effective manner;

•        Moolec’s product development timeline and expected R&D;

•        the implementation, market acceptance and success of Moolec’s business model;

•        developments and projections relating to Moolec’s competitors and industry;

•        Moolec’s approach and goals with respect to technology;

•        Moolec’s expectations regarding its ability to obtain and maintain intellectual property protection and not infringe on the rights of others;

•        the risks that uncertainty and instability resulting from the conflict between Russia and Ukraine could adversely affect Moolec’s business, financial condition and operations, in addition to global macroeconomic indications;

•        the impact of the COVID-19 pandemic on Moolec’s business;

•        changes in applicable laws or regulations; and

•        the outcome of any known and unknown litigation and regulatory proceedings.

These and other factors are more fully discussed under “Risk Factors” and elsewhere in this prospectus. These risks could cause actual results to differ materially from those implied by forward-looking statements in this prospectus.

You are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. These forward-looking statements are based on information available as of the date of this prospectus, and current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date, and we do not undertake any obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Prospectus Summary

This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in the Company’s securities. Before making an investment decision, you should read this entire prospectus carefully, especially “Risk Factors” and the financial statements and related notes thereto, and the other documents to which this prospectus refers. Some of the statements in this prospectus constitute forward-looking statements that involve risks and uncertainties. See “Cautionary Note Regarding Forward-Looking Statements” for more information.

Moolec

Moolec is a science-based food ingredient company that focuses on developing real animal proteins in plants using Molecular Farming, a disruptive, scalable, affordable, and sustainable technology. Its purpose is to upgrade taste, nutrition, and affordability of alternative protein products while building a more sustainable and equitable food system. We were founded in 2020 as a spin-off from a privately owned entity, Bioceres Group, which provided Moolec with a scientific team and certain intellectual property (Chymosin SPC and GLA patents, as well as trademarks). We operate in the United States, Europe and South America.

Molecular Farming, which can be defined as the production of recombinant proteins in plants with the express intention to utilize (and ultimately commercialize) the protein itself rather than any trait or capability it confers on the plant. Molecular Farming therefore differs from other genetic engineering applications such as metabolic engineering (where the expressed protein has a catalytic activity in plants and the value-added product is a particular metabolite) and agronomic engineering (where the expressed protein confers beneficial agronomic properties such as pest or disease resistance, stress tolerance, or increased yields). Molecular Farming enables the synthesis of real animal proteins’ DNA in any seed crop, selecting each protein for its ability to add value in terms of a targeted functionality trait such as clotting, taste, texture, or nutritional value. The resulting proteins can be used as ingredients in consumer food products providing better-tasting, more functional, and affordable animal-free protein alternatives. We believe that this technological platform has the ability to capitalize on the scale that extensive agriculture entails to achieve affordability and that it is also cost-efficient due to the fact that it leverages biology, using plants and their inputs — sun, water, and soil — as small factories to produce animal proteins. Plants are grown through traditional farming practices that result in economies of scale through high productivity volume production.

Moolec targets the fast-growing alternative proteins market trend. Our business model focuses on R&D; manufacturing and farming; developing joint ventures and/or partnerships; technology licensing; co-branding/co-development of CPG products for food service; B2B strategy for selling of the ingredients; recipes and other technological solutions to food producers and/or retailers. Molecular Farming has the potential to modify and enhance all sorts of crops with animal proteins, which could allow us to possibly consider other market opportunities. Such possible market opportunities include milk, egg, chicken, and fish replacements, or other alternative biomaterials and cosmetics.

Our first two products are Chymosin SPC, a bovine protein expressed in safflower that has curdling applications in the cheese industry, and GLA, a nutritional oil technology. They both have been cleared by regulatory authorities in Argentina and the United States and we are currently ramping up seed inventories. Upon completion of cornerstone milestones in these two products, we expect to accelerate product development efforts to widen our technology reach, by using the two crops that are most broadly used as protein alternatives to develop meat proteins, which are soy and peas. We are currently focused on producing the following four products (i) SPC Chymosin, (ii) GLA Oil, (iii) BEEF+ and (iv) POORK+.

We hold a growing international patent portfolio for our Molecular Farming technology, which is run by a diverse team of experts, such as PhDs and food insiders who have a robust background in the traditional food and meat industries. Research, development and innovation are core elements of our business strategy, and we believe they represent a critical competitive advantage for us.

We are supported by Nasdaq-listed Bioceres Crop Solutions Corp. (NASDAQ: BIOX), a fully integrated provider of crop productivity solutions enabling the transition to a carbon neutral agriculture, Theo I, a life sciences venture capital enterprise, and Union Group, a private equity management firm.

Moolec’s Strength’s and Competitive Positioning

Environmental Advantages.    Our goal is to promote a sustainable business model. Plants are highly efficient metabolic factories which operate mainly on sunlight and carbon dioxide. If plants are used to make the protein of choice, instead of a bioreactor, there will be no energy added to the process. The technology will become carbon-fixating instead of carbon emitting. Moreover, Molecular Farming allows for sustainable water handling and can benefit from Ag-space sustainable technologies due to the compatibility of the spaces. It also allows raw material and product traceability from farm-to-market and clean label approach. Further, Molecular Farming will allow us to produce the traditional by-products that the market is used to (such as sugars, fiber, and oil) promoting a circular production and business model which has the potential to reduce our waste generation. We believe that this technology provides us with a competitive advantage when compared to the traditional protein industry, by producing products in a way that will appeal to the environmentally conscious consumer and providing food with real animal proteins without the negative impact of greenhouse gas emissions and reducing waste.

Consumer’s Shift.    The consumer’s concern for health, sustainability, ethical sourcing, animal welfare and convenience are driving food producers and retailers to reconsider their product offerings, which traditionally contain animal-derived products. In this scenario, we intend to continue to develop our brand and products. Initially, animal proteins, which are also considered to be allergens, were replaced by plant-based alternatives to cater towards the free-from market however this soon shifted to replacing the “center of plate protein” for several meals per week making it a more mainstream product which moved it out of the niche stores and into the large retailers. This increased feasibility started helping plant-based products become an accepted part of the regular diet. Usually, consumers start buying these alternatives for one main reason (e.g. health/diet) but later, after an initially positive experience, find other advantages which solidify the product’s presence in the home (e.g., convenience). We believe that we will be able to capitalize on this shift in the consumer’s concern for health and animal welfare, which puts us in an advantageous position when compared to the traditional protein industry.

Industrial Shift.    The food industry is going through a significant global protein shift and we are following along this change. This shift is driven mainly by five main pillars, which are supply chain, cost, compliance, operations and innovation, as follows:

•        The weaknesses and vulnerabilities in the supply chain have been highlighted by the droughts, trade-sanctions, trade-wars, livestock diseases, Covid-19 pandemic, Suez Canal blockage and political instability and war in a major food exporting country such as Ukraine. When coupled with the increasing desire for local foods, this instability has led companies to reconsider their importing strategy. Moreover, certain ingredients have been difficult to source. Specifically, several animal-derived ingredients including milk-protein, pork and chicken have been difficult to procure due to a lack of exportable volumes (e.g., export ban of pork or chicken due to swine fever or bird flu respectively).

•        Many essential ingredients like milk-derivatives, pork and chicken derivatives have gone up significantly in price which is putting pressure on low-cost high-volume markets in the developing nations. Due to the functionality and ease of use of these ingredients, they have been difficult to replace when the ingredient costs have been low. Considering that, for example, milk-derived proteins prices have reached an all-time high, many food formulators/producers have serious incentives to try and replace part, if not all, of the ingredients in the final product. Assembled food products or food service offerings consisting of multiple protein sources like cheese sausages, cheeseburgers, pastas, bakery products provide ample space for partial replacement of certain high-cost ingredients.

•        Sourcing compliance has increased the complexity the food production and its supply chain. The pressure to responsibly source certain ingredients is leading to the reduction of use of that specific ingredient whenever possible to limit the exposure to a market prone to shortages in volumes.

•        The safety of certain food products is increasingly making daily operations complex due to the stricter control of cross-contamination of specific product claims (e.g., organic, allergen-free, animal-free, GMO-free, etc.). This means that certain production lines are moving to a system in which either it can process all of the above, or to a line in which it is not allowed to process specific ingredients in order to maintain the free-from status.

•        Pressure for innovation to solve certain problems related to the previous pillars or demand-related topics is also generating opportunities for plant-based proteins. Due to increased routes into higher volume applications of the traditional plant-proteins, other ingredient suppliers have been developing a wider plant-based offering to find applications that other plant-based proteins have failed due to technical or marketing concerns.

We believe that by addressing the main concerns with supply chain issues, price and food safety concerns, our innovative Molecular Farming technology puts us at an advantage when compared to other alternative protein companies as well as the traditional protein industry. We will not be subject to certain of the risks caused by supply chain issues, sourcing compliance, or rising cost of ingredients as our products would use the proteins grown within the plant itself. Our technology also addresses the current challenges faced by the traditional alternative protein and meat industries by being animal free, green and reducing costs.

Taste and Texture.    Alternatives to animal-derived foods are edging closer to their targets whilst being acceptable to the consumers who buy plant-based alternatives with conviction. We are committed to prioritizing the growth of this acceptance. To make a global impact on sustainability and health, wider adoption is needed which means that the mainstream consumer, which is not inherently attracted to plant-based alternatives, needs to be drawn in. The prerequisites for a successful product which can be marketed towards committed vegans are significantly different than flexitarian/reducetarian consumers. As a consequence, the plant-based products need to be a convincing alternative to the traditional animal-based product in order to help a group of people to reduce their reliance on animal-derived protein. We believe that if the animal-alternatives can survive for one or two generations, then a gradual shift can start taking place where the food systems are nudged towards products which are perhaps less like meat but offer significant nutritional, cost and sustainability advantages over the initial generations of meat alternatives. If successful, the introduction of animal proteins into plants could help increase the functionality of the bulk of the animal-alternative recipes which are based on plants and seeds. These animal proteins have very specific functions in food where they determine texture and overall behavior in application. In terms of taste, the industry has come a long way in boosting or replacing animal-based flavors with plant or microbial derived ingredients. Using animal-inspired proteins and fats, we can also come closer to developing the tastes more associated with the traditional animal-based products.

We believe that our product will appeal to the consumer that prefers the traditional taste and texture of traditional meat products, but shares our values. A challenge for the alternative protein industry has been the ability to create alternatives that mimic the taste and texture of meat. With our technology the proteins that have a significant role and affect the taste and texture of meat products will be produced within the plants themselves. This places us in a positive position when compared to competitors that use other methods to mimic the taste and texture of meat products.

Nutritional Values.    We are a mission-driven business and nutritional value is among our priorities. More data is becoming available regarding general nutrition of specific diets and the relationship with general health and wellbeing. Many foods which are attractive in terms of taste, cost and convenience are not part of a healthy diet. Replacing these foods and attracting the mainstream consumer can be difficult. When making alternatives, it is often easy to replace specific ingredients, but it will not always result in a healthier product. This is true for plant-proteins which need to replace animal-proteins. Due to the decreased ability of plant-proteins to achieve animal-based product experiences, other components such as salt, sugar and fat may need to be increased to balance out the organoleptic perception. However, reliance for these generally unhealthy ingredients can be reduced when animal proteins are produced within the plant itself. Additionally, the animal proteins which are made in plants will have the same protein sequence to the proteins which we have been eating during the evolution of our species. By introducing these animal proteins in plants, we expect to increase the overall nutritional score.

Our products are expected to have less salt, sugar and fat when compared to competitors within the alternative protein industry. For the health-conscious consumer, we expect to have a competitive advantage. We believe that our technology will produce a product that retains the benefits of traditional meat, including certain animal-specific proteins, without the need to include less healthy ingredients needed to create a suitable meat alternative. As discussed above, currently consumers are more health conscious when making decisions related to their food, and we believe we are in a position to capitalize on this trend.

Scalability and Low Costs.    We focus on Molecular Farming, as we believe through it we can compete with animal-based products in terms of costs. Considering that our genetically modified seeds generally will not require significant downstream modifications, including farming and industrial modifications that generally occur in the alternative protein industry, we expect operational costs to be in line with the current farming methods and industrialization standards for existing soy, pea and safflower beans. With lower costs associated to our ability to scale and produce our products, we believe we are at an advantage when compared to competitors in the alternative protein space.

Management team and Industry Expertise.    We are led by a proven and experienced executive management team with many years of industry experience. We believe this blend of talent gives us tremendous insights and capabilities to create demand and fulfill it in a scalable, profitable and sustainable way and is one of our main strengths in the competitive alternative protein industry. See the section titled “Board of Directors and Executive Management” in this prospectus.

Market Opportunity/Evolving Food Industry

We believe that consumer awareness of the perceived negative health, environmental and animal-welfare impacts of animal-based meat consumption has resulted in a surge in demand for viable plant-based protein alternatives. A key analogy for both the approach to and the scale of our opportunity is the strategy by which the plant-based industry captured significant market share.

We expect the plant-based industry to grow but we also recognize that a significant impact can be made on the world-wide food system by helping traditional animal-based food producers minimize the amount of animal-derived ingredients they require for the production of nutritious, low cost and sustainable foods. There is more interest from the traditional meat and dairy industry to accept next generation and alternative ingredients which can reduce their dependence on animal proteins whilst maintaining a certain level of quality and preferably reduce costs and increase supply chain stability. We believe working alongside the traditional food industry as a key opportunity to impact global sustainability.

Recent Developments

Business Combination

On the Closing Date, the Company consummated the transactions contemplated by the Business Combination Agreement dated as of June 14, 2022, by and among LightJump, Moolec, the Company, and Merger Sub, as amended by that certain amendment No. 1 to the Business Combination Agreement dated as of November 18, 2022. On or before the Closing Date, pursuant to the Business Combination Agreement and related agreements:

•        all the issued Moolec Ordinary Shares held by Moolec Shareholders were transferred and for purposes of the 1915 Law, contributed in kind to the Company, free and clear of all Liens (other than the Moolec Shareholders’ Agreements Liens that have expired on or prior to the Closing Date), and Moolec Shareholders subscribed for and, as consideration for the contribution, were issued, in accordance with the Exchange Ratio (save that the Ordinary Shares to be were reduced by the number of Ordinary Shares already held by Moolec Shareholders immediately prior to the Exchange), being a total of 32,500,000 Ordinary Shares. For Luxembourg law purposes, a Luxembourg independent auditor (réviseur d’entreprises) of the Company issued a report on the contributions in kind relating to the contribution of the Moolec Ordinary Shares prepared in accordance with article 420-10 of the 1915 Law;

•        each Moolec SAFE Holder contributed all of its rights and obligations under each Original SAFE to the Company in consideration for the issuance by the Company of a simple agreement for future equity on substantively identical terms (mutatis mutandis) with such adjustments as required under Luxembourg law. For Luxembourg law purposes, a Luxembourg independent auditor (réviseur d’entreprises) of the Company issued a report on the contributions in kind relating to the contribution of the Original SAFEs prepared in accordance with article 420-10 of the 1915 Law;

•        each Moolec Shareholder ceased to be the beneficial holder of such Moolec Ordinary Shares and subject to the submission of all filings required under Law (including any filings required to pay stamp duties), the Company was recorded as the registered holder of all Ordinary Shares so exchanged and transferred and is the legal and beneficial owner thereof;

•        immediately prior to the Merger Effective Time but after the Exchange Effective Time, each Moolec SAFE Holder subscribed for, received and became holder of Ordinary Shares, in accordance with the respective Moolec SAFE, which included 262,260 Ordinary Shares; and

•        SPAC caused the Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL in order to effectuate the Merger. The Merger became effective on December 30, 2022.

At the Merger Effective Time, by virtue of the Merger and the Company Requisite Approvals, subject to the Merger Auditor Report, and without any further action on the part of SPAC, Merger Sub, the Company or Moolec or the holders thereunder:

•        each SPAC Common Stock issued and outstanding immediately prior to the Merger Effective Time, excluding those that had been redeemed subject to any redemption rights, were exchanged with the Company (which exchange, for purposes of the 1915 Law, included, for the avoidance of doubt, a contribution-in-kind of each such shares of SPAC Common Stock from the holders of SPAC Common Stock to the Company), against the issue by the Company of new Ordinary Shares (such issuance, the “Merger Issuance”), under the authorized share capital of the Company (pursuant to the Company Delegate Merger Resolutions) and subscribed by the contributing holders of SPAC Common Stock by virtue of the Merger and in accordance with the 1915 Law for one validly issued and fully paid Ordinary Share (the “Merger Consideration”), delivered by the Company;

•        as a result of the Merger, all SPAC Common Stock ceased to be outstanding, was cancelled and ceased to exist;

•        each share of common stock, par value $0.01, of Merger Sub issued and outstanding immediately prior to the Merger Effective Time was converted and exchanged for one (1) validly issued, fully paid and nonassessable ordinary share, par value $0.01 per share, of LightJump; and

•        each SPAC Warrant that was outstanding immediately prior to the Merger Effective Time, pursuant to the SPAC Warrant Agreement, ceased to represent a right to acquire one SPAC Common Stock and was converted in accordance with the terms of such SPAC Warrant Agreement, at the Merger Effective Time, into a right to acquire one Ordinary Share on substantially the same terms as were in effect immediately prior to the Merger Effective Time under the terms of the SPAC Warrant Agreement.

Following the Merger Effective Time:

•        Moolec’s CFO was freely allotted the Key Staff Participation to satisfy the requirements under the CFO Consulting Agreement.

Prior to the Closing Date, on July 8, 2022, LightJump held a special meeting of stockholders. At the meeting, LightJump’s stockholders approved the Extension Amendment extending the date by which LightJump must consummate its initial business combination from July 12, 2022 to January 12, 2023. Public stockholders of LightJump holding 11,032,790 shares of SPAC Common Stock exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, $110,507,220 (approximately $10.02 per share) was removed from the Trust Account to pay such holders. Following redemptions, LightJump had 2,767,210 public stockholders of SPAC Common Stock outstanding and the aggregate amount remaining in the Trust Account as of September 30, 2022 was $28,132,922 (which includes an additional $276,721 contributed by the Sponsor in connection with the Extension).

Prior to the Closing, on December 27, 2022, in connection with the vote to approve the Business Combination Proposal and the Adjournment Proposal at LightJump’s special meeting of stockholders, certain public holders of SPAC Common Stock exercised their right to redeem 2,572,848 shares of SPAC Common Stock for cash at a redemption price of approximately $10.23 per share, for an aggregate redemption amount of approximately $26.3 million. Accordingly, $1,989,011 remained in the Trust Account, for the benefit of the Company, after considering the redemption amount to be paid to the redeeming public holders of SPAC Common Stock. At Closing, EarlyBird and the Company

disagreed on the amount of EarlyBird Cash Fees due to EarlyBird in connection with the EarlyBird Amendment. As a result of such dispute, EarlyBird did not provide its required consent to Continental for the transfer of the outstanding funds held in the Trust Account to the Company. The remaining amount in the Trust Account was held by Continental following Closing pending resolution of the dispute. In order to provide payment for any costs related to the dispute with EarlyBird and certain other contingencies, the Sponsor agreed to place 255,000 Ordinary Shares owned by the Sponsor into an escrow account for a period of 12 months from the Closing Date (i.e., December 30, 2023) (such period, the “Escrow Period” and such shares, the “Contingency Shares”). Pursuant to the Agreement on Funds Flow, during the Escrow Period, Moolec had the right to acquire (with the right to thereafter dispose of and liquidate), for no additional consideration, a number of Contingency Shares that was equal in monetary value to pay for (i) any actual or threatened litigation between EarlyBird or any of its affiliates, on the one hand and the Company or its subsidiaries (including LightJump) on the other hand to the extent arising out of or relating to the Business Combination Marketing Agreement or the EarlyBird Amendment, including, attorneys’ fees and settlements and (ii) any payment due pursuant to the EarlyBird Cash Fee in excess of $1,124,449.76. On February 10, 2023, the Company filed a complaint against EarlyBird with the Southern District of New York in respect of compensation due to EarlyBird pursuant to the Business Combination Marketing Agreement and EarlyBird Amendment. This proceeding was resolved by a settlement between the Company and EarlyBird dated March 15, 2023. On March 16, 2023, the Company filed a notice of dismissal relating to the previously filed complaint with the Southern District of New York. See “Business — Legal Proceedings.”

Pursuant to the Agreement on Funds Flow, the Sponsor will transfer 47,602 Ordinary Shares to the Company in respect of legal fees related to the dispute with EarlyBird. The Company will hold these Ordinary Shares in treasury and expects this transfer to occur by April 30, 2023. The 47,602 Ordinary Shares that will be transferred to the Company are not being registered for resale under this registration statement. In addition, pursuant to the settlement between the Company and EarlyBird, on March 15, 2023, the Sponsor transferred 64,079 Ordinary Shares to EarlyBird on behalf of the Company and such Ordinary Shares are being registered for resale by EarlyBird pursuant to this registration statement. Further, the Sponsor will place 143,319 Contingency Shares into the escrow account referred to above. The 143,319 Contingency Shares are being registered for resale by the Sponsor pursuant to this registration statement and will be available for resale if and when released from escrow to the Sponsor. See “Selling Securityholders.”

Additionally, pursuant to the Backstop Agreement, the Sponsor exercised the right to elect to concede Sponsor shares instead of contributing the requisite cash amount under the Backstop Agreement by conceding a total of 200,276 Sponsor shares of SPAC Common Stock to each of UGVL and Theo. UGVL and Theo each contributed $4,005,520 to the Company pursuant to the terms of the Backstop Agreement and in turn the Company issued 400,552 Ordinary Shares to each of UGVL and Theo.

Upon consummation of the Business Combination, Moolec and LightJump became direct subsidiaries of the Company.

Certain Agreements Related to the Business Combination

Assignment, Assumption and Amendment to Warrant Agreement

On the Closing Date, the Company entered into the Warrant Amendment to amend and assume LightJump’s obligations under the existing Warrant Agreement to give effect to the conversion of SPAC Warrants to Warrants.

Registration Rights and Lock-Up Agreement

In connection with the closing of the Transactions, the Sponsor, the Company, the CFO and the Company Core Shareholders and Company SAFE Holders entered into the Registration Rights and Lock-Up Agreement pursuant to which, among other things, the Sponsor, the CFO and the Company Core Shareholders and Company SAFE Holders had customary demand and piggyback registration rights in connection with the Ordinary Shares issued to them in the Merger or the Exchange. Additionally, the Ordinary Shares held by each party to the Registration Rights and Lock-Up Agreement are subject to a lock-up until (i) the date that is 365 days from the Closing Date, and (ii) such date on which the Company completes a liquidation, merger, share exchange or other similar transaction that results in all of the shareholders of the Company having the right to exchange their Ordinary Shares for cash, securities or other property, provided that if the share price of the Ordinary Shares exceeds $12.00 per Ordinary Share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-day trading period, the parties to the Registration Rights and Lock-Up Agreement may transfer up to 50% of the Ordinary Shares subject to the Registration Rights and Lock-Up Agreement.

Amendment to Business Combination Marketing Agreement

On January 8, 2021, the SPAC entered into the Business Combination Marketing Agreement with EarlyBird. It was a condition to the consummation of the transactions contemplated by the Business Combination Agreement that SPAC and EarlyBird enter into an amendment to the Business Combination Marketing Agreement to provide for, among other things, a change in the compensation to be payable to EarlyBird upon the Closing of the Business Combination. On June 14, 2022, the SPAC and EarlyBird executed an amendment to the Business Combination Marketing Agreement (the “Amendment”) whereby the SPAC shall pay to EarlyBird (A) a Cash Fee at Closing equal to (i) 20% of the aggregate gross proceeds (up to a maximum of $3,830,000) held in the Trust Account (after redemptions on the redemption deadline, which was December 22, 2022, and reduction of all additional payments included in the Trust Account to accommodate all extensions) and received by the SPAC in any financing in connection with the Business Combination regardless of the source of such funds, plus (ii) $1,000,000 and (B) in consideration of EarlyBird introducing the Company to Registrant, the Company shall issue to EarlyBird a number of ordinary shares of the Company equal to $2,000,000 divided by the lesser of (y) the volume weighted average price of the Company’s ordinary shares for the ten trading days preceding the six month anniversary of the Closing and (z) $10.00, up to a maximum of 600,000 shares (the “Share Fee”). Pursuant to the Amendment, the Share Fee shall be issued to EarlyBird within five Business Days of the six-month anniversary of the Closing, and the Company shall register the resale of the ordinary shares issued to EarlyBird as promptly as practicable after their issuance. EarlyBird’s Ordinary Shares are being registered for resale pursuant to this Registration Statement. In addition, pursuant to the Amendment, the Sponsor agreed to forfeit to the Company for cancellation the same number of shares of common stock payable to EarlyBird under such Share Fee within five Business Days of the six-month anniversary of the Closing. On February 10, 2023, the Company filed a complaint against EarlyBird with the Southern District of New York in respect of compensation due to EarlyBird pursuant to the Business Combination Marketing Agreement and EarlyBird Amendment. This proceeding was resolved by a settlement between the Company and EarlyBird dated March 15, 2023. On March 16, 2023, we filed a notice of dismissal relating to our previously filed complaint with the Southern District of New York. See “Business — Legal Proceedings.”

Implications of Being an “Emerging Growth Company” and a “Foreign Private Issuer”

The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an “emerging growth company,” the Company may take advantage of certain exemptions from specified disclosure and other requirements that are otherwise generally applicable to public companies. These exemptions include:

•        not being required to comply with the auditor attestation requirements for the assessment of our internal control over financial reporting provided by Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”);

•        reduced disclosure obligations regarding executive compensation; and

•        not being required to hold a nonbinding advisory vote on executive compensation or seek shareholder approval of any golden parachute payments not previously approved.

The Company may take advantage of these reporting exemptions until it is no longer an “emerging growth company.” The Company expects to remain an “emerging growth company” for the foreseeable future.

The Company is also considered a “foreign private issuer” and is required to report under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) as a non-U.S. company with “foreign private issuer” status. This means that, even after the Company no longer qualifies as an “emerging growth company,” as long as it qualifies as a “foreign private issuer” under the Exchange Act, it will be exempt from certain provisions of the Exchange Act that are applicable to U.S. public companies, including:

•        the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

•        the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

•        the rules under the Exchange Act requiring the filing with the Securities and Exchange Commission (the “SEC”) of quarterly reports on Form 10-Q containing unaudited financial and other specified information, or current reports on Form 8-K, upon the occurrence of specified significant events.

The Company may take advantage of these reporting exemptions until such time as it is no longer a “foreign private issuer.” The Company could lose its status as a “foreign private issuer” under current SEC rules and regulations if more than 50% of the Company’s outstanding voting securities become directly or indirectly held of record by U.S. holders and any one of the following is true: (i) the majority of the Company’s directors or executive officers are U.S. citizens or residents; (ii) more than 50% of the Company’s assets are located in the United States; or (iii) the Company’s business is administered principally in the United States.

The Company may choose to take advantage of some but not all of these reduced burdens. The Company has taken advantage of reduced reporting requirements in this prospectus. Accordingly, the information contained in this prospectus may be different from the information you receive from the Company’s competitors that are public companies, or other public companies in which you have made an investment.

As a “foreign private issuer”, the Company is permitted to follow certain Luxembourg corporate governance practices in lieu of certain listing rules of Nasdaq (the “Nasdaq Listing Rules”). The Company plans to follow the corporate governance requirements of the Nasdaq Listing Rules, except that it intends to follow Luxembourg practice with respect to quorum requirements for shareholder meetings in lieu of the requirement under Nasdaq Listing Rules that the quorum be not less than 33 1/3% of the outstanding voting shares. Under the Company’s articles of association, at an ordinary general meeting, there is no quorum requirement and resolutions are adopted by a simple majority of validly cast votes. In addition, under the Company’s articles of association, for any resolutions to be considered at an extraordinary general meeting of shareholders, requiring the quorum and the majority to amend the articles of association of the Company, the quorum shall be at least one half of our issued share capital unless otherwise mandatorily required by law.

Summary Risk Factors

Investing in the Company’s securities entails a high degree of risk as more fully described under “Risk Factors.” You should carefully consider such risks before deciding to invest in the Company’s securities. These risks include, among others:

•        Moolec is an early-stage company with a history of losses, and Moolec may not achieve or maintain profitability.

•        Moolec has a limited operating history, which makes it difficult to evaluate its current business and prospects and may increase the risk of investment.

•        Moolec is wholly dependent on the success of its technologies, including its Molecular Farming technologies, and Moolec has limited data on the performance of its technologies to date.

•        Moolec will likely require additional financing to achieve its goals, and failure to obtain necessary capital when needed on acceptable terms, or at all, may force Moolec to delay, limit, reduce or terminate its product manufacturing, development and other operations.

•        To compete effectively, Moolec must introduce new products that achieve market acceptance and improve the output of its technology.

•        The successful commercialization of Moolec’s products depends on its ability to produce high-quality products cost-effectively on a large scale and to accurately forecast demand for its products, and Moolec may be unable to do so.

•        The successful commercialization of Moolec’s products may face challenges from public perceptions of plant engineered products and ethical, legal, environmental, health and social concerns.

•        Moolec’s field trials and research could be negatively affected by weather and climatic variations, disease or pests, or acts of protest or vandalism which could lower the expected yield, and delay the production and product candidates.

•        If Moolec’s genetically engineered plants do not express a sufficient yield of an animal protein, Moolec may not be able to take its products to market in a timely manner or successfully operate its business.

•        If Moolec fails to develop and maintain the Moolec brand, its business could suffer.

•        The overall agricultural industry is susceptible to commodity price changes and Moolec is exposed to market risks from changes in commodity prices.

•        Adverse weather conditions, natural disasters, crop disease, pests and other natural conditions can impose significant costs and losses on Moolec’s business.

•        Climate change may negatively affect Moolec’s business and operations.

•        Moolec and its customers depend on patents, copyrights, trademarks, know-how, trade secrets, and other forms of intellectual property protections, but these protections may not be adequate.

•        Patents and patent applications of biotechnology involve highly complex legal and factual questions, which, if determined adversely to Moolec, could negatively impact its competitive position.

•        Moolec will not seek to protect its intellectual property right in all jurisdictions throughout the world and Moolec may not be able to adequately enforce its intellectual property rights even in the jurisdictions where Moolec seeks protection.

•        Moolec may be unsuccessful in developing, licensing or acquiring intellectual property that may be required to develop and commercialize its future products.

•        The regulatory environment in the United States for Moolec’s current and potential future products is evolving and may change in the future, negatively impacting its speed to market and cost to launch its potential future products.

•        The regulatory environment outside the United States varies greatly from jurisdiction to jurisdiction and there is less certainty how Moolec’s products will be regulated.

•        Sales of a substantial number of the Company`s securities in the public market by the Selling Securityholders and/or by its existing securityholders could cause the price of the Ordinary Shares and Warrants to decrease significantly.

•        The Warrants are exercisable for the Company`s Ordinary Shares, which will increase the number of shares eligible for future resale in the public market and result in dilution to the Company’s shareholders.

•        A market for the Company’s securities may not continue, which would adversely affect the liquidity and price of its securities.

Corporate Structure

The following diagram shows the ownership percentages (excluding the impact of the shares underlying the Warrants) and structure of the Company immediately following the consummation of the Business Combination.

Corporate Information

The Company was incorporated under the laws of the Grand Duchy of Luxembourg on May 23, 2022, as a public limited liability company (société anonyme) governed by the laws of the Grand Duchy of Luxembourg, having its registered office at 17, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg and registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) under number B268440. The Company’s principal website address is www.moolecscience.com. We do not incorporate the information contained on, or accessible through, the Company’s websites into this prospectus, and you should not consider it a part of this prospectus.

Summary Terms of The Offering

The summary below describes the principal terms of the offering. The “Description of Securities” section of this prospectus contains a more detailed description of the Company’s Ordinary Shares and Warrants.

We are registering the issuance by us of up to 11,110,000 Ordinary Shares that may be issued upon exercise of Warrants at an exercise price of $11.50 per share.

We are registering the resale by the Selling Securityholders or their permitted transferees of up to 35,818,285 Ordinary Shares.

Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” on page 20 of this prospectus.

Issuance of Ordinary Shares
Ordinary Shares to be issued upon exercise of all Warrants:	11,110,000
Resale of Ordinary Shares
Ordinary Shares offered by the Selling Securityholders:	35,818,285
Use of Proceeds:

We will receive up to an aggregate of $127,765,000 if all the Warrants are exercised to the extent such Warrants are exercised for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. We will not receive any proceeds from the sale of the Ordinary Shares to be offered by the Selling Securityholders.

Dividend Policy:

Other than as disclosed elsewhere in this prospectus, we currently expect to retain all future earnings for use in the operation and expansion of our business and do not plan to pay any dividends on our Ordinary Shares in the near future. The declaration and payment of any dividends in the future will be determined by the Board in its discretion, and will depend on a number of factors, including our earnings, capital requirements, overall financial condition, applicable law and contractual restrictions. See “Dividend Policy.”

Registration Rights and Lock-Up Agreement:

Certain of our shareholders are subject to certain restrictions on transfer until the termination of applicable lock-up periods. See “Summary — Recent Developments — Certain Agreements Related to the Business Combination — Registration Rights and Lock-Up Agreement” for further discussion.

Market for our securities:	Our Ordinary Shares and Warrants are listed on Nasdaq under the symbols “MLEC” and “MLECW,” respectively.
Risk Factors:	Investing in our securities involves substantial risks. See “Risk Factors” for a description of certain of the risks you should consider before investing in the Company.

Selected Historical Financial Data

The following tables contains selected historical financial data of the Company as of December 31, 2022 and for the six-month periods ended December 31, 2022 and 2021, selected historical financial data of Moolec as of June 30, 2022 and for the year ended June 30, 2022, and as of June 30, 2021, and for the period from January 1, 2021 through June 30, 2021 and as of December 31, 2020 and for the period from inception on August 21, 2020 through December 31, 2020. Such data as of December 31, 2022 and for the six-month periods ended December 31, 2022 and 2021 have been derived from the unaudited financial statements of the Company included elsewhere in this prospectus. Such data as of June 30, 2022 and for the year ended June 30, 2022 and as of June 30, 2021 and for the period from January 1, 2021 through June 30, 2021 and as of December 31, 2020 and for the period from inception on August 21, 2020 through December 31, 2020 have been derived from the audited financial statements of Moolec included elsewhere in this prospectus. The information below is only a summary and should be read in conjunction with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Moolec’s financial statements, and the notes and schedules related thereto, which are included elsewhere in this prospectus.

Consolidated Statement of Operations

	For the six-month period ended December 31, 2022	For the six-month period ended December 31, 2021	For the year ended June 30, 2022	From the period of January 1, 2021 through June 30, 2021	From inception on August 21, 2020 through December 31, 2020
Continuing operations
Research and development expense	(404,489)	(532,050)	(985,158)	(601,942)	(179,061)
Sales and marketing expense	(39,791)	(77,898)	(105,060)	(80,221)	(10,938)
Administrative expense	(725,394)	(1,206,274)	(2,523,230)	(820,946)	(127,886)
Other operating expense	(4,491,044)	(14,371)	(38,985)	(93,252)	(2,639)
Loss from operations	(5,660,718)	(1,830,593)	(3,652,433)	(1,596,361)	(320,524)
Share of loss from associate	—	—	—	(390,453)	—
Financial income/expenses	(316,495)	(10,614)	(874,472)	—	—
Share based payment cost of listing shares	(42,705,061)	—	—	—	—
Loss before Income tax	(48,682,274)	(1,841,207)	(4,526,905)	(1,986,814)	(320,524)
Income tax	—	—	—	—	—
Loss for the period	(48,682,274)	(1,841,207)	(4,526,905)	(1,986,814)	(320,524)
Total comprehensive loss for the year/period	(48,682,274)	(1,841,207)	(4,526,905)	(1,986,814)	(320,524)
Weighted average number of common shares	31,072,892	31,000,000	—	—	—
Basic and diluted profit (loss) per share(1)	(1.57)	(0.06)	—	—	—
Pro-forma weighted average number of common shares(2)	—	—	31,000,000	30,239,558	29,139,880
Pro-forma basic and diluted profit (loss) per share(2)	—	—	(0.15)	(0.07)	(0.01)

____________

Note: —

(1)      For further information regarding the basic diluted profit (loss) per share, please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Basis of Preparation and Significant Accounting Policies — Pro-forma basic and diluted profit (loss) per share.”

(2)      Pro-forma weighted average number of common shares and pro-forma basic and diluted profit (loss) per share reflects the effect of the exchange of shares in accordance with the Exchange Ratio under the Business Combination Agreement. See “Prospectus Summary — Recent Developments — Business Combination.”

Consolidated Statements of Financial Position

	As of December 31, 2022	As of June 30,
		2022	2021
ASSETS
Non-current assets
Intangible Assets	4,665,334	4,598,930	4,598,930
Fixed Assets	8,069	8,918	10,617
Other non-current receivables	8,070,000	—	—
Total non-current assets	12,743,403	4,607,848	4,609,547
Current assets
Cash and cash equivalents	10,429,258	1,081,808	980,527
Receivables from related parties	—	—	289,888
Other receivables	3,876	2,061	358
Total current assets	10,433,134	1,083,869	1,270,773
TOTAL ASSETS	23,176,537	5,691,717	5,880,320
LIABILITIES AND EQUITY
Equity
Share capital	375,605	638,297	638,297
Share premium	66,487,065	6,961,703	6,961,703
Equity settled share based payment	551,841	838,576	—
Accumulated deficit	(55,516,517)	(6,834,243)	(2,307,338)
Total equity	11,897,994	1,604,333	5,292,662
Liabilities
Current liabilities
Accounts payable	8,773,926	1,226,213	587,658
Other current liabilities	838,117	1,171	—
Warrants liabilities	1,666,500
Simple Agreement for Future Equity (“SAFE”)	—	2,860,000	—
Total current liabilities	11,278,543	4,087,384	587,658
TOTAL LIABILITIES	11,278,543	4,087,384	587,658
TOTAL LIABILITIES AND EQUITY	23,176,537	5,691,717	5,880,320

Risk Factors

An investment in the Company’s securities carries a significant degree of risk. You should carefully consider the following risks and other information in this prospectus, including our consolidated financial statements and related notes included elsewhere in this prospectus, before you decide to purchase the Company’s securities. Additional risks and uncertainties of which we are not presently aware or that we currently deem immaterial could also affect our business operations and financial condition. If any of these risks actually occur, our business, financial condition, results of operations or prospects could be materially affected. As a result, the trading price of the Company’s securities could decline and you could lose part or all of your investment. All references in this section to “Moolec” refer to Moolec Science Limited prior to the Closing and to the Company following the Closing.

Risks Relating to Our Business and Operations

We are an early-stage company with a history of losses and we may not achieve or maintain profitability.

Our net losses for the six month period ended December 31, 2022 were $48,682,274. As of December 31, 2022, we had an accumulated deficit of $55,516,517. We will need to generate significant revenues to achieve profitability, and we may not be able to achieve and maintain profitability in the near future or at all. Since we are a pre revenue company, we expect to continue without generating revenues in the near future. Our future success will depend, in part, on our ability to grow revenue associated with further R&D, production partnerships and direct sale to distributors and food producers.

The net losses we incur may fluctuate significantly from year-to-year such that a period-to-period comparison of our results of operations may not be a good indication of our future performance.

We cannot ensure that we will generate increased revenues, successfully commercialize products or generate revenue from licensing needed to attain a level of profitable operations. Based on our history of losses we do not expect that we will be able to fund our longer-term capital and liquidity needs through our cash balances and operating cash flow alone. Our current source of investment comes mainly from our shareholders, the Bioceres Group and the Union Group. To fund our longer-term capital and liquidity needs, we expect we will need to secure additional capital. Our business plan and financing needs are subject to change depending on, among other things, the success of our efforts to grow revenue and our efforts to continue to effectively manage expenses.

We have a limited operating history, which makes it difficult to evaluate our current business and prospects and may increase the risk of investment.

We are an early-stage food-technology company with a limited operating history that to date has been focused primarily on R&D, conducting field trials, pursuing initial commercialization efforts and building our management team. Investment in food technology development is a highly speculative endeavor. It entails substantial upfront R&D investment and there is significant risk that we will not be able to edit the genes in a particular plant to express a desired trait, or, once edited, we will not be able to replicate that trait across entire crops in order to commercialize the product candidate. Moreover, the regulatory pathway for our product candidates can be uncertain and could add significant additional cost and time to development.

Our limited operating history may make it difficult to evaluate our current business and our prospects. We have encountered, and will continue to encounter, risks and difficulties frequently experienced by growing companies in rapidly developing and changing industries, including challenges in forecasting accuracy, determining appropriate investments of our limited resources, gaining market acceptance of the products made using our plant Molecular Farming or plant grown proteins, managing a complex regulatory landscape and developing new product candidates. We may also face challenges in scaling our supply chain in a cost-effective manner, as we will likely rely on contracting with third parties to bring our products to market. From April 2022 to November 2022, we had a production contract with Koompin Farms, in American Falls, Idaho, United States, for the production of one to two acres of Safflower GLA crop. In addition, there is limited crushing and processing capacity for our soybean-based and pea-based products which could restrict our ability to scale production of these products. We may be required to adjust our current operating model in order to efficiently scale our operations. We may not be able to fully implement or execute our business strategy or realize, in whole or in part within our expected time frames, the anticipated benefits of our growth strategies.

We are wholly dependent on the success of our technologies, including our Molecular Farming technologies, and we have limited data on the performance of our technologies to date.

We do not currently have any products or technologies approved for sale and we are still in the early stages of development. To date, we have limited data on the ability of our technologies, which consist of developing a nuclear stable transformation of a crop to express an animal protein within the protein bodies of the seed in order to produce a product consisting not only of the alternative protein but the plant protein as well, towards which we have devoted substantial resources to date.

We may not be successful in developing our technologies in a manner sufficient to support our expected scale-ups and future growth, or at all. We expect that a substantial portion of our efforts and expenditures over the next few years will be devoted to the development of technologies designed to enable us to market industrial-scale manufacturing processes. We cannot guarantee that we will be successful in developing these technologies on the timeline we expect, or at all, and we may not be able to achieve our anticipated growth, revenues or profitability needed to continue our operations. If we are able to successfully develop our technologies, we cannot ensure that we will obtain regulatory approval or that, following approval, upon commercialization our technologies will achieve market acceptance. Any such delay or failure would materially and adversely affect our financial condition, results of operations and prospects. See “Business — Products — Development Timelines.”

We will likely require additional financing to achieve our goals, and failure to obtain necessary capital when needed on acceptable terms, or at all, may force us to delay, limit, reduce or terminate our product manufacturing, development and other operations.

We believe that we will continue to expend substantial resources for the foreseeable future as we expand into additional markets we may choose to pursue. These expenditures are expected to include costs associated with R&D, the acquisition or expansion of manufacturing and supply capabilities, as well as the marketing and selling of new products. In addition, other unanticipated costs may arise.

Our operations may change because of factors that are currently unknown to us, and we may need to seek additional funds sooner than planned, including through public equity or debt financings or other sources, such as strategic collaborations. Such financing may result in dilution to shareholders, imposition of debt covenants and repayment obligations, or other restrictions that may adversely affect our business. In addition, we may seek additional capital due to favorable market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans.

Our future capital requirements depend on many factors, including:

•        the number and characteristics of any additional products or manufacturing processes we develop or acquire to serve new or existing markets;

•        the expenses associated with our marketing initiatives;

•        investment in manufacturing to expand manufacturing and production capacity;

•        the costs required to fund domestic and international growth;

•        the scope, progress, results and costs of researching and developing future products or improvements to existing products or manufacturing processes;

•        any lawsuits related to our products that may be commenced against us;

•        the expenses needed to attract and retain skilled personnel;

•        the costs associated with being a public company; and

•        the timing, receipt and amount of sales of future products.

Additional funds may not be available when we need them, on terms that are acceptable to us, or at all. If adequate funds are not available on a timely basis, we may be required to:

•        delay, limit, reduce or terminate our manufacturing, research and development activities or growth and expansion plans; and

•        delay, limit, reduce or terminate the expansion of sales and marketing capabilities or other activities that may be necessary to generate revenue and increase profitability.

If we fail to effectively start or expand our manufacturing and production capacity, our business and operating results and our brand reputation could be harmed.

If we do not have sufficient capacity to meet our customers’ demands and to satisfy increased demand, we will need to expand our operations, supply and manufacturing capabilities. However, there is risk in our ability to effectively scale production processes and effectively manage our supply chain requirements. As we are currently a pre-revenue company, our business, which primarily consists of R&D, is not materially impacted by any supply chain disruptions. However, as we begin to scale our production, we must accurately forecast demand for our products in order to ensure we have adequate available manufacturing capacity. We currently do not know what impact any current supply chain disruptions, including but not limited to labor shortages, consumer demand, challenges related to Russia’s invasion of Ukraine, or export restrictions will have on our business. Our forecasts are based on multiple assumptions which may cause our estimates to be inaccurate and affect our ability to obtain adequate manufacturing capacity (whether our own manufacturing capacity or co-manufacturing capacity) in order to meet the demand for our products, which could prevent us from meeting increased customer demand and harm our brand and our business and in some cases may result in penalties we must pay customers or distributors if we are unable to fulfill orders placed by them in a timely manner or at all.

However, if we overestimate our demand and overbuild our capacity, we may have significantly underutilized assets and may experience reduced margins. If we do not accurately align our manufacturing capabilities with demand, if we experience disruptions or delays in our supply chain, or if we cannot obtain raw materials of sufficient quantity and quality at reasonable prices and in a timely manner, our business, financial condition and results of operations may be materially adversely affected.

We do not operate out of privately owned research facilities and our research capabilities are subject to service agreements with private companies and research universities.

We conduct our research by means of service agreements and contracts with universities and private companies. We cannot guarantee that these arrangements will be successful and yield the expected results, and that the engaged third parties will not make errors in their research activities or breach their obligations to us.

Our current operations depend on third-party agreements for necessary supplies in order to scale our production and increase our stock of seed related to our product development.

Currently, our operations require an increase in the stock of our seed and product development for the safflower platform, as well as R&D of the soy and pea platform since we have not yet reached the production stage. The seeds that we are developing in R&D stages are the primary raw materials necessary for the development of our portfolio.

In addition, our current operations require the use of chemical solvents, equipment, filters and other research materials in order to increase our stock of viable seeds. The suppliers of these products manufacture their products at a limited number of facilities. A natural disaster, fire, power interruption, work stoppage or other calamity affecting any of these facilities, or any interruption in their operations, could negatively impact our ability to obtain required quantities of plant proteins in a timely manner, or at all, which could materially reduce our net product sales and have a material adverse effect on our business and financial condition.

We do not have any contracts with customers.

We do not currently have customers that have committed to long-term or short-term volume purchase commitments. As a result, we could have periods in the future whereby we have no or limited orders for our products, but will continue to have fixed costs. We may not be able to find new customers in a timely manner if we experience periods of limited purchase orders. Periods of no or limited purchase orders for our products in the future could adversely affect our business, financial condition and results of operations.

We do not currently have any customer base and the inability to attract a customer base could negatively impact our sales and profitability.

If customers do not perceive our product offerings to be of sufficient value, quality or innovation, or if we fail to offer innovative and relevant product offerings, and if we fail to develop a suitable pricing strategy, we may not be able to attract customers to purchase our products. We are focused on using animal DNA within plants to create animal proteins within the plants themselves. This is a technology that has not been widely introduced to the market and will require sufficient education to the market to show the difference between our technology and other alternative proteins. In addition, our products could face difficulties in some jurisdictions due to regulatory requirements. If producers face challenges in adopting our products, if we are unable to adequately educate our customers and develop commercial relationships while emphasizing the difference in our technology, it may negatively impact our sales and profitability.

We face significant competition and many of our competitors have substantially greater financial, technical and other resources than we do.

The alternative protein market is highly competitive, and we face significant direct and indirect competition in several aspects of our business. Our main competitors are Motif FoodWorks, Impossible Foods Inc., Givaudan Group, International Flavors & Fragrances, Nobell Foods, Kyomei, DSM and Hansen. Mergers and acquisitions in the plant science, specialty food ingredient and agricultural biotechnology, and seed industries may result in even more resources being concentrated among a smaller number of our competitors.

Most of these competitors have substantially greater financial, technical, marketing, sales, distribution, supply chain infrastructure, and other resources than we do, such as larger R&D staff, more experienced marketing, manufacturing, and supply chain organizations and more well-established sales forces. As a result, we may be unable to compete successfully against our current or future competitors, which may result in price reductions, reduced margins and the inability to achieve market acceptance for our products. We expect to continue to face significant competition in the markets in which we intend to commercialize our products.

Many of our competitors engage in ongoing R&D, and technological developments by our competitors could render our products less competitive or obsolete, resulting in reduced sales compared to our expectations. Our ability to compete effectively and to achieve commercial success depends, in part, on our ability to: control manufacturing and marketing costs; effectively price and market our products; successfully develop an effective marketing program and an efficient supply chain; develop new products with properties attractive to customers; and commercialize our products quickly without incurring major regulatory costs. We may not be successful in achieving these factors and any such failure may adversely affect our business, results of operations and financial condition.

We also anticipate increased competition in the future as new companies enter the market and new technologies become available, particularly in the area of Molecular Farming, gene editing, fermentation (synthetic biology) and vertical farming. Our technology may be rendered obsolete or uneconomical by technological advances or entirely different approaches developed by one or more of our competitors that are more effective or that enable them to develop and commercialize products more quickly or with lower expense than we are able to. If for any reason our technology becomes obsolete or uneconomical relative to our competitors’ technologies, this would threaten or limit our ability to generate revenues from the commercialization of our products.

To compete effectively, we must introduce new products that achieve market acceptance and improve the output of our technology.

In order to become competitive and create revenue, we must introduce new products from our pipeline of product candidates and prove that our technology is economically feasible and accepted. If we fail to anticipate or respond to technological developments, market requirements, or consumer preferences, or if we are significantly delayed in developing and introducing products, we may not be able to increase our revenue.

Development of successful agricultural products using plant engineering and precision fermentation technologies requires significant levels of investment in R&D, including laboratory, greenhouse and field testing, to demonstrate product effectiveness and can take several years or more. We must commit significant resources and may incur obligations (such as royalty obligations or milestone fees) to develop new products before knowing whether our investments will result in products the market will accept and without knowing the levels of revenue, if any, that may be derived from these products.

Development of new or improved agricultural products involve risks of failure inherent in the development of products based on innovative and complex technologies. These risks include the possibility that:

•        we may face challenges to scale up seed inventories, such as climate events impacting seed multiplication ramp up curves and industrial costs higher than estimated;

•        farmers may not choose to adopt our seeds;

•        our products may not perform as expected in the field;

•        our products may not receive necessary regulatory permits and governmental clearances in the markets in which we intend to sell them;

•        our seed processing and production may not have the expected results;

•        consumer preferences, which are unpredictable and can vary greatly, may change quickly, making our products no longer desirable;

•        our competitors may develop new products that taste better or have other more appealing characteristics than our products;

•        our products may be viewed as too expensive by our customers as compared to competitive products;

•        our products may be difficult to produce on a large scale or may not be economical to grow;

•        intellectual property and other proprietary rights of third parties may prevent us or our collaborators from marketing and selling our products;

•        we may be unable to patent or otherwise obtain intellectual property protection for our discoveries in the necessary jurisdictions;

•        we or our collaborators may be unable to fully develop or commercialize products in a timely manner or at all;

•        third parties may develop superior or equivalent products; and

•        natural and climate risks may impact our business.

Accordingly, if we experience any significant delays in the development or introduction of new products or if our new products do not achieve market acceptance, our business, operating results and financial condition would be adversely affected. See “Business — Products — Development Timelines.”

Collaboration agreements we may seek to enter into with third parties may not be accomplished or successful.

We may seek collaboration arrangements with third parties for the development or commercialization of our products. We will face, to the extent that we decide to enter collaboration arrangements, significant competition in seeking appropriate partners. Moreover, collaboration arrangements are complex and time-consuming to negotiate, document, implement and maintain. We may not be successful in our efforts to establish and implement collaboration or other alternative arrangements should we so chose to enter such arrangements. The terms of any collaborations or other arrangements that we may establish may not be favorable to us. Any collaboration/marketing/wholesale/research agreements that we may enter into in the future may not be successful, which could adversely affect our ability to develop and commercialize our product candidates.

The successful commercialization of our products depends on our ability to produce high-quality products cost-effectively on a large scale and to accurately forecast demand for our products, and we may be unable to do so.

The production of commercial-scale quantities of seeds and products requires the multiplication of the plants or seeds through a succession of plantings and seed harvests. The cost-effective production of high-quality, high-volume quantities of any product candidates we successfully develop depends on our ability to scale our production processes to produce plants and seeds in enough quantity to meet demand. We cannot assure that our existing or future seed production techniques will enable us to meet our large-scale production goals cost-effectively. Even if we are successful in developing ways to minimize yield drag and enhance quality, we may not be able to do so cost-effectively or on a timely basis, which could adversely affect our ability to achieve profitability. If we are unable to maintain or enhance the quality of our plants and seeds as we increase our production capacity, including through the expected use of third parties to have access to industrial availability for processing and purification, we may experience reductions in customer or farmer demand, higher costs and increased inventory write-offs.

In addition, because of the length of time it takes to produce commercial quantities of marketable seeds, we will need to make seed production decisions well in advance of product sales. The process that we may use to concentrate and isolate proteins is based on technologies currently being used in the industry. We have access to a pilot plant where the wet-concentration process for proteins recovery is being validated. Our ability to accurately forecast supply can be adversely affected by several factors outside of our control, including unexpected challenges in the process, changes in market conditions, environmental factors, such as pests and diseases, and adverse weather conditions. A shortfall in the supply of our products may reduce product revenue, damage our reputation in the market and adversely affect relationships. Any product surplus we have on hand may negatively impact cash flows, reduce the quality of our inventory and ultimately result in write-offs of inventory. While we estimate that the potential size of our target markets for our products is significant, that estimate has not been independently verified and is based on certain assumptions that may not prove to be accurate. Our ability to accurately forecast demand is dependent on the timing of customer decisions, qualification cycles, and other factors outside of our control. As a result, these estimates could differ materially from actual market sizes, which could result in decreased demand for our products and therefore adversely impact our future business prospects, results of operation and financial condition.

Our products are subject to specific measures with regard to their maintenance in storage.

Our products are subject to specific measures with regard to their maintenance in storage. The final product will be stored in sealed plastic bags to prevent changes in moisture that can lead to the acceleration of oxidation, formation of lumps, alterations of the characteristics of the product. Sealed bags also prevent the powder from any contact with insects or odors, and delay oxidation. The temperature should be kept below a specific temperature to prevent microbial growth and oxidation. Direct sunlight in the storage environment should be avoided. Brown paper bags with a plastic layer inside are advised since they prevent the isolates from light. A change in any of these conditions may affect the shelf life and the properties of the product significantly, which may consequently adversely affect our business. See the section titled “Business — Products.”

The successful commercialization of our products may face challenges from public perceptions of plant engineered products and ethical, legal, environmental, health and social concerns.

The successful commercialization of our products depends, in part, on public acceptance of Molecular Farming/plant engineered agricultural products. Our products will be GMOs and any negative social perception about GMOs or our technology may negatively impact our business.

Consumers may not understand the nature of our technologies, which consist of the nuclear stable transformation of a crop to express an animal protein within the protein bodies of the seed for the product to consist in an ingredient containing not only the alternative protein but the plant protein as well. Consumers may also not understand the scientific distinction between our Molecular Farming products and other plant-based protein or alternative protein products. As a result, they may transfer negative perceptions and attitudes regarding our products. A lack of understanding of our technologies may also make consumers more susceptible to the influence of negative information provided by opponents of biotechnology. Some opponents of biotechnology actively seek to raise public concern about gene editing or GMOs by claiming that plant products developed using biotechnology are unsafe for consumption or their use, pose a risk of damage to the environment, or creates legal, social and ethical dilemmas. The commercial success of our products may be adversely affected by such claims, even if unsubstantiated. In addition, opponents of biotechnology have vandalized the fields of farmers planting biotech seeds and facilities used by biotechnology companies. Any such acts of vandalism targeting the fields of our farmers, our field-testing sites or our research, production or other facilities, could adversely affect our sales and our costs.

Negative public perceptions about Molecular Farming and GMO products in general can also affect the regulatory environment in the jurisdictions in which we are targeting the sale of our products and the commercialization of our product candidates. Any increase in such negative perceptions or any restrictive government regulations in response thereto, could have a negative effect on our business and may delay or impair the sale of our products or the development or commercialization of our product candidates. Even in light of compliance with regulatory protocols or following receipt of confirmation of non-regulated status in a jurisdiction, public pressure may lead to increased regulation of products produced using biotechnology, further legislation regarding novel trait development technologies, or administrative litigation concerning prior regulatory determinations, each of which could adversely affect our ability to sell our product or commercialize our product candidates. In addition, labeling requirements could heighten public concerns and make consumers less likely to purchase food products containing plant bioengineered/Molecular Farming and fermented ingredients.

Market perception and consumer preferences for our products are difficult to predict and may adversely affect our business

There are currently many competitors in the plant-based protein market, however our product will be one of the first to integrate animal-proteins into plants. We expect to be the first to produce and commercialize an ingredient containing functional bovine and plant proteins coming from a single source for the food market. There is a risk that our product will not be as in demand as more traditional plant-based proteins or lab grown meat. A change in preferences for our products could reduce our sales or our market share and could harm our business and financial condition.

Consumer preferences for our products are difficult to predict and may change, and if we are unable to respond quickly to new trends, our business may be adversely affected.

Our business is focused on the development, manufacturing, marketing, and distribution of plant-based products which include animal proteins using animal-free ingredients. Consumer demand could change based on a number of possible factors, including dietary habits and nutritional values, concerns regarding the health effects of ingredients, and shifts in preference for various product attributes. If consumer demand for our products decreased, our business and financial condition would suffer. In addition, sales of plant-based animal proteins will be subject to evolving consumer preferences to which we may not be able to accurately predict or respond. Consumer trends that we believe favor sales of our products could change based on a number of possible factors, including economic factors and social trends a more sustainable and healthy approach. Views towards healthy eating and plant-based products are trendy in nature, with constantly changing consumer perceptions, however utilizing animal-proteins within plants has not been introduced into the market.

Our success depends, in part, on our ability to anticipate the tastes and dietary habits of consumers and other consumer trends and to offer products that appeal to their needs and preferences on a timely and affordable basis. A change in consumer discretionary spending, due to economic downturn or other reasons, may also adversely affect our sales and its business, financial condition and results of operations. A significant shift in consumer demand away from our products could reduce sales or market share and the perception of our brand, which would harm our business and financial condition.

Our business activities are currently conducted in a limited number of locations, which make us susceptible to damage or business disruptions caused by natural disasters or acts of vandalism.

Our business activities are currently conducted through third-party contracts with research centers, laboratories and universities in a limited number of locations. These include, among others, (i) Washington State University, Genomics Laboratory, Department of Horticulture located in Pullman Washington, USA; (ii) Wisconsin Crop Innovation Center — University of Wisconsin-Madison — located in Middleton, Wisconsin, USA; (iii) INDEAR research and development center located in Rosario, Santa Fe, Argentina; (iv) INMET research and development center located in Rosario, Santa Fe, Argentina; (v) Artes laboratory located in Langenfeld, Rheinland, Germany; (vi) Future Foods laboratory, located in Malden, the Netherlands and (vii) Premas Biotech — research center located in Manesar, India. Our seed production, field-testing and production and research take place primarily in Argentina, the United States and the Netherlands, with concentration in certain geographic regions. These geographic regions are subject to climate disasters or other natural disasters that could negatively affect our business and the development and increase of our seed production. For more information regarding our business activities and contracts with certain research facilities please see “Business — Research and Development.”

A natural disaster, such as a hurricane, drought, fire, flood, tornado, earthquake, or other intentional or negligent acts, including acts of vandalism, could damage or destroy our equipment, inventory, development projects, field trials or data, and cause us to incur significant additional expenses to repair or replace the damaged physical facilities, which in the case of seed production may be the result of years of development work that is not easily or quickly reproduced, and increase the development schedule for our pipeline of product candidates. If our early testing of pipeline products is unsuccessful, we may be unable to complete the development of product candidates on a timely basis or at all.

Our field trials and research could be negatively affected by weather and climatic variations, disease or pests, or acts of protest or vandalism which could lower the expected yield, and delay the production and product candidates.

We rely on early testing and research, including laboratory research, greenhouse activities and field trials, to demonstrate the efficacy of product candidates that we develop and evaluate. Field trials allow us to test product candidates in the field as well as to increase seed production, and to measure performance across multiple geographies and conditions. Successful completion of early testing is critical to the success of our product development efforts. Field trials for event selection and field trials for gathering regulatory information are expected to be carried out in 2023 and 2024 in the United States and Argentina. If our ongoing or future testing is unsuccessful or produces inconsistent results or unanticipated adverse effects on the agronomic performance of our crops, or if the testing does not produce reliable data, our product development efforts could be delayed, subject to additional regulatory review or abandoned entirely. In addition, in order to support our commercialization efforts, it is necessary to collect data across multiple growing seasons and from different geographies. Even in cases where initial field trials are successful, we cannot be certain that additional field trials conducted on a greater number of acres or in different geographies will also be successful. Many factors that are beyond our control may adversely affect the success of these field trials, including unique geographic conditions, weather and climatic variations, disease or pests, or acts of protest or vandalism. Field trials, which may take years to be concluded, are costly, and any field trial failures that we may experience may not be covered by insurance and, therefore, could result in increased costs, which may negatively impact our business and results of operations.

If our genetically engineered plants do not express a sufficient yield of an animal protein, we may not be able to take our products to market in a timely manner or successfully operate our business.

We rely heavily on research and development of our products. Our process of Molecular Farming involves introducing DNA within a plant genome in order to express animal proteins within the plant without using any animal products. This process requires significant research and testing in order to have a product that produces a sufficient amount of the animal protein in order to be commercially viable. If the tests of our products do not yield a sufficient amount of the animal protein within the plant, we may be required to begin the research and development process anew for certain products or spend additional time in order to have the necessary outcome.

Our research and testing to produce the expected result of animal protein yields within our molecular farmed plants can also be affected by laboratory conditions, adverse climate conditions during planting and harvesting, pests, vandalism or other conditions whereby the expected yield of animal proteins within the plant are not what we would expect. Such conditions may delay our ability to take our products to market or require additional time within our research and development stage in order to prepare a viable product. Such delays may have an adverse effect on our business and operations.

If we are unable to attract, train and retain employees, we may not be able to grow or successfully operate our business.

Our success depends in part on our ability to attract, train and retain a sufficient number of employees who understand and appreciate our culture and business model, and can effectively represent our brand and establish credibility with potential business partners and customers. The ability, expertise, motivation, judgment and discretion of our employees, including our technical team, are key for the development of our business. In addition, our ability to manage our anticipated growth depends on our ability to recruit and retain qualified personnel prepared to face major challenges with regard to technology and innovation. Our ability to retain our employees is influenced by the economic environment and the fact that our operations are spread in different locations.

Food safety and food-borne illness incidents or advertising or product mislabeling may materially and adversely affect our business by exposing us to lawsuits, product recalls or regulatory enforcement actions, increasing our operating costs and reducing demand for our product offerings.

Selling food for human consumption involves inherent legal and other risks, and there is increasing governmental scrutiny of and public awareness regarding food safety. Unexpected side effects, illness, injury or death related to allergens, food-borne illnesses or other food safety incidents caused by products we sell, or involving our suppliers, could result in the discontinuance of sales of these products or our relationships with such suppliers, or otherwise result in increased operating costs, regulatory enforcement actions or harm to our reputation. Shipment of adulterated or misbranded products, even if inadvertent, can result in criminal or civil liability. Such incidents could also expose us to product liability, negligence or other lawsuits, including consumer class action lawsuits. Any claims brought against us may exceed or be outside the scope of our existing or future insurance policy coverage or limits. Any judgment against us that is more than our policy limits or not covered by our policies or not subject to insurance would have to be paid from our cash reserves, which would reduce our capital resources.

The occurrence of food-borne illnesses or other food safety incidents could also adversely affect the price and availability of affected ingredients, resulting in higher costs, disruptions in supply and a reduction in our sales. Furthermore, any instances of food contamination or regulatory noncompliance, whether or not caused by our actions, could compel us, our suppliers, our distributors or our customers, depending on the circumstances, to conduct a recall in accordance with FDA regulations, and comparable state laws. Food recalls could result in significant losses due to their costs, the destruction of product inventory, lost sales due to the unavailability of the product for a period of time and potential loss of existing distributors or customers and a potential negative impact on our ability to attract new customers due to negative consumer experiences or because of an adverse impact on our brand and reputation. The costs of a recall could exceed or be outside the scope of our existing or future insurance policy coverage or limits.

In addition, food companies have been subject to targeted, large-scale tampering as well as to opportunistic, individual product tampering, and we, like any food company, could be a target for product tampering. Forms of tampering could include the introduction of foreign material, chemical contaminants and pathological organisms into consumer products as well as product substitution. Recently issued FDA regulations will require companies like us to analyze, prepare and implement mitigation strategies specifically to address tampering designed to inflict widespread public health harm. If we do not adequately address the possibility, or any actual instance, of product tampering, we could face possible seizure or recall of our products and the imposition of civil or criminal sanctions, which could materially adversely affect our business, financial condition and operating results.

If we are sued for defective products and if such lawsuits were determined adversely, we could be subject to substantial damages, for which insurance coverage may not be available.

We may be held liable if any product we develop, or any product that uses or incorporates any of our technologies, is found unsuitable during marketing, sale or consumption. For example, the detection of an unintended trait in a commercial seed variety or the crops and products produced may result in governmental actions such as mandated crop destruction, product recalls or environmental cleanup or monitoring. The costs of these things could exceed or be outside the scope of our existing or future insurance policies. Concerns about seed quality could also lead to additional regulations being imposed on our business, such as regulations related to testing procedures, mandatory governmental reviews of biotechnology advances, or additional regulations relating to the integrity of the food supply chain from the farm to the finished product. See “Business — Legal Proceedings.”

Our brand has limited awareness among the general public.

We have not conducted a dedicated and significant marketing campaign to educate consumers on the Moolec brand and it still has limited awareness among the general public.

We will need to dedicate significant resources in order to effectively plan, coordinate, and execute a marketing campaign and to add additional sales and marketing staff. Substantial advertising and promotional expenditures may be required to improve our brand’s market position or to introduce new products to the market. However, an increase in our marketing and advertising efforts may not enhance our reputation, or lead to an increase in brand awareness.

Further, we compete against other large, well-capitalized food companies who have significantly more resources than we do. Therefore, we may have limited success, or none at all, in increasing awareness and reputation of the Moolec brand.

If we fail to develop and maintain our Moolec brand, our business could suffer.

We believe our future growth could be affected by the perception of our brand and its value. Maintaining, promoting and positioning our brand and its reputation will depend on, among other factors, the success of our plant-based animal proteins, food safety, quality assurance, marketing efforts, and our ability to provide a consistent, high-quality customer experience. Any negative publicity, regardless of its accuracy, could adversely affect our business. Brand value is based on perceptions of subjective qualities, and any incident that erodes the loyalty of customers or suppliers, including adverse publicity, product recall or a governmental investigation or litigation, could significantly reduce the value of our Moolec brand and significantly damage our business, financial condition and results of operation.

We rely on information technology systems and any inadequacy, failure, interruption or security breaches of those systems may impair our ability to operate our business effectively.

We are increasingly dependent upon third-party information technology systems to operate our business. These systems may contain confidential information (including personal data, trade secrets or other intellectual property, or proprietary business information). The nature of digital systems, both internally and externally, makes them potentially vulnerable to disruption or damage from human error and/or security breaches, which include, but are not limited to, ransomware, data theft, denial of service attacks, sabotage, industrial espionage, and computer viruses. Such events may be difficult to detect, and once detected, their impact may be difficult to assess and address.

In addition, the information technology systems we use may be vulnerable to damage or interruption from circumstances beyond our control, including fire, natural disasters, power outages, systems failures and viruses. If we are unable to execute our disaster recovery plans or if our plans prove insufficient for a particular situation or take longer than expected to implement in a crisis situation, it could have a material adverse effect on our business, financial condition and results of operations, and our business interruption insurance may not adequately compensate us for losses that may occur.

We are also subject to numerous laws and regulations designed to protect personal data, such as the European national laws implementing the General Data Protection Regulation as well as the UK General Data Protection Regulation. These data protection laws introduced more stringent data protection requirements and significant potential fines, as well as increased our responsibility and potential liability in relation to personal data that we process. We have put mechanisms in place to ensure compliance with applicable data protection laws but there can be no guarantee of their effectiveness.

Disruptions in the worldwide economy, including Russia’s recent invasion of Ukraine and the impact of pandemics, epidemics or disease outbreaks may adversely affect our business, results of operations and financial condition.

The global economy can be negatively impacted by a variety of factors such as the spread or fear of spread of contagious diseases (such as the recent COVID-19 pandemic) in locations where our products are sold, man-made or natural disasters, actual or threatened war, terrorist activity, political unrest, civil strife and other geopolitical uncertainty. These economic conditions can arise suddenly and the full impact of such conditions can be difficult to predict. In addition, geopolitical and domestic political developments, such as existing and potential trade wars and other events beyond our control, such as Russia’s recent invasion of Ukraine, can increase levels of political and economic unpredictability globally and increase the volatility of global financial markets.

In addition, our Argentine operations could be affected by any general business restrictions imposed by the government due to its political and economic instability. These adverse and uncertain economic conditions may impact distributor, retailer, foodservice and consumer demand for our products. In addition, our ability to manage normal commercial relationships with our suppliers, distributors, customers and consumers and creditors may suffer. Consumers may shift purchases to lower-priced or other perceived value offerings during economic downturns as a result of various factors, including job losses, inflation, higher taxes, reduced access to credit, change in federal economic policy and international trade disputes. A decrease in consumer discretionary spending may also result in consumers reducing the frequency and amount spent on food prepared away from home. Distributors and customers may become more conservative in response to these conditions and seek to reduce their inventories. Our results of operations depend upon, among other things, our ability to maintain and increase sales volume with our existing and future customers and our ability to attract new consumers, the financial condition of consumers and our ability to provide products that appeal to consumers at the right price. Decreases in demand for products without a corresponding decrease in costs would put downward pressure on margins and would negatively impact financial results. Prolonged unfavorable economic conditions or uncertainty may adversely affect our sales and profitability and may result in consumers making changes to their discretionary spending behavior on a more long-lasting or even permanent basis.

Risks Relating to Our Industry

The overall agricultural industry is susceptible to commodity price changes and we are exposed to market risks from changes in commodity prices.

Conditions in the United States agricultural industry and the Argentine agricultural industry significantly impact our operating results. Changes in the prices of commodities could result in higher overall cost along the agricultural and commercial supply chains, which may negatively affect our ability to commercialize our products. We will be susceptible to changes in costs in the agricultural industry as a result of factors beyond our control, such as general economic conditions, seasonal fluctuations, weather conditions, demand, food safety concerns, product recalls and government regulations. As a result, we may not be able to anticipate or react to changing costs by adjusting our practices, which could cause our operating results to deteriorate.

We are subject to industry-specific risks, which could adversely affect our operating results.

We are subject to industry-specific risks which include, but are not limited to, product safety and quality, launch of new products by other industries that can replace the functionalities of our production; shifting consumer preferences, federal, state, and local regulations on manufacturing or labeling; socially acceptable and sustainable farming practices; environmental, health, and safety regulations; and customer product liability claims. The liability which could result from certain of these risks may not always be covered by, or could exceed liability insurance related to product liability and food safety matters maintained by us. Risks to our reputation may exist due to potential negative publicity caused by product liability, food safety, occupational health and safety, workforce diversity, and environmental matters.

Our products are used as ingredients in food production. We are subject to risks associated with economic, product quality, food safety or other factors inherent to the food industry, which may adversely affect us. In addition, as the Company increases its investment in flavors and ingredients businesses, it is exposed to increased risks related to rapidly changing consumer preferences and the impacts these changes could have on the success of certain of our customers.

Adverse weather conditions, natural disasters, crop disease, pests and other natural conditions can impose significant costs and losses on our business.

The ability to grow our products is vulnerable to adverse weather conditions, including windstorms, floods, drought and temperature extremes, which are quite common but difficult to predict, the effects of which may be influenced and intensified by ongoing global climate change. Unfavorable growing conditions can reduce both crop size and crop quality. In extreme cases, entire harvests may be lost in some geographic areas. Such adverse conditions can result in harvesting delays or loss of crops for farmers and cause us to be delayed, or to fail entirely in delivering product to customers, resulting in loss of revenue. Furthermore, significant fluctuations in market prices for agricultural inputs and crops could also have an adverse effect on the prices of our products.

The ability to grow our products is also vulnerable to crop disease and to pests, which may vary in severity and effect, depending on the stage of production at the time of infection or infestation, the type of treatment applied, climatic conditions and the risks associated with ongoing global climate change. The costs to control disease and other infestations vary depending on the severity of the damage and the extent of the plantings affected. Moreover, there can be no assurance that available technologies to control such infestations will continue to be effective. These infestations can also increase costs, decrease revenues and lead to additional charges to earnings, which may have a material adverse effect on our business, financial position and results of operations.

Climate Change may negatively affect our business and operations.

There is concern that carbon dioxide and other greenhouse gases in the atmosphere may adversely impact global temperatures, weather patterns and the frequency and severity of extreme weather and natural disasters. If climate change negatively affects agricultural productivity, we may be subject to decreased availability or less favorable pricing for certain commodities that are necessary for its products, such as our soy and pea plants, among others. Due to climate change, we may also be subjected to decreased availability of water, deteriorated quality of water or less favorable pricing for water, which could adversely impact manufacturing operations.

Risks Relating to Intellectual Property

Agreements with our collaborators and third parties may not adequately prevent disclosure of trade secrets, know-how and other proprietary information, which could materially adversely affect our technology and harm our business.

We rely on a combination of intellectual property laws and agreements with our collaborators and third parties to protect and otherwise seek to control access to, and distribution of, our proprietary information. These measures may not prevent disclosure, infringement, or misappropriation of our confidential information. Our confidentiality and nondisclosure agreements or covenants may not be enforceable under applicable law and, even if they are enforceable, may be breached, and we may not have adequate remedies for such a breach that would effectively prevent the further dissemination of our confidential information. We also have limited control over the protection of trade secrets used by our collaborators and could lose future trade secret protection if any unauthorized disclosure of such information occurs. Enforcement of any claim that a party illegally disclosed confidential information or misappropriated a trade secret is difficult, expensive, and time-consuming, and the outcome is unpredictable. In addition, others may independently discover our trade secrets and proprietary information, and in such cases, we may not be able to assert any trade secret rights against such parties. Laws regarding trade secret rights in certain markets where we operate may afford little or no protection of our trade secrets. If any of our trade secrets were to be disclosed to or independently developed by a competitor, or if we otherwise were to lose protection for our trade secrets or proprietary know-how, the value of this information may be greatly reduced, and our business could be adversely impacted.

We and our customers depend on patents, copyrights, trademarks, know-how, trade secrets, and other forms of intellectual property protections, but these protections may not be adequate.

We rely on a combination of know-how, trade secrets, patents, copyrights, trademarks, and other intellectual property laws, nondisclosure and other contractual provisions, and technical measures to protect many of our products, services and intangible assets. These proprietary rights are important to our ongoing operations. There can be no assurance that these protections will provide uniqueness or meaningful competitive differentiation in our offerings or otherwise be commercially valuable or that we will be successful in obtaining additional intellectual property or enforcing our intellectual property rights against unauthorized users. Our exclusive rights under certain of our products and services are protected by patents, and when patents covering a product or service expire, loss of exclusivity may occur, which may force us to compete with third parties, thereby negatively affecting our revenue and profitability.

Our proprietary rights may be invalidated, circumvented, or challenged. We may in the future be subject to proceedings seeking to oppose or limit the scope of our patent applications or issued patents. In addition, in the future, we may need to take legal actions to enforce our intellectual property rights, to protect our trade secrets, or to determine the validity or scope of the proprietary rights of others. Legal proceedings are inherently uncertain, and the outcome of such proceedings may be unfavorable to us. Any legal action regardless of outcome might result in substantial costs and diversion of resources and management attention. Although we use reasonable efforts to protect our proprietary and confidential information, there can be no assurance that our confidentiality and non-disclosure agreements will not be breached, our trade secrets will not otherwise become known by competitors, or that we will have adequate remedies in the event of unauthorized use or disclosure of proprietary information. Even if the validity and enforceability of our intellectual property is upheld, an adjudicator might construe our intellectual property not to cover the alleged infringement. In addition, intellectual property enforcement may be unavailable or practically ineffective in some countries. There can be no assurance that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology or that third parties will not design around our intellectual property claims to produce competitive offerings. The use of our technology or similar technology by others could reduce or eliminate any competitive advantage we have developed, cause us to lose sales, or otherwise harm our business.

For example, Impossible Foods filed a lawsuit against Motif FoodWorks, claiming that it infringed on at least one of Impossible Foods’ patents and, subsequently, Motif FoodWorks filed an administrative claim challenging certain of Impossible Foods’ products. Although this proceeding is still ongoing, similar cases can be brought against other parties that rely heavily on intellectual property rights within the alternative protein landscape, including us. While we are not party to such suits at this time, we may become subject to such litigation in the future. Such cases could also adversely impact public perception and the demand for alternative protein products, which could subsequently result in decreased demand for our products and adversely affect our business and operations.

We have patents granted and patent applications, as owner or as licensee, in the United States, China, India, Canada, Germany, Spain, France, United Kingdom, Brazil, Mexico, Australia, New Zealand, Japan, Hong Kong, Malaysia, and Argentina and trademarks and service marks in the United States, Europe, Canada, the United Kingdom and Argentina, some of which have been registered or issued, and also claim common law rights in various trademarks and service marks. There can be no assurance that third parties might not oppose our future applications to register intellectual property. It is possible that in some cases we may be unable to obtain the registrations for trademarks, service marks, and patents for which we have applied, and a failure to obtain trademark and patent registrations in the United States, the United Kingdom, the European Union, and Argentina or other countries could limit our ability to protect our trademarks and proprietary technologies and impede our marketing efforts in those jurisdictions.

License agreements with third parties control our rights to use certain patents, software, and information technology systems and proprietary technologies owned by third parties, some of which are important to our business. Termination of these license agreements for any reason could result in the loss of our rights to this intellectual property, causing an adverse change in our operations or the inability to commercialize certain offerings.

Patents and patent applications of biotechnology involve highly complex legal and factual questions, which, if determined adversely to us, could negatively impact our competitive position.

The patent positions of biotechnology companies and other actors in our fields of business can be highly uncertain and involve complex scientific, legal and factual analyses. The interpretation and breadth of claims allowed in some patents covering biological compositions may be uncertain and difficult to determine and are often affected materially by the facts and circumstances that pertain to the patented compositions and the related patent claims. The issuance and scope of patents cannot be predicted with certainty. Patents, if issued, may be challenged, invalidated, narrowed or circumvented. Challenges to our or our licensors’ patents and patent applications, if successful, may result in the denial of our or our licensors’ patent applications or the loss or reduction in their scope. In addition, defending against such challenges may be costly and involve the diversion of significant management time. Accordingly, rights under any of our patents may not provide us with enough protection against competitive products or processes and any loss, denial or reduction in scope of any of such patents and patent applications may have a material adverse effect on our business.

We will not seek to protect our intellectual property right in all jurisdictions throughout the world and we may not be able to adequately enforce our intellectual property rights even in the jurisdictions where we seek protection.

Filing, prosecuting and defending patents in all countries and jurisdictions throughout the world would be prohibitively expensive. Patent prosecution must be sought on a country-by-country basis, which is an expensive and time-consuming process with uncertain outcomes. Our intellectual property rights in some countries outside the United States could be less extensive than those in the United States, assuming that rights are obtained in the United States. In addition, the laws of some foreign countries do not protect intellectual property rights to the same extent as federal and state laws in the United States. Consequently, we may not be able to prevent third parties from using our inventions in countries outside the United States, or from selling or importing products made using our inventions in and into the United States or other jurisdictions.

Competitors may use our technologies in jurisdictions where we or our licensors do not pursue and obtain patent protection. Further, competition may export otherwise infringing products to territories where we or our licensors have patent protection, but where the ability to enforce those patent rights is not as strong as in the United States. These products may compete with our products and our intellectual property rights and such rights may not prevent such competition.

In addition, changes in, or different interpretations of, patent laws in the United States and other countries may permit others to use our discoveries or to develop and commercialize our technology and products without providing any notice or compensation to us or may limit the scope of patent protection that we or our licensors are able to obtain. The laws of some countries do not protect intellectual property rights to the same extent as United States laws and those countries may lack adequate rules and procedures for defending our intellectual property rights.

Furthermore, proceedings to enforce our patent rights and other intellectual property rights around the world could result in substantial costs and divert our efforts and attention from other aspects of our business, could put our patents at risk of being invalidated or interpreted narrowly, could put our or our licensors’ patent applications at risk of not issuing and could provoke third parties to assert claims against us. We may not prevail in any lawsuits that we initiate, and the damages or other remedies awarded to us, if any, may not be commercially meaningful, while the damages and other remedies we may be ordered to pay such third parties may be significant. Accordingly, our efforts to enforce our intellectual property rights around the world may be inadequate to obtain a significant commercial advantage from the intellectual property that we develop or license.

In addition, there is a possibility that our technologies may be viewed by competitors as an infringement on their intellectual property rights, even in a case where they do not. This may lead to litigation that could create a significant cost for us and negatively impact our business and operations as well as our public perception and goodwill.

We may be unsuccessful in developing, licensing or acquiring intellectual property that may be required to develop and commercialize our future products.

Our programs may involve additional product candidates that may require the use of intellectual property or proprietary rights held by third parties and the growth of our business may depend in part on our ability to acquire, license or use these intellectual property and proprietary rights.

However, we may be unable to acquire or license any third-party intellectual property or proprietary rights that may be key to development. Even if we can acquire or license such rights, we may be unable to do so on commercially reasonable terms. The licensing and acquisition of third-party intellectual property and proprietary rights is a competitive area, and several more established companies are also pursuing strategies to license or acquire third-party intellectual property and proprietary rights that we may consider attractive or necessary. These established companies may have a competitive advantage over us due to their size, capital resources and agricultural development and commercialization capabilities.

In addition, companies that perceive us to be a competitor may be unwilling to assign or license intellectual property and proprietary rights to us. We also may be unable to license or acquire third-party intellectual property and proprietary rights on terms that would allow us to make an appropriate return on our investment or at all. If we are unable to successfully acquire or license rights to required third-party intellectual property and proprietary rights or maintain the existing intellectual property and proprietary rights we have, we may have to cease development of the relevant program, product or product candidate, which could have a material adverse effect on our business.

Risks Relating to Laws and Regulation

The regulatory environment in the United States for our current and potential future products is evolving and may change in the future, negatively impacting our speed to market and cost to launch our potential future products.

Changes in applicable regulatory requirements could result in a substantial increase in the time and costs associated with developing our products and negatively impact our operating results. While the USDA and FDA currently have petition processes that we have initiated, these processes and the manner in which the USDA and FDA interpret their regulations may change in the future, negatively impacting our speed to market and cost to launch our potential future products. We cannot predict whether advocacy groups will challenge existing regulations and USDA or FDA determinations or whether the USDA or FDA will alter the manner in which it interprets its own regulations or institutes new regulations, or otherwise modify regulations in a way that will subject our products to more burdensome standards, thereby substantially increasing the time and costs associated with developing our product candidates.

The regulatory environment outside the United States varies greatly from jurisdiction to jurisdiction and there is less certainty how our products will be regulated.

The regulatory environment around gene editing in plants, particularly in our case which includes the addition of animal-proteins without the use of animals, to create food ingredients is greatly uncertain outside of the United States and varies greatly from jurisdiction to jurisdiction. Each jurisdiction may have its own regulatory framework regarding genetically modified foods, which may include restrictions and regulations on planting and growing genetically modified plants and in the consumption and labeling of genetically modified foods, and which may encapsulate our products. To the extent regulatory frameworks outside of the United States are not receptive to our gene-editing technologies, this may limit our ability to expand into other global markets.

Complying with the regulatory requirements outside the United States will be costly and time-consuming, and there is no guarantee we will be able to commercialize our products in other jurisdictions apart from the United States and Argentina.

We cannot predict whether or when any jurisdiction will change its regulations with respect to our products. Advocacy groups have engaged in publicity campaigns and filed lawsuits in various countries against companies and regulatory authorities, seeking to halt regulatory approval or clearance activities or influence public opinion against GMO products. In addition, governmental reaction to negative publicity concerning our products could result in greater regulation of genetic research and derivative products or regulatory costs that render our products cost prohibitive.

The scale of the commodity food and agricultural industry may make it difficult to monitor and control the distribution of our products. As a result, our products may be sold inadvertently within jurisdictions where they are not approved for distribution. Such sales may lead to regulatory challenges or lawsuits against us, which could result in significant expenses and management attention.

Government policies and regulations, particularly those affecting the agricultural sector and related industries, could adversely affect our operations and profitability.

Agricultural production and trade flows are subject to government policies and regulations. Governmental policies and approvals of technologies affecting the agricultural industry, such as taxes, tariffs, duties, subsidies, incentives and import and export restrictions on agricultural commodities and commodity products can influence the planting of certain crops, the location and size of crop production, and the volume and types of imports and exports. In addition, as we grow our business, we may be required to secure additional permits and licenses. Finally, future government policies in the United States or in other countries may discourage our customers from using our products or encourage the use of products more advantageous to our competitors, which would put us at a commercial disadvantage and could negatively impact our future revenues and results of operations.

We may use biological materials in our business and are subject to numerous environmental, health and safety laws and regulations. Compliance with such laws and regulations and any claims relating to improper handling, storage or disposal of these materials could be time consuming and costly.

We are subject to numerous federal, state, local and foreign environmental, health and safety laws and regulations, including those governing laboratory procedures, the handling, use, storage, treatment, manufacture and disposal of hazardous materials and wastes, discharge of pollutants into the environment and human health and safety matters. Our R&D processes involve the controlled use of hazardous materials, including biological materials. We may be sued for any injury or contamination that results from our use or the use by third parties of these materials, or may otherwise be required to remediate such contamination, and our liability may exceed any insurance coverage and our total assets. Compliance with environmental, health and safety laws and regulations may be expensive and may impair our R&D efforts. If we fail to comply with these requirements, we could incur substantial costs and liabilities, including civil or criminal fines and penalties, clean-up costs or capital expenditures for control equipment or operational changes necessary to achieve and maintain compliance. In addition, we cannot predict he impact on our business of new or amended environmental, health and safety laws or regulations or any changes in the way existing and future laws and regulations are interpreted and enforced. These current or future laws and regulations may impair our research, development or production efforts or result in increased expense of compliance.

Tax, legislative or regulatory initiatives, new interpretations or developments concerning existing tax laws, or challenges to our tax positions could adversely affect our results of operations and financial condition.

We currently have limited operations; however, we have relationships with multiple jurisdictions throughout the world including the United Kingdom, the Grand Duchy of Luxembourg, the United States, Argentina and the Netherlands. As such, we are subject to the tax laws and regulations of various jurisdictions, including U.S. federal, state, and local governments and could be potentially subject to additional tax laws and regulations in additional jurisdictions. From time to time, various legislative initiatives may be proposed that could adversely affect our tax positions, and existing legislation, such as the 2017 U.S. Tax Cuts and Jobs Act, may be subject to additional regulatory changes or new interpretations. There can be no assurance that our effective tax rate or tax payments will not be adversely affected by these initiatives.

In addition, the tax laws of several of the countries we operate in, including Argentinian and U.S. federal, state and local tax laws and regulations are extremely complex and subject to varying interpretations. It is possible that the outcomes from examinations or interpretations by taxing authorities or changes in laws, rules, regulations, or interpretations by taxing authorities could have a material adverse effect on our financial condition or results of operations.

We are subject to governmental export and import controls that could impair our ability to compete in international markets and subject us to liability if we are not in compliance with applicable laws.

Our products are subject to Export Control Laws and Import Control Laws and regulations of the jurisdictions in which we operate. Exports of our products must be made in compliance with these laws and regulations. If we fail to comply with these laws and regulations, we and certain of our employees could be subject to substantial civil or criminal penalties, including the possible loss of export or import privileges; fines, which may be imposed on us and responsible employees or managers; and, in extreme cases, the incarceration of responsible employees or managers.

In addition, changes in our products or changes in applicable export or import laws and regulations may create delays in the introduction, provision, or sale of our products in international markets, prevent customers from using our products or, in some cases, prevent the export or import of our products to certain countries, governments or persons altogether. Any limitation on our ability to export, provide, or sell our products could adversely affect our business, financial condition and results of operations.

Failure to comply with the U.S. Foreign Corrupt Practices Act, the U.K. Bribery Act 2010 and similar laws associated with our activities in other jurisdictions could subject us to penalties and other adverse consequences.

As we expect a substantial portion of our future revenues to come from jurisdictions outside of the United States, we face significant risks if we fail to comply with the U.S. Foreign Corrupt Practices Act (“FCPA”), the U.K. Bribery Act 2010 (the “Bribery Act”) and other laws that prohibit improper payments or offers of payment to governments and their officials and political parties by us and other business entities for the purpose of obtaining or retaining business. In many countries, particularly in countries with developing economies, it may be a local custom that businesses operating in such countries engage in business practices that are prohibited by the FCPA, the Bribery Act or other laws and regulations. Although we have implemented company policy requiring employees and consultants to comply with the FCPA, the Bribery Act and similar laws, such policy may not be effective at preventing all potential FCPA, Bribery Act or other violations. In addition, we cannot guarantee the compliance by our partners, resellers, suppliers and agents with applicable laws, including the FCPA and the Bribery Act. Therefore, there can be no assurance that none of our employees or agents will take actions in violation of our policies or of applicable laws, for which we may be ultimately held responsible. Any violation of the FCPA or the Bribery Act and related policies could result in severe criminal or civil sanctions, which could have a material and adverse effect on our reputation, business, financial condition and results of operations.

Risks Relating to the Company

We will incur increased costs as a result of operating as a public company whose shares are listed on the Nasdaq stock exchange, and its management will devote substantial time to new compliance initiatives.

We expect to incur significant legal, accounting and other expenses that we did not incur as a private company, and these expenses may increase even more after we are no longer an emerging growth company, as defined in Section 2(a) of the Securities Act. As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules adopted, and to be adopted, by the SEC and Nasdaq. Our management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, we expect these rules and regulations to substantially increase our legal and financial compliance costs and to make some activities more time consuming and costly. The increased costs will increase our net loss. For example, these rules and regulations could make it more difficult and more expensive for us to obtain director and officer liability insurance and as a result, we may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. We cannot predict or estimate the amount or timing of additional costs it may incur to respond to these requirements. The impact of these requirements could also make it more difficult for us to attract and retain qualified persons to serve on our Board or as executive officers. Furthermore, due to the increase in our shareholders base, costs related to shareholders’ communication will increase as a result of the listing of our shares on Nasdaq.

Our management has limited experience in operating a public company.

Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to our management and our growth. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies in the United States. The development and implementation of the standards and controls necessary for us to achieve the level of accounting standards required of a public company in the United States may require costs greater than expected. It is likely that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

As the Combined Company became a publicly traded company by virtue of a merger as opposed to an underwritten initial public offering, the process did not use the services of one or more underwriters which resulted in less diligence being conducted.

In an underwritten initial public offering, underwriters typically conduct diligence on the company being taken public in order to establish a due diligence defense against liability claims under federal securities laws. Because LightJump was already a publicly-traded company, an underwriter was not engaged. The Sponsor had an inherent conflict as their equity interests in LightJump were worthless absent a business combination. While private investors and management in a business combination undertook a certain level of due diligence, it was not necessarily the same level of due diligence undertaken by an underwriter in a traditional initial public offering and, therefore, there could be a heightened risk of an incorrect valuation of the business or material misstatements or omissions in this prospectus.

The resignation of Nomura as Moolec’s exclusive financial advisor may indicate that it is unwilling to be associated with the disclosure in SEC filings and the underlying business analysis related to the Business Combination.

On June 29, 2022, Nomura resigned from its role as exclusive financial advisor to Moolec, effective as of April 27, 2022, and waived its entitlement to the payment of any fees or expense reimbursements. On March 30, 2022, prior to the resignation of Nomura, the SPAC Rule Proposals relating to, among other items, disclosures in SEC filings and the treatment of investment banks in connection with business combination transactions involving special purpose acquisition companies. The uncertainty related to the treatment of investment banks following the SPAC Rule Proposals was the reason Nomura gave for its resignation. Nomura did not have a role in the negotiation of any materials related to or arising out of the Business Combination and had no role in any subsequent preparation of the disclosure in SEC filings. Neither Moolec or LightJump relied on Nomura in the preparation and analysis of materials related to the Business Combination.

We note that Nomura was provided with the disclosures in SEC filings pertaining to its roles and resignation, however we did not receive a response from Nomura whether they agree with either the risks or the conclusions stated herein that are associated with its role and resignation. While Nomura did not provide any additional detail in its resignation letters either to Moolec or to the SEC, such resignation may be an indication by Nomura that it does not want to be associated with the disclosure in SEC filings, including any discussion related to reasons for its withdrawal, or the underlying business analysis related to the Business Combination. Shareholders and investors should not place any reliance on the fact that Nomura has been previously involved with the Business Combination solely as it was engaged as the exclusive financial advisor to Moolec.

Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of our Ordinary Shares and Warrants to decrease significantly.

The Selling Securityholders can resell, under this prospectus, up to (a) 35,818,285 Ordinary Shares representing approximately 95.5% of our share capital on a fully diluted basis and (b) 11,110,000 Ordinary Shares underlying Warrants if and when the Warrants are exercised (6,900,000 Ordinary Shares underlying Public Warrants and 4,210,000 Ordinary Shares underlying Private Warrants). The securities being offered in this prospectus represent a substantial percentage of our issued and outstanding Ordinary Shares and Warrants, and the sale of such securities in the public market by the Selling Securityholders, or the perception that those sales might occur, could depress the market price of our Ordinary Shares and Warrants, could depress the market price of our Ordinary Shares and Warrants and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our Ordinary Shares and Warrants.

In addition, the Selling Securityholders acquired the Ordinary Shares covered by this prospectus at prices ranging from $0.00 per share to $7.63 per share and the Sponsor acquired the Private Warrants for a purchase price of $1.00 per warrant. See “Selling Securityholders.” By comparison, the offering price to public shareholders in the SPAC’s initial public offering was $10.00 per unit, which consisted of one share and one-half of one warrant. Accordingly, certain Selling Securityholders may realize a positive rate of return on the sale of their shares covered by this prospectus even if the market price of Ordinary Share is below $10.00 per share. For example, based on the closing price of our Ordinary Shares as of March 30, 2023, which was $4.08 per share, (i) BG Farming Technologies Limited may experience a weighted average profit of $3.92 per share, or approximately $57.1 million in the aggregate for selling the 14,570,000 Ordinary Shares it received, (ii) UGVL may experience profit of $3.66 per share, or approximately $55.6 million in the aggregate for selling the 15,170,828 Ordinary Shares it received, (iii) the Sponsor may experience a weighted average profit of $4.08 per share, or approximately $7.8 million in the aggregate for selling the 1,902,767 Ordinary Shares it received and a loss of approximately $35.4 million in the aggregate for selling the 4,210,000 Ordinary Shares underlying Private Warrants if exercised at $11.50 per share, (iv) Bioceres Crop Solutions Corp. may experience a weighted average profit of $2.47 per share, or approximately $4.6 million in the aggregate for selling the 1,860,000 Ordinary Shares it received, (v) Serenity Traders Limited may experience a weighted average loss of $3.55 per share, or approximately $0.2 million in the aggregate for selling the 65,565 Ordinary Shares it received, (vi) UG Holdings, LLC may experience a weighted average profit of $4.08 per share, or approximately $4.2 million in the aggregate for selling the 1,035,000 Ordinary Shares it received, (vii) EarlyBird may experience a weighted average profit of $2.18 per share, or approximately $0.4 million in the aggregate for selling the 184,079 Ordinary Shares it received, (viii) the Company’s Chief Financial Officer may experience a weighted average profit of $4.08 per share, or approximately $0.9 million in the aggregate for selling the 232,523 Ordinary Shares it received, and (ix) Theo may experience a weighted average loss of $2.82 per share, or approximately $2.3 million in the aggregate for selling the 797,523 Ordinary Shares it received.

Our Warrants are exercisable for our Ordinary Shares, which will increase the number of shares eligible for future resale in the public market and result in dilution to our shareholders.

Our Warrants to purchase an aggregate of 11,110,000 Ordinary Shares are exercisable in accordance with the terms of the Warrant Amendment governing those securities. The exercise price of these Warrants is $11.50 per share. To the extent such Warrants are exercised, additional Ordinary Shares will be issued, which will result in dilution to the holders of our Ordinary Share and increase the number of shares eligible for resale in the public market. Sales of substantial numbers of such shares in the public market or the fact that such Warrants may be exercised could adversely affect the market price of our Ordinary Shares.

Assuming the exercise of all outstanding Warrants for cash, we would receive aggregate proceeds of approximately $127,765,000. However, we will only receive such proceeds if all Warrant holders fully exercise their Warrants. The exercise price of our Warrants is $11.50 per share, subject to customary adjustment. We believe that the likelihood that Warrant holders determine to exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Ordinary Shares. If the market price for our Ordinary Shares is less than the exercise price of the Warrants (on a per share basis), we believe that Warrant holders will be very unlikely to exercise any of their Warrants, and accordingly, we will not receive any such proceeds. There is no assurance that the Warrants will be “in the money” prior to their expiration or that the Warrant holders will exercise their Warrants. As of March 30, 2023, the closing price of our Ordinary Shares was $4.08 per share. Warrant holders may exercise the Warrants on a cashless basis at the Company’s option in accordance with the Warrant Amendment. To the extent that any Warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of the Warrants will decrease.

A market for the Company’s securities may not continue, which would adversely affect the liquidity and price of its securities.

The price of the Company’s securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for the Company’s securities may never develop or, if developed, it may not be sustained. In addition, the price of the Company’s securities can vary due to general economic conditions and forecasts, its general business condition and the release of its financial reports. Additionally, if its securities become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of its securities may be more limited than if it were quoted or listed on Nasdaq or another national securities exchange. You may be unable to sell your securities unless a market can be established or sustained.

If securities or industry analysts do not publish or cease publishing research or reports about the Combined Company, its business, or its market, or if they change their recommendations regarding Ordinary Shares adversely, then the price and trading volume of Ordinary Shares could decline.

The trading market for the Ordinary Shares is influenced by the research and reports that industry or securities analysts may publish about the Combined Company, its business, its market, or its competitors. Securities and industry analysts do not currently, and may never, publish research on LightJump or the Combined Company. If no securities or industry analysts commence coverage of the Combined Company, Ordinary Share price and trading volume would likely be negatively impacted. If any of the analysts who may cover the Combined Company change their recommendation regarding the Ordinary Shares adversely, or provide more favorable relative recommendations about the Combined Company’s competitors, the price of the Ordinary Shares would likely decline. If any analyst who formerly covered LightJump were to cease coverage of the Combined Company or fail to regularly publish reports on it, the Company could lose visibility in the financial markets, which could cause Ordinary Share price or trading volume to decline.

The JOBS Act permits “emerging growth companies” like the Company to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

The Company currently qualifies as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012, which we refer to as the “JOBS Act.” As such, the Company takes advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as it continues to be an emerging growth company, including the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act. As a result, the Company’s shareholders may not have access to certain information they deem important. The Company expects to remain an emerging growth company for the foreseeable future. If the Company ceases to be an “emerging growth company,” as such term is defined in the JOBS Act, its independent registered public accounting firm must attest to and report on the effectiveness of the Company’s internal control over financial reporting on an annual basis.

The Company cannot predict if investors will find Ordinary Shares less attractive because it relies on these exemptions. If some investors find Ordinary Shares less attractive as a result, there may be a less active trading market and share price for Ordinary Shares may be more volatile. When the Company no longer qualifies as an emerging growth company, the Company may incur increased legal, accounting and compliance costs associated with Section 404 of the Sarbanes-Oxley Act.

Risks Related to Investment in a Luxembourg Company and the Company’s Status as a Foreign Private Issuer

As a “foreign private issuer,” the Company is exempt from a number of U.S. securities laws and rules promulgated thereunder and will be permitted to publicly disclose less information than U.S. public companies must disclose. This may limit the information available to holders of the Ordinary Shares.

The Company qualifies as a “foreign private issuer,” as defined in the SEC’s rules and regulations, and, consequently, the Company is not subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, the Company is exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act. In addition, the Company’s officers and directors are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of the Company’s securities. For example, some of the Company’s key executives may sell a significant amount of Ordinary Shares and such sales will not be required to be disclosed as promptly as public companies organized within the United States would have to disclose. Accordingly, once such sales are eventually disclosed, the price of Ordinary Shares may decline significantly. Moreover, the Company will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. public companies. The Company is also not subject to Regulation FD under the Exchange Act, which would prohibit the Company from selectively disclosing material nonpublic information to certain persons without concurrently making a widespread public disclosure of such information. Accordingly, there may be less publicly available information concerning the Company than there is for U.S. public companies.

As a “foreign private issuer,” the Company will file an annual report on Form 20-F within four months of the close of each fiscal year ended June 30 and furnish reports on Form 6-K relating to certain material events promptly after the Company publicly announces these events. However, because of the above exemptions for foreign private issuers, which the Company intends to rely on, the Company’s shareholders will not be afforded the same information generally available to investors holding shares in public companies that are not foreign private issuers.

The Company may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses. This would subject the Company to GAAP reporting requirements which may be difficult for it to comply with.

As a “foreign private issuer,” the Company is not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act and related rules and regulations. Under those rules, the determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to the Company on December 31, 2023.

In the future, the Company could lose its foreign private issuer status if a majority of its ordinary shares are held by residents in the United States and it fails to meet any one of the additional “business contacts” requirements. Although the Company intends to follow certain practices that are consistent with U.S. regulatory provisions applicable to U.S. companies, the Company’s loss of foreign private issuer status would make such provisions mandatory. The regulatory and compliance costs to the Company under U.S. securities laws if it is deemed a U.S. domestic issuer may be significantly higher. If the Company is not a foreign private issuer, the Company will be required to file periodic reports and prospectuses on U.S. domestic issuer forms with the SEC, which are more detailed and extensive than the forms available to a foreign private issuer. For example, the Company would become subject to the Regulation FD, aimed at preventing issuers from making selective disclosures of material information. The Company also may be required to modify certain of its policies to comply with good governance practices associated with U.S. domestic issuers. Such conversion and modifications will involve additional costs.

In addition, the Company may lose its ability to rely upon exemptions from certain corporate governance requirements of Nasdaq that are available to foreign private issuers. For example, Nasdaq’s corporate governance rules require listed companies to have, among other things, a majority of independent board members and independent director oversight of executive compensation, nomination of directors, and corporate governance matters. As a “foreign private issuer”, the Company is permitted to follow home country practice in lieu of the above requirements. The Company intends to follow Luxembourg practice with respect to quorum requirements for shareholder meetings in lieu of the requirement under Nasdaq Listing Rules that the quorum be not less than 33 1/3% of the outstanding voting shares. Under the Company’s articles of association, at an ordinary general meeting, there is no quorum requirement and resolutions are adopted by a simple majority of validly cast votes. In addition, under the Company’s articles of association, for any resolutions to be considered at an extraordinary general meeting of shareholders subject to the quorum and majority requirements to amend the Company’s articles of association, the quorum shall be at least one half of our issued share capital unless otherwise mandatorily required by law. As long as the Company relies on the foreign private issuer exemption to certain of Nasdaq’s corporate governance standards, a majority of the directors on its Board are not required to be independent directors, its compensation committee is not required to be comprised entirely of independent directors, and it will not be required to have a nominating committee. Also, the Company would be required to change its basis of accounting from IFRS as issued by the IASB to GAAP, which may be difficult and costly for it to comply with. If the Company loses its foreign private issuer status and fails to comply with U.S. securities laws applicable to U.S. domestic issuers, the Company may have to de-list from Nasdaq and could be subject to investigation by the SEC, Nasdaq and other regulators, among other materially adverse consequences.

The Company is organized under the laws of the Grand Duchy of Luxembourg and a substantial amount of its assets are not located in the United States. It may be difficult for you to obtain or enforce judgments or bring original actions against the Company or the members of its Board in the United States.

The Company is incorporated under the laws of the Grand Duchy of Luxembourg. In addition, a substantial amount of its assets are located outside the United States. Furthermore, some of the members of the Company’s Board and officers reside outside the United States and a substantial portion of the Company’s assets are located outside the United States. Investors may not be able to effect service of process within the United States upon the Company or these persons or enforce judgments obtained against the Company or these persons in U.S. courts, including judgments in actions predicated upon the civil liability provisions of the U.S. federal securities laws. Likewise, it also may be difficult for an investor to enforce in U.S. courts judgments obtained against the Company or these persons in courts located in jurisdictions outside the United States, including judgments predicated upon the civil liability provisions of the U.S. federal securities laws. Awards of punitive damages in actions brought in the United States or elsewhere are generally not enforceable in the Grand Duchy of Luxembourg.

As there is no treaty in force on the reciprocal recognition and enforcement of judgments in civil and commercial matters between the United States and the Grand Duchy of Luxembourg, courts in the Grand Duchy of Luxembourg will not automatically recognize and enforce a final judgment rendered by a U.S. court. However, a party who received such favorable judgment in a U.S. Court may initiate enforcement proceedings in the Grand Duchy of Luxembourg (exequatur) by requesting enforcement of the U.S. judgment by the District Court (Tribunal d’Arrondissement) pursuant to Section 678 of the New Luxembourg Code of Civil Procedure. The District Court will authorize the enforcement in Luxembourg of the U.S. judgment if it is satisfied that all of the following conditions are met:

•        the U.S. judgment is enforceable (exécutoire) in the United States;

•        the U.S. court awarding the judgment had jurisdiction to adjudicate the applicable matter under applicable U.S. federal or state jurisdictions rules, and the jurisdiction of the U.S. court is recognized by Luxembourg private international and local law;

•        the U.S. court has applied the substantive law as designated by the Grand Duchy of Luxembourg conflict of laws rules according to certain Luxembourg case law, it is admitted that the Grand Duchy of Luxembourg courts which are asked to grant an exequatur do not have to verify whether the substantive law actually applied by the U.S. court awarding the judgment was the law which would have been applied;

•        the U.S. judgment does not contravene international public policy or order as understood under the laws of the Grand Duchy of Luxembourg;

•        the U.S. court has acted in accordance with its own procedural rules and laws;

•        the U.S. judgment was granted following proceedings where the counterparty had the opportunity to appear, and if it appeared, to present a defense; and

•        the U.S. judgment was not granted pursuant to an evasion of Grand Duchy of Luxembourg law (fraude à la loi luxembourgeoise).

Please note that the Grand Duchy of Luxembourg case law is constantly evolving. Some of the conditions of admissibility described above may change, and additional conditions could be required to be fulfilled by the Grand Duchy of Luxembourg courts while other conditions may not be required by Luxembourg courts in the future.

Subject to the conditions described above, courts of the Grandy Duchy of Luxembourg tend not to review the merits of a foreign judgment, although such a review is not statutorily prohibited.

If an original action is brought in the Grand Duchy of Luxembourg, the Grand Duchy of Luxembourg courts may refuse to apply the law designated and applied in the original action if (i) the choice of such law was not bona fide or if the foreign law was not pleaded or proved or if pleaded and proved, the foreign law was contrary to the Grand Duchy of Luxembourg mandatory provisions (lois impératives) or incompatible with the Grand Duchy of Luxembourg public policy rules, and (ii) its application is manifestly incompatible with the Grand Duchy of Luxembourg international policy rules. In an action brought in the Grand Duchy of Luxembourg on the basis of U.S. federal or state securities laws, the Grand Duchy of Luxembourg courts may not have the requisite power to grant the remedies sought. Also, an exequatur may be refused if it involves punitive damages.

Litigation in the Grand Duchy of Luxembourg also is subject to rules of procedure that differ from the U.S. rules, including, with respect to the taking and admissibility of evidence, the conduct of the proceedings and the allocation of costs. Proceedings in the Grand Duchy of Luxembourg would in principle have to be conducted in the French or German language, and all documents submitted to the court would, in principle, have to be translated into French or German. For these reasons, it may be difficult for a U.S. investor to bring an original action in a Grand Duchy of Luxembourg court predicated upon the civil liability provisions of the U.S. federal securities laws against the Company, the members of its Board, its officers, or the experts named herein. In addition, even if a judgment against the Company, the non-U.S. members of its Board, its officers, or the experts named in this prospectus based on the civil liability provisions of the U.S. federal securities laws is obtained, a U.S. investor may not be able to enforce it in U.S. or the Grand Duchy of Luxembourg courts.

Further, in the event of any proceedings being brought in the Grand Duchy of Luxembourg court in respect of a monetary obligation expressed to be payable in a currency other than the Euro, a Grand Duchy of Luxembourg court would have power to give judgment expressed as an order to pay a currency other than the Euro. However, enforcement of the judgment against any party in the Grand Duchy of Luxembourg would be available only in Euros and for such purposes all claims or debts would be converted into Euros.

The amended and restated articles of association of the Company adopted in connection with the Business Combination contain specific indemnification provisions stating that every person who is, or has been, a member of the Board or officer (mandataire) of the Company shall be indemnified by the Company to the fullest extent permitted by Luxembourg law against liability and against all expenses reasonably incurred or paid by such director or officer in connection with any claim, action, suit or proceeding in which such director or officer becomes involved as a party or otherwise by virtue of his or her being or having been a director or officer and against amounts paid or incurred by him or her in the settlement thereof.

Luxembourg and European insolvency and bankruptcy laws are substantially different from U.S. insolvency and bankruptcy laws and may offer the Company’s shareholders less protection than they would have under U.S. insolvency and bankruptcy laws.

As a company organized under the laws of the Grand Duchy of Luxembourg and with its registered office in the Grand Duchy of Luxembourg, the Company is subject to the Grand Duchy of Luxembourg insolvency and bankruptcy laws in the event any insolvency proceedings are initiated against it including, among other things, Council and European Parliament Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast). Should courts in another European country determine that the insolvency and bankruptcy laws of that country apply to the Company in accordance with and subject to such EU regulations, the courts in that country could have jurisdiction over the insolvency proceedings initiated against the Company. Insolvency and bankruptcy laws in the Grand Duchy of Luxembourg or the relevant other European country, if any, may offer the Company’s shareholders less protection than they would have under U.S. insolvency and bankruptcy laws and make it more difficult for them to recover the amount they could expect to recover in a liquidation under U.S. insolvency and bankruptcy laws.

The rights of the Company’s shareholders may differ from the rights they would have as shareholders of a United States corporation, which could adversely impact trading in Ordinary Shares and its ability to conduct equity financings.

The Company’s corporate affairs are governed by the Company’s articles of association and the laws of the Grand Duchy of Luxembourg, including the Luxembourg Company Law (loi du 10 août 1915 sur les sociétés commerciales, telle que modifiée). The rights of the Company’s shareholders and the responsibilities of its directors and officers under Luxembourg law are different from those applicable to a corporation incorporated in the United States. For example, under Delaware law, the board of directors of a Delaware corporation bears the ultimate responsibility for managing the business and affairs of a corporation. In discharging this function, directors of a Delaware corporation owe fiduciary duties of care and loyalty to the corporation and its shareholders. Luxembourg law imposes a duty on directors of a Luxembourg company to: (i) act in good faith with a view to the best interests of a company; and (ii) exercise the care, diligence, and skill that a reasonably prudent person would exercise in a similar position and under comparable circumstances. Additionally, under Delaware law, a shareholder may bring a derivative action on behalf of a company to enforce a company’s rights. Under Luxembourg law, the board of directors has sole authority to decide whether to initiate legal action to enforce a company’s rights (other than, in certain circumstances, an action against members of the Company’s Board, which may be initiated by the general meeting of the shareholders, or, subject to certain conditions, by minority shareholders holding together at least 10% of the voting rights in the company). Further, under Luxembourg law, there may be less publicly available information about the Company than is regularly published by or about U.S. issuers. In addition, Luxembourg laws governing the securities of Luxembourg companies may not be as extensive as those in effect in the United States, and Luxembourg laws and regulations in respect of corporate governance matters might not be as protective of minority shareholders as are state corporation laws in the United States. Therefore, the Company’s shareholders may have more difficulty in protecting their interests in connection with actions taken by the Company’s directors, officers or principal shareholders than they would as shareholders of a corporation incorporated in the United States. As a result of these differences, the Company’s shareholders may have more difficulty protecting their interests than they would as shareholders of a U.S. issuer.

Non-Luxembourg resident holders of Ordinary Shares could be subject to adverse Grand Duchy of Luxembourg income tax consequences.

The tax position of the holders of Ordinary Shares may vary according to their particular financial and tax situation. The tax structuring of the Company and/or its investments may not be tax-efficient for a particular prospective holder of Ordinary Shares. No assurances can be given that amounts distributed or allocated to the holders of Ordinary Shares will have any particular characteristics or that any specific tax treatment will apply. Furthermore, no assurances can be given that any particular investment structure in which the Company has a direct or indirect interest will be suitable for all holders of Ordinary Shares and, in certain circumstances, such structures may lead to additional costs or reporting obligations for some or all of the holders of Ordinary Shares.

Non-Luxembourg resident holders of Ordinary Shares that have neither a permanent establishment nor a permanent representative in the Grand Duchy of Luxembourg to which or whom the Ordinary Shares are attributable, are generally not subject to any income tax in the Grand Duchy of Luxembourg on gains realized upon the sale, repurchase or redemption of the Ordinary Shares.

Non-Luxembourg resident holders of Ordinary Shares will only be subject to the Grand Duchy of Luxembourg income tax on capital gains in the event they hold a substantial participation in the Company (i.e. more than 10% of the issued shares of the Company, either alone or together with certain close relatives, at any time during the five-year period preceding the disposition of Ordinary Shares) and (a) the disposition of Ordinary Shares (including liquidation) takes place within six months after acquisition or (b) in case of a disposition of Ordinary Shares after six months or more, such holder had been a Grand Duchy of Luxembourg resident taxpayer for more than fifteen years and has become a non-Luxembourg taxpayer less than five years before the disposition of Ordinary Shares occurs. Nevertheless, holders should consult their own tax advisors to determine which double tax treaties concluded by the Grand Duchy of Luxembourg, if any, apply in order to determine which state (residency state or the Grand Duchy of Luxembourg) has the right to tax any such capital gains.

U.S. Tax Risk Factors

If the Company were a passive foreign investment company for U.S. federal income tax purposes for any taxable year, U.S. holders of Ordinary Shares could be subject to adverse U.S. federal income tax consequences.

If the Company is or becomes a “passive foreign investment company” (“PFIC”) within the meaning of Section 1297 of the Code for any taxable year during which a U.S. holder (as defined under “U.S. Federal Income Tax Considerations”) holds Ordinary Shares, certain adverse U.S. federal income tax consequences may apply to such U.S. holder. The PFIC status of a company depends on the composition of such company’s income and assets and the fair market value of its assets from time to time, as well as on the application of complex statutory and regulatory rules that are subject to potentially varying or changing interpretations. The Company has not made a determination as to whether it currently is, or in the future may become, a PFIC, and there can be no assurance that the Company will not be treated as a PFIC for any taxable year.

If the Company were treated as a PFIC, a U.S. holder of Ordinary Shares may be subject to adverse U.S. federal income tax consequences, such as taxation at the highest marginal ordinary income tax rates on capital gains and on certain actual or deemed distributions, interest charges on certain taxes treated as deferred, and additional reporting requirements. Certain elections (including a qualified electing fund (“QEF”) or a mark-to-market election) may be available to U.S. holders of Ordinary Shares to mitigate some of the adverse tax consequences resulting from the PFIC treatment, but U.S. holders will not be able to make similar elections with respect to the Warrants. Additionally, there is no assurance that the Company will provide the information necessary for a U.S. holder to make a QEF election with respect to the U.S. holder’s Ordinary Shares. U.S. holders should consult their own tax advisors regarding the potential application of the PFIC rules and should read the discussion below under “U.S. Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules.”

Use of Proceeds

All of the Ordinary Shares and the Warrants offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. We will not receive any of the proceeds from such sales. We will pay certain expenses associated with the registration of the securities covered by this prospectus, as described in the section titled “Plan of Distribution.”

We will receive up to an aggregate of $127,765,000 if all of the Warrants are exercised to the extent such Warrants are exercised for cash. We expect to use the net proceeds from the exercise of the Warrants for general corporate purposes. However, we will only receive such proceeds if all Warrant holders fully exercise their Warrants. The exercise price of our Warrants is $11.50 per share, subject to customary adjustment and dilution. We believe that the likelihood that Warrant holders will exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the trading price of our Ordinary Shares. If the trading price for our Ordinary Shares remains less than $11.50 per share, we believe our Warrant holders will be unlikely to exercise their Warrants. There is no guarantee that the Warrants will be in the money following the time they become exercisable and prior to their expiration, and as such, the warrants may expire worthless and we may receive no proceeds from the exercise of the Warrants. To the extent that any of the Warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of the Warrants will decrease, or we may not receive any cash proceeds at all. We do not expect to rely on the cash exercise of Warrants to fund our operations. Instead, we intend to rely on our primary sources of cash discussed elsewhere in this prospectus to continue to support our operations.

Dividend Policy

From the annual net profits of the Company, at least 5% shall each year be allocated to the reserve required by applicable laws (the “Legal Reserve”). That allocation to the Legal Reserve will cease to be required as soon and as long as the Legal Reserve amounts to 10% of the amount of the share capital of the Company. The general meeting of shareholders shall resolve how the remainder of the annual net profits, after allocation to the Legal Reserve, will be disposed of by allocating the whole or part of the remainder to a reserve or to a provision, by carrying it forward to the next following financial year or by distributing it, together with carried forward profits, distributable reserves or share premium to the shareholders, each Ordinary Share entitling to the same proportion in such distributions.

The Board may resolve that the Company pays out an interim dividend to the shareholders, subject to the conditions of article 461-3 of the 1915 Law and the Company’s articles of association. The Board shall set the amount and the date of payment of the interim dividend.

Any share premium, assimilated premium or other distributable reserve may be freely distributed to the shareholders subject to the provisions of the 1915 Law and the Company’s articles of association. In case of a dividend payment, each shareholder is entitled to receive a dividend right pro rata according to his or her respective shareholding. The dividend entitlement lapses upon the expiration of a five-year prescription period from the date of the dividend distribution. The unclaimed dividends return to the Company’s accounts.

Capitalization

The following table sets out our consolidated capitalization and indebtedness as of December 31, 2022. The information below should be read together with the information under “Selected Historical Financial” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The following table sets forth the capitalization of the Company as of December 31, 2022.

As of December 31, 2022
(in thousands of USD)
Cash and cash equivalents	$10,429
Total current liabilities	$11,278
Total non-current liabilities	$—
Total liabilities	$11,278
Share capital	$375
Additional paid-in capital	$66,487
Accumulated deficit	$(55,516)
Equity settled share based payment	$552
Total equity(1)	$11,898
Total capitalization	$11,898

____________

Note:-

(1)      The total equity amount corresponds to the total capitalization amount.

Business

Overview

Moolec is a science-based food ingredient company that focuses on developing real animal proteins in plants using Molecular Farming, a disruptive, scalable, affordable, and sustainable technology. Its purpose is to upgrade taste, nutrition, and affordability of alternative protein products while building a more sustainable and equitable food system. We were founded in 2020 as a spin-off from a privately owned entity, Bioceres Group, which provided Moolec with a scientific team and certain intellectual property (Chymosin SPC and GLA patents, as well as trademarks). We operate in the United States, Europe and South America.

Molecular Farming, which can be defined as the production of recombinant proteins in plants with the express intention to utilize (and ultimately commercialize) the protein itself rather than any trait or capability it confers on the plant. Molecular Farming therefore differs from other genetic engineering applications such as metabolic engineering (where the expressed protein has a catalytic activity in plants and the value-added product is a particular metabolite) and agronomic engineering (where the expressed protein confers beneficial agronomic properties such as pest or disease resistance, stress tolerance, or increased yields). Molecular Farming enables the synthesis of real animal proteins’ DNA in any seed crop, selecting each protein for its ability to add value in terms of a targeted functionality trait such as clotting, taste, texture, or nutritional value. The resulting proteins can be used as ingredients in consumer food products providing better-tasting, more functional, and affordable animal-free protein alternatives. We believe that this technological platform has the ability to capitalize on the scale that extensive agriculture entails to achieve affordability and that it is also cost-efficient due to the fact that it leverages biology, using plants and their inputs — sun, water, and soil — as small factories to produce animal proteins. Plants are grown through traditional farming practices that result in economies of scale through high productivity volume production.

Moolec targets the fast-growing alternative proteins market trend. Our business model focuses on R&D; manufacturing and farming; developing joint ventures and/or partnerships; technology licensing; co-branding/co-development of CPG products for food service; B2B strategy for selling of the ingredients; recipes and other technological solutions to food producers and/or retailers. Molecular Farming has the potential to modify and enhance all sorts of crops with animal proteins, which could allow us to possibly consider other market opportunities. Such possible market opportunities include milk, egg, chicken, and fish replacements, or other alternative biomaterials and cosmetics.

Our first two products are Chymosin SPC, a bovine protein expressed in safflower that has curdling applications in the cheese industry, and GLA, a nutritional oil technology. They both have been cleared by regulatory authorities in Argentina and the United States and we are currently ramping up seed inventories. Upon completion of cornerstone milestones in these two products, we expect to accelerate product development efforts to widen our technology reach, by using the two crops that are most broadly used as protein alternatives to develop meat proteins, which are soy and peas. We are currently focused on producing the following four products (i) SPC Chymosin, (ii) GLA Oil, (iii) BEEF+ and (iv) POORK+.

We hold a growing international patent portfolio for our Molecular Farming technology, which is run by a diverse team of experts, such as PhDs and food insiders who have a robust background in the traditional food and meat industries. Research, development and innovation are core elements of our business strategy, and we believe they represent a critical competitive advantage for us.

We are supported by Nasdaq-listed Bioceres Crop Solutions Corp. (NASDAQ: BIOX), a fully integrated provider of crop productivity solutions enabling the transition to a carbon neutral agriculture, Theo I, a life sciences venture capital enterprise, and Union Group, a private equity management firm.

Moolec’s Strength’s and Competitive Positioning

Environmental Advantages.    Our goal is to promote a sustainable business model. Plants are highly efficient metabolic factories which operate mainly on sunlight and carbon dioxide. If plants are used to make the protein of choice, instead of a bioreactor, there will be no energy added to the process. The technology will become carbon-fixating instead of carbon emitting. Moreover, Molecular Farming allows for sustainable water handling and can benefit from

Ag-space sustainable technologies due to the compatibility of the spaces. It also allows raw material and product traceability from farm-to-market and clean label approach. Further, Molecular Farming will allow us to produce the traditional by-products that the market is used to (such as sugars, fiber, and oil) promoting a circular production and business model which has the potential to reduce our waste generation. We believe that this technology provides us with a competitive advantage when compared to the traditional protein industry, by producing products in a way that will appeal to the environmentally conscious consumer and providing food with real animal proteins without the negative impact of greenhouse gas emissions and reducing waste.

Consumer’s Shift.    The consumer’s concern for health, sustainability, ethical sourcing, animal welfare and convenience are driving food producers and retailers to reconsider their product offerings, which traditionally contain animal-derived products. In this scenario, we intend to continue to develop our brand and products. Initially, animal proteins, which are also considered to be allergens, were replaced by plant-based alternatives to cater towards the free-from market however this soon shifted to replacing the “center of plate protein” for several meals per week making it a more mainstream product which moved it out of the niche stores and into the large retailers. This increased feasibility started helping plant-based products become an accepted part of the regular diet. Usually, consumers start buying these alternatives for one main reason (e.g. health/diet) but later, after an initially positive experience, find other advantages which solidify the product’s presence in the home (e.g., convenience). We believe that we will be able to capitalize on this shift in the consumer’s concern for health and animal welfare, which puts us in an advantageous position when compared to the traditional protein industry.

Industrial Shift.    The food industry is going through a significant global protein shift and we are following along this change. This shift is driven mainly by five main pillars, which are supply chain, cost, compliance, operations and innovation, as follows:

•        The weaknesses and vulnerabilities in the supply chain have been highlighted by the droughts, trade-sanctions, trade-wars, livestock diseases, Covid-19 pandemic, Suez Canal blockage and political instability and war in a major food exporting country such as Ukraine. When coupled with the increasing desire for local foods, this instability has led companies to reconsider their importing strategy. Moreover, certain ingredients have been difficult to source. Specifically, several animal-derived ingredients including milk-protein, pork and chicken have been difficult to procure due to a lack of exportable volumes (e.g., export ban of pork or chicken due to swine fever or bird flu respectively).

•        Many essential ingredients like milk-derivatives, pork and chicken derivatives have gone up significantly in price which is putting pressure on low-cost high-volume markets in the developing nations. Due to the functionality and ease of use of these ingredients, they have been difficult to replace when the ingredient costs have been low. Considering that, for example, milk-derived proteins prices have reached an all-time high, many food formulators/producers have serious incentives to try and replace part, if not all, of the ingredients in the final product. Assembled food products or food service offerings consisting of multiple protein sources like cheese sausages, cheeseburgers, pastas, bakery products provide ample space for partial replacement of certain high-cost ingredients.

•        Sourcing compliance has increased the complexity the food production and its supply chain. The pressure to responsibly source certain ingredients is leading to the reduction of use of that specific ingredient whenever possible to limit the exposure to a market prone to shortages in volumes.

•        The safety of certain food products is increasingly making daily operations complex due to the stricter control of cross-contamination of specific product claims (e.g., organic, allergen-free, animal-free, GMO-free, etc.). This means that certain production lines are moving to a system in which either it can process all of the above, or to a line in which it is not allowed to process specific ingredients in order to maintain the free-from status.

•        Pressure for innovation to solve certain problems related to the previous pillars or demand-related topics is also generating opportunities for plant-based proteins. Due to increased routes into higher volume applications of the traditional plant-proteins, other ingredient suppliers have been developing a wider plant-based offering to find applications that other plant-based proteins have failed due to technical or marketing concerns.

We believe that by addressing the main concerns with supply chain issues, price and food safety concerns, our innovative Molecular Farming technology puts us at an advantage when compared to other alternative protein companies as well as the traditional protein industry. We will not be subject to certain of the risks caused by supply chain issues, sourcing compliance, or rising cost of ingredients as our products would use the proteins grown within the plant itself. Our technology also addresses the current challenges faced by the traditional alternative protein and meat industries by being animal free, green and reducing costs.

Taste and Texture.    Alternatives to animal-derived foods are edging closer to their targets whilst being acceptable to the consumers who buy plant-based alternatives with conviction. We are committed to prioritizing the growth of this acceptance. To make a global impact on sustainability and health, wider adoption is needed which means that the mainstream consumer, which is not inherently attracted to plant-based alternatives, needs to be drawn in. The prerequisites for a successful product which can be marketed towards committed vegans are significantly different than flexitarian/reducetarian consumers. As a consequence, the plant-based products need to be a convincing alternative to the traditional animal-based product in order to help a group of people to reduce their reliance on animal-derived protein. We believe that if the animal-alternatives can survive for one or two generations, then a gradual shift can start taking place where the food systems are nudged towards products which are perhaps less like meat but offer significant nutritional, cost and sustainability advantages over the initial generations of meat alternatives. If successful, the introduction of animal proteins into plants could help increase the functionality of the bulk of the animal-alternative recipes which are based on plants and seeds. These animal proteins have very specific functions in food where they determine texture and overall behavior in application. In terms of taste, the industry has come a long way in boosting or replacing animal-based flavors with plant or microbial derived ingredients. Using animal-inspired proteins and fats, we can also come closer to developing the tastes more associated with the traditional animal-based products.

We believe that our product will appeal to the consumer that prefers the traditional taste and texture of traditional meat products, but shares our values. A challenge for the alternative protein industry has been the ability to create alternatives that mimic the taste and texture of meat. With our technology the proteins that have a significant role and affect the taste and texture of meat products will be produced within the plants themselves. This places us in a positive position when compared to competitors that use other methods to mimic the taste and texture of meat products.

Nutritional Values.    We are a mission-driven business and nutritional value is among our priorities. More data is becoming available regarding general nutrition of specific diets and the relationship with general health and wellbeing. Many foods which are attractive in terms of taste, cost and convenience are not part of a healthy diet. Replacing these foods and attracting the mainstream consumer can be difficult. When making alternatives, it is often easy to replace specific ingredients, but it will not always result in a healthier product. This is true for plant-proteins which need to replace animal-proteins. Due to the decreased ability of plant-proteins to achieve animal-based product experiences, other components such as salt, sugar and fat may need to be increased to balance out the organoleptic perception. However, reliance for these generally unhealthy ingredients can be reduced when animal proteins are produced within the plant itself. Additionally, the animal proteins which are made in plants will have the same protein sequence to the proteins which we have been eating during the evolution of our species. By introducing these animal proteins in plants, we expect to increase the overall nutritional score.

Our products are expected to have less salt, sugar and fat when compared to competitors within the alternative protein industry. For the health-conscious consumer, we expect to have a competitive advantage. We believe that our technology will produce a product that retains the benefits of traditional meat, including certain animal-specific proteins, without the need to include less healthy ingredients needed to create a suitable meat alternative. As discussed above, currently consumers are more health conscious when making decisions related to their food, and we believe we are in a position to capitalize on this trend.

Scalability and Low Costs.    We focus on Molecular Farming, as we believe through it we can compete with animal-based products in terms of costs. Considering that our genetically modified seeds generally will not require significant downstream modifications, including farming and industrial modifications that generally occur in the alternative protein industry, we expect operational costs to be in line with the current farming methods and industrialization standards for existing soy, pea and safflower beans. With lower costs associated to our ability to scale and produce our products, we believe we are at an advantage when compared to competitors in the alternative protein space.

Management team and Industry Expertise.    We are led by a proven and experienced executive management team with many years of industry experience. We believe this blend of talent gives us tremendous insights and capabilities to create demand and fulfill it in a scalable, profitable and sustainable way and is one of our main strengths in the competitive alternative protein industry. See the section titled “Board of Directors and Executive Management” in this prospectus.

Market Opportunity/Evolving Food Industry

We believe that consumer awareness of the perceived negative health, environmental and animal-welfare impacts of animal-based meat consumption has resulted in a surge in demand for viable plant-based protein alternatives. A key analogy for both the approach to and the scale of our opportunity is the strategy by which the plant-based industry captured significant market share.

We expect the plant-based industry to grow but we also recognize that a significant impact can be made on the world-wide food system by helping traditional animal-based food producers minimize the amount of animal-derived ingredients they require for the production of nutritious, low cost and sustainable foods. There is more interest from the traditional meat and dairy industry to accept next generation and alternative ingredients which can reduce their dependence on animal proteins whilst maintaining a certain level of quality and preferably reduce costs and increase supply chain stability. We believe working alongside the traditional food industry as a key opportunity to impact global sustainability.

Recent Developments

We are currently operating in a period of economic uncertainty and capital markets disruption, which has been significantly impacted by geopolitical instability, including the ongoing military conflict between Russia and Ukraine. On February 24, 2022, a full-scale military invasion of Ukraine by Russian troops began. Although the length and impact of the ongoing military conflict is highly unpredictable, the conflict in Ukraine has led to market disruptions, including significant volatility in commodity prices, credit and capital markets, as well as supply chain disruptions. Our business, financial condition, and results of operations may be adversely affected by the negative impact on the global economy resulting from the conflict in Ukraine or any other geopolitical tensions.

In recent years and months, the traditional and alternative food industry has experienced several major global events which have significantly disrupted the global supply chain. Beyond the conflict in Ukraine, this includes several years of swine and avian flu in Europe, the current trade conflicts between the United States and China, the COVID-19 pandemic, the Suez Canal blockage, severe climate events and drought in significant agricultural locations and the current labor shortage. The relatively low cost of food, of which consumers have grown accustomed, requires efficient production and supply. These developments and continuing pressure on the price of food and food products has reinforced the dependence on the global food supply chain. For example, food recipes have frequently become complex so that if one ingredient cannot be sourced, the whole production line is unable to produce. Due to strict labeling laws, including in the countries in which we operate, replacement ingredients cannot always be used which can cause major problems which have been exacerbated by the aforementioned global events.

The disruptions and demonstration of the fragility of the global food supply chain has expedited the need for more localized sourcing when possible, but more importantly has increased the attractiveness of technological solutions to produce foods which cannot be produced locally. We believe that these technological solutions, such as Molecular Farming, can play a major role to resolve the food security issue while also providing additional advantages related to sustainability and cost reduction.

In recent years, the general acceptance of GMOs and the alternative protein segment has increased. The most common GMO crops include soybean, maize, cotton, canola, and alfalfa. The following GMO crops were also planted in different countries in 2018: papaya, eggplant, potato, apple, safflower, pineapple, and sugarcane. In addition, several genetically modified organisms (GMOs) have been approved by the EU commission recently. Since GMOs were first approved for commercial use and planted in United States soil in 1996, their production has rapidly increased; helping to make farming methods far more efficient and productive.

Key Agreements and Partnerships

Grupo Insud

On May 24, 2022, Grupo Insud (“Insud”), a global conglomerate with a strong presence in manufacturing of biosimilars, has formed a joint venture with us through its affiliate INVIM Corporativo S.L. The joint venture plans to use yeast, fungi and other micro-organisms to produce animal-free ingredients that are expected to complement our Molecular Farming and plant-based pipeline and enable us to have a unique set of food ingredients formulations. The new products that may result from this joint venture are expected to represent a significant upgrade in nutritional values, while preserving affordability. We expect that combining our respective technological platforms may improve our R&D, since this partnership is expected to permit us to speed up our scientific research and developments and to scale-up our production expertise.

Bioceres

We were founded in 2020 as a spin-off from a privately owned entity, Bioceres Group, which provided Moolec with a scientific team and certain intellectual property (Chymosin SPC and GLA patents, as well as trademarks).

On June 17, 2021, we entered into an agreement with Bioceres to assist us with local operations in Argentina, as well as provide us with additional expertise. Bioceres provided assistance during our inception and early operations in Argentina before incorporating our subsidiary.

Products

The table below sets forth our product portfolio. Our products are in various stages of R&D and not yet available to consumers or in the production stage. We currently have multiple projects in development which will require us to confirm discovery, proof of concept and develop further products, particularly in connection with our plans to develop meat replacements, POORK+ and BEEF+:

Product	Category	Description	Market
Chymosin SPC	Dairy Ingredient

Plant-based Chymosin. Chymosin is a key ingredient for cheese production compulsory for the clotting step. Moolec’s technology allows Chymosin to be produced in Safflower seeds turning this semi-arid crop into a bio-reactor for enzymes.

Food, dairy (cheese industry)
GLA SONOVA®	Nutritional Oil

Plant-based GLA. A safflower oil with high levels of GLA (at least 40%). Moolec’s technology allows a high concentration of GLA that is at least twice as concentrated when compared with other standard sources of GLA such as borage oil and evening primrose oil, which concentrations are 20% and 10%, respectively.

Food, pet food, health & nutrition(1)

Product	Category	Description	Market
POORK+	Meat Replacement

POORK+ is a plant-based and animal meat free ingredient containing porcine proteins in soybeans. Moolec’s technology allows the enhancement of organoleptic properties and nutrition in alternative meat products by using a more sustainable and affordable approach when compared to traditional animal protein production.

Food, alternative meat

____________

Note:—

(1)      As of the date of this prospectus the FDA has approved the GLA-containing safflower seed oil as a new ingredient in dietary supplements, nutritional beverages, and medicinal foods for humans. The FDA has also approved the use of the seed oil as an ingredient in dog and cat food and the use of the seed meal in cattle and poultry feeds. Moolec is conducting pre-submission consultation with the FDA with respect to additional uses in food products for humans and animals.

Development Timelines

Our four products included in our product portfolio described above, Chymosin SPC, GLA SONOVA®, POORK+ and BEEF+ are each in different stages of product development. In order to commercialize our products and for them to enter into markets, it is necessary for our products to go through multiple stages of development, including research and development where we aim to locate proteins of interest found in traditional animal foods that can be effectively and efficiently expressed within a plant or a microorganism, the development of a successful prototype, further research and testing to ensure that the prototype can be efficiently scaled-up, production of the product and finally commercialization of the product. The stages of development for our products consist of the following:

(i)     Discovery:    The first phase in the technology development process is the discovery or identification of candidate genes or genetic systems, metabolites, or microorganisms potentially capable of enhancing specified plant characteristics or enabling an agroindustrial biotech solution.

(ii)    Proof of concept:    Upon successful validation of the technologies in model systems (in vitro or in vivo), promising technologies graduate from discovery and are advanced to the proof-of-concept phase. The goal of this phase is to validate a technology within the targeted organism before moving forward with technology escalation activities or extensive field validation.

(iii)   Early development:    In this phase, efficacy field trials are expanded to evaluate the expression level and phenological characteristics of the traits in multiple geographies and growing cycles, as well as other characteristics in order to optimize the technology’s performance in the targeted organisms. The goal of the early development phase is to evaluate the technical feasibility by identifying the best candidate to scale up the seed stock and to start the regulatory field trials.

(iv)   Advanced development and deregulation:    In this phase, extensive field tests are used to fully demonstrate the effectiveness of the technology for its intended purpose. In the case of GM traits, the process of obtaining regulatory approvals from government agencies is started, and includes field trials for environmental, core and food safety data generation. For solutions involving microbial fermentation, industrial-scale runs are conducted.

(v)    Pre-launch:    This phase involves finalizing the regulatory approval process and preparing for the launch and commercialization of the technology. The range of activities in this phase includes seed increases, pre-commercial production, and product and solution testing with selected customers. Usually, a more detailed marketing strategy and preparation of marketing materials occur during this phase.

(vi)   Product launch:    In general, this phase, which is the last milestone of the research and development process, is carried out by the group.

Our Chymosin SPC and GLA SONOVA® products are currently at the “scale-up” stage, described above as Pre-launch, whereby we have already been able to successfully develop the prototype and our conducting further research in greenhouses related to seed multiplication and protein expression. Our meat replacements products, POORK+ and BEEF+, remain in the first developmental stages of research, including Discovery, Proof of concept and Early development.

We do not currently have an exact developmental timeline related to our products and when they will reach the commercialization stage. Our timeline is subject to changes as we proceed with field trials, seed multiplication and additional R&D testing.

The table below describes the current projects that are within our pipeline. We believe that the projects below can continue to advance, becoming products, and reach commercialization, subject to final regulatory approvals and success within each of the stages described above:

Product	Project	Application	Plant/ Microorganism Host	Function(1)	Development Stage	Planned Commercial Launch
Chymosin SPC	SPC2	Dairy Ingredient	Safflower	Texture	Scale-up	2025
GLA SONOVA®	GLASO	Nutritional Oil	Safflower	Nutrition	Scale-up	2025
BEEF+	YEEA1	Meat replacement	Yeast	Sensory and Nutrition	Early development	2025
BEEF+	YEEA2	Meat replacement	Yeast	Sensory and Nutrition	Discovery	2025
BEEF+	YEEA3	Meat replacement	Yeast	Sensory and Nutrition	Discovery	2026
POORK+	SOOY1	Meat replacement	Soybean	Sensory and Nutrition	Proof of concept	2027
POORK+	SOOY2	Meat replacement	Soybean	Sensory and Nutrition	Discovery	2029
POORK+	SOOY3	Meat replacement	Soybean	Sensory and Nutrition	Discovery	2029
POORK+	SOOY4	Meat replacement	Soybean	Sensory	Incubation	To be determined
BEEF+	PEEA1	Meat replacement	Pea	Sensory and Nutrition	Discovery	2028

____________

Note:—

(1)      The function of our products acts to create an experience within a product that is typical of the traditional meat market. This includes texture, sensory experience and nutrition. Each of the projects described above will advance one or more of these functions within our products. Texture relates to the feel and consistency of the product. Sensory implies an improved perception of the product, especially with respect to meat replacements. Nutrition refers to increased digestibility of the expressed protein or an improvement of the micronutrient content and bioavailability.

We believe, based on available market research, that the Serviceable Available Market (SAM) with respect to products similar to Chymosin SPC, GLA SONOVA®, and our potential meat replacements (POORK+ & BEEF+) could reach $350 million, $1,500 million, and $1,500 million, respectively, by the end of 2025. We must complete the necessary development activities in order to meet the development timelines indicated above. However, delays may occur as a result of the development process. See “Risk Factors — Risks Related to our Business and Operations — To compete effectively, we must introduce new products that achieve market acceptance and improve the output of our technology.”

Marketing and Sales

We are currently in the R&D phase of our production and are working to scale up our seed inventory and production. As our product and focus on Molecular Farming may not be familiar to many potential consumers, we will be required to educate consumers about our brand, respond quickly to concerns and consult on food trends. As we grow our brand, we expect to expand our sales and marketing team in the future by adding dedicated personnel to service new retail customers. In the future we may also add outside sales representative to extend our sales efforts to the extent necessary.

Competition

The alternative protein market is highly competitive. Our primary competitors in this area include Motif FoodWorks, Impossible Foods Inc., Givaudan Group, International Flavors & Fragrances, Nobell Foods, Kyomei, DSM and Hansen.

Intellectual Property

Our business model is focused on R&D and the development of future IP and patents. Our IP strategy consists of conducting research and testing to rapidly acquire IP protection for our Molecular Farming platform.

Our patents or patent applications relate to plant-based technologies. The main countries in which we seek patent protection, among others, are the United States, Canada, Brazil, Argentina, Australia, India, China, Hong Kong, Japan, Malaysia, New Zealand, Mexico and other countries in Europe.

To date, we have identified and sought patent protection in our capacity as either title holder or exclusive licensee for over 22 plant-based technologies linked to (i) SPC, a plant-based chymosin and key ingredient for cheese production, (ii) GLA, a plant based oil destined for enriching food, pet food, and nutraceutical products (iii) plant-based real porcine and bovine proteins embedded within the matrix of native soy proteins to enhance alternative meat products in terms of taste, color and nutritional values and (iv) methods for producing recombinant animal proteins within yeast. These technologies are currently protected through our 17 patents and 5 current patent applications as owner and or as exclusive licensee.

The table below sets forth the product type/technology for which: (i) our patents granted relate, the jurisdiction of registration, the expiration and the type of patent; (ii) our patents application relate, the jurisdiction in which the registration was applied for, the application date and the type of patent, as well as our licensed patents and trademarks. 10.5% of our patents are proprietary while 89.5% of the patents listed below have been licensed from third parties.

Patents

The table below shows the patents that have been granted as of the date hereof.

Current Owner	Jurisdiction	Application/Patent Number	Filing Date	Issue Date	Expiration Date	Prosecution Status	Company Technology
Arcadia Biosciences, Inc.	Argentina	P060102090	05/22/2006	11/15/2017	05/22/2026	Granted	Safflower with elevated gamma-linolenic acid (GLA)
Blue Horse Labs, Inc.	Germany	EP06771043A	05/22/2006	07/29/2015	05/22/2026	Granted	Safflower with elevated gamma-linolenic acid (GLA)
Arcadia Biosciences, Inc.	Australia	2006249983	05/22/2006	06/30/2011	05/22/2026	Granted	Safflower with elevated gamma-linolenic acid (GLA)
Arcadia Biosciences, Inc.	Brazil	PI06114806 B1	05/22/2006	07/06/2016	07/06/2026	Granted	Safflower with elevated gamma-linolenic acid (GLA)
Arcadia Biosciences, Inc.	Canada	2609367	05/22/2006	08/19/2014	05/22/2026	Granted	Safflower with elevated gamma-linolenic acid (GLA)

Current Owner	Jurisdiction	Application/Patent Number	Filing Date	Issue Date	Expiration Date	Prosecution Status	Company Technology
Arcadia Biosciences, Inc.	China	ZI.200680024359.6	05/22/2006	09/05/2012	05/22/2026	Granted	Safflower with elevated gamma-linolenic acid (GLA)
Blue Horse Labs, Inc.	Spain	EP06771043A	05/22/2006	07/29/2015	05/22/2026	Granted	Safflower with elevated gamma-linolenic acid (GLA)
Blue Horse Labs, Inc.	France	EP06771043A	05/22/2006	07/29/2015	05/22/2026	Granted	Safflower with elevated gamma-linolenic acid (GLA)
Blue Horse Labs, Inc.	United Kingdom	EP06771043A	05/22/2006	07/29/2015	05/22/2026	Granted	Safflower with elevated gamma-linolenic acid (GLA)
Blue Horse Labs, Inc.	Hong Kong	8108949.7	08/13/2008	12/24/2015	05/22/2026	Granted	Safflower with elevated gamma-linolenic acid (GLA)
Arcadia Biosciences, Inc.	India	9948DELNP2007	12/20/2007	07/28/2016	05/22/2026	Granted	Safflower with elevated gamma-linolenic acid (GLA)
Arcadia Biosciences, Inc.	Japan	2008513656	11/23/2007	07/06/2012	05/22/2026	Granted	Safflower with elevated gamma-linolenic acid (GLA)
Arcadia Biosciences, Inc.	Mexico	MXA2007014753	05/22/2006	06/04/2013	05/22/2026	Granted	Safflower with elevated gamma-linolenic acid (GLA)
Arcadia Biosciences, Inc.	Malaysia	PI20072148	11/30/2007	11/29/2013	11/30/2027	Granted	Safflower with elevated gamma-linolenic acid (GLA)
Arcadia Biosciences, Inc.	New Zealand	563676	11/23/2007	05/09/2011	05/22/2026	Granted	Safflower with elevated gamma-linolenic acid (GLA)
Blue Horse Labs, Inc.	United States	11/438,951	02/11/2011	02/22/2011	05/22/2026	Granted	Safflower with elevated gamma-linolenic acid (GLA)
Blue Horse Labs, Inc.	United States	13/025,345	02/11/2011	06/05/2012	05/22/2026	Granted	Safflower with elevated gamma-linolenic acid (GLA)

The table below shows current patent applications pending as of the date hereof.

Patent Technology	Jurisdiction	Filing Date	Status
High expression of animal protein in plants	United States	6/29/2022	Pending
Safflower Transgenic Event SPC (SCP 2.0)	United States	8/20/2020	Pending
Safflower Transgenic Event SPC (SCP 2.0) Div.	United States	9/20/2022	Pending
Safflower Transgenic Event SPC (SPC 2.0)	Argentina	05/07/2021	Pending
Methods for the production of recombinant heme proteins in hansenula polymorpha	United States	10/06/2022	Pending

Trademarks

The table below shows our current trademarks as of the date hereof.

Current Owner	Jurisdiction	Application Number	Filing Date	Registration Date	Prosecution Status	Trademark
Moolec Science Limited	US — International Class 5	85/532,292	02/02/2012	04/09/2013	Registered	SONOVA (and DESIGN) (BLACK and WHITE)
Moolec Science Limited	US — International Class 5	85/532,568	02/02/2012	04/09/2013	Registered	SONOVA (and DESIGN) (COLOR)
Moolec Science Limited	US — International Class 5	85/532,041	02/02/2012	06/10/2014	Registered	SONOVA GLA SAFFLOWER OIL (STYLIZED DESIGN) (COLOR)
Moolec Science Limited	US — International Class 5	85/530,341	01/31/2012	06/10/2014	Registered	SONOVA GLA SAFFLOWER OIL (and DESIGN) (BLACK and WHITE)
Moolec Science Limited	US — International Class 3	85/508,765	01/04/2012	11/27/2012	Registered	SONOVA
Moolec Science Limited	US — International Class 5	85/505,979	12/29/2011	08/14/2012	Registered	SONOVA
Moolec Science Limited	Canada	1414621	10/15/2008	10/26/2011	Registered	SONÕVA
Moolec Science Limited	European Union — Class 29, 42	18535249	08/19/2021	12/22/2021	Registered	Moolec
Moolec Science Limited	United Kingdom — Class 29, 42	UK00003685139	08/23/2021	08/23/2021	Registered	Moolec
Moolec Science Limited	United Kingdom — Class 29, 42	UK00003685109	08/23/2021	08/23/2021	Registered	GM4GOOD
Moolec Science Limited	European Union — Class 29, 42	18535246	08/19/2021	12/22/2021	Registered	GM4GOOD
Moolec Science Limited	European Union — Class 29, 42	18536578	08/19/2022	12/22/2021	Registered	Moolec
AG Biomolecules LLC	Argentina — Class 1	3167938	05/30/2012	9/30/2013	Registered	SPC
AG Biomolecules LLC	Argentina — Class 31	3167939	05/30/2012	9/30/2013	Registered	SPC

Research and Development

Our R&D activities are directed toward the ability to find proteins of interest that are found in traditional animal foods and express the desired proteins in a host plant. Our R&D platform is undertaken through service agreements with companies that specialize in the research and development of increasing crop yields, gene expression and biotechnology.

Agrality S.A. (Agrality)

On October 15, 2020, we entered into a service agreement with Agrality for the provision of seed multiplication services. This project ended in January 2021.

Ingeniería Metabólica S.A. (INMET)

On October 22, 2020, we entered into a service agreement with INMET for a fermentation project consisting of strain construction and downstream processing of a bovine protein. This project ended in July 2022 with inconclusive results.

HAN Biocentre — University of Applied Sciences in Nijmegen (HAN Biocentre)

On December 16, 2020, we entered into a service agreement with HAN Biocentre for a fermentation project consisting of strain construction and downstream processing of a porcine protein. The contract expired in July 2021 and the results for the project were inconclusive.

Instituto de Agrobiotecnología Rosario S.A.U. (INDEAR)

On January 18, 2021, we entered into a service agreement with INDEAR for transformation services of transgenic events. This agreement expired in December 2022 and we are currently discussing an amendment agreement with INDEAR to extend the term of this agreement through the completion of the project.

On September 9, 2021, we entered into a service agreement with INDEAR for the development of the following: (a) seed multiplication of GM safflower containing nutritional oil (GLA) and Chymosin, and (b) R&D activities related to our safflower’s technologies. The seed multiplication service ended in February 2022 and the R&D activities are ongoing.

On June 23, 2022, we entered into a service agreement with INDEAR for gene expression analysis and generation advancement services in order to select desirable soybean transgenic lines.

Washington State University (WSU)

On January 29, 2021, we entered into a sponsored research project agreement with WSU for the development of research related to bovine protein expression in pea plants. The agreement was amended on June 1, 2022 and on August 19, 2022. A new amendment to expand the scope is currently being negotiated. The project is expected to be completed in July 2023.

Wisconsin Crop Innovation Center (WCIC)

On February 11, 2021, we entered into a service agreement with WCIC for soybean transformation services. The project was completed in June 2022, and we are currently in negotiations to enter into a new agreement with WCIC to carry out the next stage of the project, which is expected to end in March 2023.

Future Foods B.V. (Future Foods)

On May 1, 2021, we entered into a service agreement with Future Foods for food-product development services and application research. In December 2022, this agreement was renewed for an additional six-month period.

Artes Biotechnology GmbH (Artes)

On September 15, 2021, we entered into a service agreement with Artes for a fermentation project consisting of the development of a yeast-based production cell line. This agreement ended with the completion of the project in April 2022.

Flavour Products BV (Flavour Products)

On December 28, 2021, we entered into a service agreement with Flavour Products for the development of flavor profiles for our products. This project is expected to be finished by the end of 2023.

Koompin Farms

On April 13, 2022, we entered into a service agreement with Koompin Farms for the provision of seed multiplication services. The project ended with seed harvesting in October 2022.

Premas Biotech PVT Ltd. (Premas)

On May 16, 2022, we entered into a service agreement with Premas for a fermentation project consisting of the development of yeast-based production cell lines for several bovine proteins. This agreement ended in October 2022 after the completion of the project.

The Curators of the University of Missouri (University of Missouri)

On November 4, 2022, we entered into a service agreement with the University of Missouri for the provision of expression analysis services in soybean transgenic events.

Service agreements with third parties

The table below shows the service agreements of which we are a party which are currently a primary source of research and development activities.

Counterparty Name	Type of Agreement	Date
Future Foods B.V.	Service Agreement	May 1, 2021
Instituto de Agrobiotecnología Rosario S.A.U. (INDEAR)	Service Agreement	September 9, 2021
Instituto de Agrobiotecnología Rosario S.A.U. (INDEAR)	Service Agreement	June 23, 2022
Flavour Products B.V.	Service Agreement	December 28, 2021
Washington State University (WSU)	Sponsored Research Project Agreement	January 29, 2021
The Curators of the University of Missouri	Service Agreement	November 4, 2022

Raw Materials and Material Sourcing

The process of scaling up our seed inventory and production is performed in the United States and Argentina. We have access to different growers in both countries to outsource the production depending on agronomical conditions. Currently, we have safflower productions in American Falls (Idaho, USA) and Monte del Rosario (Córdoba, Argentina).

For seed transformation and seed scaling up at R&D stage (soybean and pea), including greenhouses use, we currently work with three outsourced service centers: WCIC, WSU and INDEAR. We are constantly evaluating the most suitable partners considering the scope of the new R&D programs.

Regulatory Landscape

We are, and will be, subject to laws and regulations in which we operate. This includes laws and regulations governing biotechnology and food companies related to the development, approval, manufacturing, import, export, marketing and sale of our products.

Regulation of Plant Biotechnology Products

United States

Our main focus is the United States market. In the United States, the main agencies with responsibility for regulation of plant biotechnology products are the USDA, the Animal and APHIS, and the FDA.

As of the date hereof, Moolec has permits from USDA-APHIS for importation, interstate movement, and environmental release of GE plants while we are seeking confirmation from USDA-APHIS-BRS. Moolec GLA safflower oil (GLASO) already has approvals from the FDA for use of GLASO as an ingredient in dietary supplements, an ingredient in nutritional beverages and medical foods, and as an ingredient in pet food. We have also the FDA approval for use of the seed meal from GLA safflower plants in food for cattle and poultry.

Argentina

Our plants require approval under the MAGP, since we plan to produce our crops in both Argentina and the United States in order to have flexibility given the counter seasons of the two locations.

Currently we have permits from the MAGP for importation, movement and environmental release from some of our genetically modified plants. Our chymosin safflower has been fully approved by MAGP for release and production in Argentina and no further permits are required for its production.

Regulation of Food and Ingredient Products

United States

We are subject to laws and regulations administered by various federal, state and local government agencies in the United States, such as the FDA, the Federal Trade Commission, the Environmental Protection Agency, the Occupational Safety and Health Administration, and the USDA, related to any future processing, packaging, distribution, sale, marketing, labeling, quality, safety, and transportation of our products, as well as our occupational safety and health practices.

Among other things, the facilities where are products are grown in the United States may be required to register with the FDA, and comply with regulatory schemes including the Food Safety Modernization Act. We would also be subject to state and local food and safety regulations in connection with the sale of our future products. We are also subject to labor and employment laws, laws governing advertising, privacy laws, safety regulations and other laws.

Other Regulatory Requirements

We are also subject to various federal, state, local and national and transnational laws, regulations and requirements in the jurisdictions in which we operate, relating to not only biotechnology and food and ingredient products. In the future as we continue to grow, we may be subject to other regulations and requirements in the jurisdictions in which we operate relating to, among others, safe working conditions, laboratory and distribution practices, transportation and disposal of hazardous or potentially hazardous substances. In addition, applicable import and export laws will require us to abide by certain standards relating to the cross-border transit of finished goods and raw materials.

The costs associated with our continued compliance with the various applicable federal, state, local, national and transnational regulations to which we are subject, or could become subject could be significant, and the failure to comply with such legal requirements could have an adverse effect on our results of operations and financial condition. See “Risk Factors — Risks Related to Laws and Regulations.”

Employees

As of the date hereof, we have 12 full-time and temporary employees located in the United States, Argentina, the Netherlands and the United Kingdom. We employ six scientists and skilled personnel. We have never experienced a labor-related work stoppage. Our work environment is focused on technology, as is our corporate purpose.

Legal Proceedings

From time to time, we may become involved in legal proceedings arising in the ordinary course of our business. As of the date hereof, we are not party to any legal proceeding.

On February 10, 2023, the Company filed a complaint against EarlyBird in the U.S. District Court of the Southern District of New York with respect to the amount of compensation due to EarlyBird pursuant to the Business Combination Marketing Agreement and EarlyBird Amendment. On December 29, 2022, LightJump received an invoice from EarlyBird for $3 million for services rendered under the Business Combination Marketing Agreement and EarlyBird Amendment. EarlyBird argued that the 20% variable fee applied to funding under the Backstop Agreement. However, the Business Combination Marketing Agreement states that EarlyBird’s variable cash fee of 20% of the aggregate gross proceeds (up to a maximum of $3.83 million) only applies to financing received by LightJump in connection with the Business Combination, and all funds owed under the Backstop Agreement and Memorandum of Understanding — $8,010,989 — were paid to the Company and not to LightJump.

In light of the above, on February 10, 2023, we filed a complaint in the U.S. District Court of the Southern District of New York against EarlyBird seeking declaratory judgment from the court that EarlyBird is owed a maximum of $1,417,802.21 ($1,000,000 plus $20,000 in agreed expenses plus 20% of the $1,989,011.05 remaining in the Trust Account at closing) consistent with the plain language of the Business Combination Marketing Agreement as amended by the EarlyBird Amendment, in addition to reasonable attorneys’ fees and costs incurred in relation to this proceeding. This proceeding was resolved by a settlement between the Company and EarlyBird dated March 15, 2023. On March 16, 2023, we filed a notice of dismissal relating to our previously filed complaint with the Southern District of New York.

Management’s Discussion and Analysis of
Financial Condition and Results of Operations

The following discussion and analysis provide information which Moolec’s management believes is relevant to an assessment and understanding of Moolec’s results of operations and financial condition. This discussion and analysis should be read together with the section of this prospectus entitled “Selected Historical Consolidated Financial Information of Moolec” and the unaudited and audited consolidated financial statements and related notes of Moolec that are included elsewhere in this prospectus. This discussion and analysis should also be read together with the section of this prospectus entitled “Business.” In addition to historical financial information, this discussion and analysis contains forward-looking statements based upon current expectations that involve risks, uncertainties and assumptions. See the section entitled “Cautionary Note Regarding Forward-Looking Statements.” Actual results and timing of selected events may differ materially from those anticipated in these forward-looking statements as a result of various factors, including those set forth under “Risk Factors” or elsewhere in this prospectus.

Overview

Moolec is a science-based food ingredient company that focuses on developing real animal proteins in plants using Molecular Farming, a disruptive, scalable, affordable, and sustainable technology. Its purpose is to upgrade taste, nutrition, and affordability of alternative protein products while building a more sustainable and equitable food system. We were founded in 2020 as a spin-off from a privately owned entity, Bioceres Group S.A., which has since provided Moolec with a scientific team and certain intellectual property (Chymosin SPC and GLA patents, as well as trademarks). We operate in the United States, Europe and South America.

Molecular Farming, which can be defined as the production of recombinant proteins in plants with the express intention to utilize (and ultimately commercialize) the protein itself rather than any trait or capability it confers on the plant. Molecular Farming therefore differs from other genetic engineering applications such as metabolic engineering (where the expressed protein has a catalytic activity in plants and the value-added product is a particular metabolite) and agronomic engineering (where the expressed protein confers beneficial agronomic properties such as pest or disease resistance, stress tolerance, or increased yields). Molecular Farming enables the synthesis of real animal proteins’ DNA in any seed crop, selecting each protein for its ability to add value in terms of a targeted functionality trait such as clotting, taste, texture, or nutritional value. The resulting proteins can be used as ingredients in consumer food products providing better-tasting, more functional, and affordable animal-free protein alternatives. This technological platform has the ability to capitalize on the scale that extensive agriculture entails to achieve affordability. It is also cost-efficient due to the fact that it leverages biology, using plants and their inputs — sun, water, and soil — as small factories to produce animal proteins. Plants are grown through traditional farming practices that result in economies of scale through high productivity volume production.

Moolec targets the fast-growing alternative proteins market trend. Our business model focuses on R&D; manufacturing and farming; developing joint ventures and/or partnerships; technology licensing; co-branding/co-development of CPG products for food service; B2B strategy for selling of the ingredients; recipes and other technological solutions to food producers and/or retailers. Molecular Farming has the potential to modify and enhance all sorts of crops with animal proteins, which could allow us to possibly consider other market opportunities. Such possible market opportunities include milk, egg, chicken, and fish replacements, or other alternative biomaterials and cosmetics.

Our first two products are Chymosin SPC, a bovine protein expressed in safflower that has curdling applications in the cheese industry, and GLA, a nutritional oil technology. They both have been cleared by regulatory authorities in Argentina and the United States and we are currently ramping up seed inventories. Upon completion of cornerstone milestones in these two products, we expect to accelerate product development efforts to widen our technology reach, by using the two crops that are most broadly used as protein alternatives to develop meat proteins, which are soy and peas. We are currently focused on producing the following four products (i) SPC Chymosin, (ii) GLA Oil, (iii) BEEF+ and (iv) POORK+.

We hold a growing international patent portfolio for our Molecular Farming technology, which is run by a diverse team of experts, such as PhDs and food insiders who have a robust background in the traditional food and meat industries. Research, development and innovation are core elements of our business strategy, and we believe they represent a critical competitive advantage for us.

We are supported by Nasdaq-listed Bioceres Crop Solutions Corp. (NASDAQ: BIOX), a fully integrated provider of crop productivity solutions enabling the transition to a carbon neutral agriculture, Theo I, a life sciences venture capital enterprise, and Union Group, a private equity management firm.

The Business Combination

On the Closing Date, the Company consummated the transactions contemplated by the Business Combination Agreement dated as of June 14, 2022, by and among LightJump, Moolec, the Company, and Merger Sub, as amended by that certain amendment No. 1 to the Business Combination Agreement dated as of November 18, 2022.

On or before the Closing Date, pursuant to the Business Combination Agreement and related agreements:

•        all the issued Moolec Ordinary Shares held by Moolec Shareholders were transferred and for purposes of the 1915 Law, contributed in kind to the Company, free and clear of all Liens (other than the Moolec Shareholders’ Agreements Liens that have expired on or prior to the Closing Date), and Moolec Shareholders subscribed for and, as consideration for the contribution, were issued, in accordance with the Exchange Ratio (save that the Ordinary Shares to be were reduced by the number of Ordinary Shares already held by Moolec Shareholders immediately prior to the Exchange), being a total of 32,500,000 Ordinary Shares. For Luxembourg law purposes, a Luxembourg independent auditor (réviseur d’entreprises) of the Company issued a report on the contributions in kind relating to the contribution of the Moolec Ordinary Shares prepared in accordance with article 420-10 of the 1915 Law;

•        each Moolec SAFE Holder contributed all of its rights and obligations under each Original SAFE to the Company in consideration for the issuance by the Company of a simple agreement for future equity on substantively identical terms (mutatis mutandis) with such adjustments as required under Luxembourg law. For Luxembourg law purposes, a Luxembourg independent auditor (réviseur d’entreprises) of the Company issued a report on the contributions in kind relating to the contribution of the Original SAFEs prepared in accordance with article 420-10 of the 1915 Law;

•        each Moolec Shareholder ceased to be the beneficial holder of such Ordinary Shares and subject to the submission of all filings required under Law (including any filings required to pay stamp duties), the Company was recorded as the registered holder of all Ordinary Shares so exchanged and transferred and is the legal and beneficial owner thereof;

•        immediately prior to the Merger Effective Time but after the Exchange Effective Time, each Moolec SAFE Holder subscribed for, received and became holders of issued and outstanding Ordinary Shares, in accordance with the respective Moolec SAFE, which included 262,260 Ordinary Shares; and

•        SPAC caused the Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL in order to effectuate the Merger. The Merger became effective on December 30, 2022.

At the Merger Effective Time, by virtue of the Merger and the Company Requisite Approvals, subject to the Merger Auditor Report, and without any further action on the part of SPAC, Merger Sub, the Company or Moolec or the holders thereunder:

•        each SPAC Common Stock issued and outstanding immediately prior to the Merger Effective Time, excluding those that had been redeemed subject to any redemption rights, were exchanged with the Company (which exchange, for purposes of the 1915 Law, shall include, for the avoidance of doubt, a contribution-in-kind of each such shares of SPAC Common Stock from the holders of SPAC Common Stock to the Company), against the issue by the Company of new Ordinary Shares (such issuance, the “Merger Issuance”), under the authorized share capital of the Company (pursuant to the Company Delegate Merger Resolutions) and subscribed by the contributing holders of SPAC Common Stock by virtue of the Merger and in accordance with the 1915 Law for one validly issued and fully paid Ordinary Share (the “Merger Consideration”), delivered by the Company;

•        as a result of the Merger, all SPAC Common Stock ceased to be outstanding, was cancelled and ceased to exist;

•        each share of common stock, par value $0.01, of Merger Sub issued and outstanding immediately prior to the Merger Effective Time was converted and exchanged for one (1) validly issued, fully paid and nonassessable ordinary share, par value $0.01 per share, of LightJump; and

•        each SPAC Warrant that was outstanding immediately prior to the Merger Effective Time, pursuant to the SPAC Warrant Agreement, ceased to represent a right to acquire one SPAC Common Stock and was converted in accordance with the terms of such SPAC Warrant Agreement, at the Merger Effective Time, into a right to acquire one Ordinary Share on substantially the same terms as were in effect immediately prior to the Merger Effective Time under the terms of the SPAC Warrant Agreement.

Following the Merger Effective Time:

•        Moolec’s CFO was freely allotted the Key Staff Participation to satisfy the requirements under the CFO Consulting Agreement.

Prior to the Closing Date, on July 8, 2022, LightJump held a special meeting of stockholders. At the meeting, LightJump’s stockholders approved the Extension Amendment extending the date by which LightJump must consummate its initial business combination from July 12, 2022 to January 12, 2023. Public stockholders of LightJump holding 11,032,790 shares of SPAC Common Stock exercised their right to redeem such shares for a pro rata portion of the funds in the Trust Account. As a result, $110,507,220 (approximately $10.02 per share) was removed from the Trust Account to pay such holders. Following redemptions, LightJump had 2,767,210 public stockholders of SPAC Common Stock outstanding and the aggregate amount remaining in the Trust Account as of September 30, 2022 was $28,132,922 (which includes an additional $276,721 contributed by the Sponsor in connection with the Extension).

Prior to the Closing, on December 27, 2022, in connection with the vote to approve the Business Combination Proposal and the Adjournment Proposal at LightJump’s special meeting of stockholders, certain public holders of SPAC Common Stock exercised their right to redeem 2,572,848 shares of SPAC Common Stock for cash at a redemption price of approximately $10.23 per share, for an aggregate redemption amount of approximately $26.3 million. $1,989,011 remained in the Trust Account, for the benefit of the Company, after considering the redemption amount to be paid to the redeeming public holders of SPAC Common Stock. At Closing, EarlyBird and the Company disagreed on the amount of EarlyBird Cash Fees due to EarlyBird in connection with the EarlyBird Amendment. As a result of such dispute, EarlyBird did not provide its required consent to Continental for the transfer of the outstanding funds held in the Trust Account. The remaining amount in the Trust Account was held by Continental following Closing pending resolution of the dispute. On February 10, 2023, the Company filed a complaint against EarlyBird with the Southern District of New York in respect of compensation due to EarlyBird pursuant to the Business Combination Marketing Agreement and EarlyBird Amendment. This proceeding was resolved by a settlement between the Company and EarlyBird dated March 15, 2023. On March 16, 2023, we filed a notice of dismissal relating to our previously filed complaint with the Southern District of New York. See “Business — Legal Proceedings.”

Additionally, pursuant to the Backstop Agreement, the Sponsor exercised the right to elect to concede Sponsor shares instead of contributing the requisite cash amount under the Backstop Agreement by conceding a total of 200,276 Sponsor shares of SPAC Common Stock to each of UGVL and Theo. UGVL and Theo each contributed US$4,005,520 to the Company pursuant to the terms of the Backstop Agreement and in turn the Company issued 400,552 Ordinary Shares to each of UGVL and Theo.

Upon consummation of the Business Combination, Moolec and LightJump became direct subsidiaries of Moolec.

Share Issuance to the New Moolec Shareholders

On November 18, 2022, Moolec, the Company, SPAC and Merger Sub entered into the Amendment to the Business Combination Agreement. Pursuant to the Amendment to the Business Combination Agreement, prior to the Exchange Effective Time, Moolec issued an aggregate number of Moolec Ordinary Shares equal to 2,354,069 to at least 300 and up to 424 of the current individual shareholders of Bioceres S.A. and Bioceres Group PLC. Moolec and the New Moolec Shareholders entered into a subscription agreement prior to the Exchange Effective Time pursuant to which Moolec agreed to issue 2,354,069 Moolec Ordinary Shares and the New Moolec Shareholders agreed to pay an aggregate purchase price of $15,000,000 and undertook to pay the purchase price within 5 years from the date of such subscription agreement.

Following the issuance to the New Moolec Shareholders and immediately prior to the Exchange Effective Time, Moolec had a share capital of 51,016,524 Moolec Ordinary Shares issued and outstanding and the Moolec Shareholders consisted of BG Farming Technologies Limited, UGLV, Bioceres Crop Solutions Corp and the New Moolec Shareholders, which held 22,871,100, 22,871,100, 2,919,715 and 2,354,609 Moolec Ordinary Shares, respectively.

Key Factors Affecting Operating Results

We began our operations through Moolec, which was spun-out from Bioceres on August 21, 2020, and therefore we have a limited operating history and no generated revenues. There is no assurance that we will be able to generate revenues in the future, and even if revenues are generated, there is no assurance that we will be able to earn a profit. However, given the current heightened consumer demand for plant-based foods worldwide, we are optimistic in the trajectory of our business given our unique approach to alternative proteins. Moolec is a pre-revenue company and believe that its performance and future success depends on several factors that present significant opportunities for growth but also pose risks and challenges, including those discussed below and in the section of this prospectus entitled “Risk Factors — Risks Relating to Our Business and Operations.”

Basis of Preparation and Significant Accounting Policies

The following is a description of our accounting policies that we believe are most critical to the portrayal of our financial conditions and results of operations and that require significant, difficult, subjective or complex judgments. Our basis of preparation and significant accounting policies are described in our consolidated financial statements (Notes 2 and 3 respectively) included elsewhere in this prospectus, which have been applied consistently to all the periods presented in the consolidated financial statements.

Pro-forma basic and diluted profit (loss) per share

On the Closing Date, the Company consummated the transactions contemplated by the Business Combination Agreement, which implied that all the issued Ordinary Shares held by Moolec Shareholders were transferred and for purposes of the 1915 Law, contributed in kind to the Company, free and clear of all Liens (other than the Moolec Shareholders’ Agreements Liens that have expired on or prior to the Closing Date), and Moolec Shareholders subscribed for and, as consideration for the contribution, were issued, in accordance with the Exchange Ratio (save that the Ordinary Shares to be were reduced by the number of Ordinary Shares already held by Moolec Shareholders immediately prior to the Exchange), being a total of 32,500,000 Ordinary Shares. See “Prospectus Summary — Recent Developments — Business Combination.”

Pro forma basic and diluted profit (loss) per share is calculated by dividing the loss attributable to the shareholders of the Company by the weighted average number of outstanding Ordinary Shares during the year, after giving pro forma effect to the Exchange in accordance with the Exchange Ratio.

Accounting Standards and Basis of Preparation

The consolidated financial statements that are included present the consolidated financial position of Moolec, which includes its subsidiary, AG Biomolecules LLC. AG Biomolecules is a Delaware limited liability company organized for the purpose of contributing all of Moolec’s business net assets upon commencement of business operations. Subsidiaries are entities that are controlled by Moolec. The financial statements of AG Biomolecules are included in the consolidated financial statements from the date that control commences. The accounting policies of AG Biomolecules have been changed when necessary to align them with the policies adopted by the company. For more information about AG Biomolecules please refer to Note 5 in the accompanying consolidated financial statements of Moolec included elsewhere in this prospectus. Moolec’s financial statements are prepared in accordance with IFRS as issued by the IASB. For more information about Moolec’s basis of presentation, refer to Note 3 in the accompanying financial statements of Moolec included elsewhere in this prospectus.

Foreign Currency

Transactions entered into by the Group in a currency other than their functional currency, which is the U.S. dollar, are recorded at the relevant exchange rates at the date upon which such transactions occur. Foreign currency monetary assets and liabilities are translated at the prevailing exchange rates as of the final day of each reporting period. Non-monetary assets and liabilities that are measured at fair value in a foreign currency are translated into the functional currency at the exchange rate when the fair value was determined. Non-monetary items that are measured based on historical cost in a foreign currency are translated at the exchange rate at the date of the transaction. Exchange differences arising on the retranslation of unsettled monetary asset and liabilities are recognized immediately in the consolidated statements of operations.

Financial Assets

Non-derivative financial assets, as presented in the consolidated statements of financial position as “Receivable from related parties” and classified as a current asset, intended as the assets that should be realized during the normal operating cycle or over the 12-month period subsequent to the reporting date.

The Group initially recognizes these financial assets at fair value plus any directly attributable transaction costs on the date it originated at which the Group becomes a party to the contractual terms and conditions. Subsequent to initial recognition, these financial assets are measured at amortized cost using the effective interest method less any impairment losses.

Financial Liabilities

Non-derivative financial liabilities, as presented in the consolidated statements of financial position as “Accounts Payable” and classified as a current liability, intended as the liabilities that should be paid during the normal operating cycle or over the 12-month period subsequent to the reporting date.

The Group initially recognizes these financial liabilities at fair value plus any directly attributable transaction costs on the date it originated at which the Group becomes a party to the contractual terms and conditions. Subsequent to initial recognition, these financial liabilities are measured at amortized cost using the effective interest method.

Intangible Assets

Expenditure on internally developed products is capitalized if it can be demonstrated that:

•        It is technically feasible to develop the product for it to be sold;

•        Adequate resources are available to complete the development;

•        There is an intention to complete and sell the product;

•        The Group is able to sell the product;

•        Sale of the product will generate future economic benefits; and

•        Expenditure on the project can be measured reliably.

Development expenditure not satisfying the above criteria and expenditure on the research phase of internal projects are recognized in the consolidated statements of operations.

Capitalized development costs are amortized using the straight-line method over the periods the Group expects to benefit from selling the products developed.

Useful lives and amortization methods are reviewed every year as required by IAS 38.

The research and development process can be divided into several discrete steps or phases, which generally begin with discovery, validation and development and end with regulatory approval and commercial launch. The process for developing seed traits is relatively similar for both GM and non-GM traits. However, the two differ significantly in later phases of development. For example, obtaining regulatory approval for GM seeds is a far more comprehensive and lengthy process than for non-GM seeds. Although breeding programs and industrial biotechnology solutions may have shorter or simpler phases than those described below, the Group has used the industry consensus for seed trait development phases to characterize its technology portfolios, which is generally divided into the following six phases:

(i)     Discovery:    The first phase in the technology development process is the discovery or identification of candidate genes or genetic systems, metabolites, or microorganisms potentially capable of enhancing specified plant characteristics or enabling an agroindustrial biotech solution.

(ii)    Proof of concept:    Upon successful validation of the technologies in model systems (in vitro or in vivo), promising technologies graduate from discovery and are advanced to the proof-of-concept phase. The goal of this phase is to validate a technology within the targeted organism before moving forward with technology escalation activities or extensive field validation.

(iii)   Early development:    In this phase, efficacy field trials are expanded to evaluate the expression level and phenological characteristics of the traits in multiple geographies and growing cycles, as well as other characteristics in order to optimize the technology’s performance in the targeted organisms. The goal of the early development phase is to evaluate the technical feasibility by identifying the best candidate to scale up the seed stock and to start the regulatory field trials.

(iv)   Advanced development and deregulation:    In this phase, extensive field tests are used to fully demonstrate the effectiveness of the technology for its intended purpose. In the case of GM traits, the process of obtaining regulatory approvals from government agencies is started, and includes field trials for environmental, core and food safety data generation. For solutions involving microbial fermentation, industrial-scale runs are conducted.

(v)    Pre-launch:    This phase involves finalizing the regulatory approval process and preparing for the launch and commercialization of the technology. The range of activities in this phase includes seed increases, pre-commercial production, and product and solution testing with selected customers. Usually, a more detailed marketing strategy and preparation of marketing materials occur during this phase.

(vi)   Product launch:    In general, this phase, which is the last milestone of the research and development process, is carried out by the Group.

We determined that the R&D is more likely than not (“probable”) to become a commercialized product and meet the criteria for capitalization under IAS 38 “Intangible Assets” at the end of the phase (iii) “Early development.” During this phase efficacy field trials are performed to determine the technical feasibility of the project by measuring parameters such as expression level and phenological characteristics. Obtaining desired values under these parameters provide the strongest and clearest indication that the technical feasibility is proven.

During phase (iv) “Advanced development and deregulation”, more field trials are performed to gather regulatory information for the “de-regulation” dossier of GM-crops and food safety approval of the end-product. Obtaining regulatory approval to cultivate GM crops (de-regulation) is a lengthy process, but it is not required for the commercialization of the end-product because commercialization is still possible during the period the crop is under regulated status.

In our timeline, during the developmental process, the main purpose for deregulating the GM-crop production is to reduce cost and optimize production and logistics. The commercialization approval of the end-product (ingredient to be used in the food industry), is a separate process from the GM-crops de-regulation and it is subject to standard reviews in order to determine safety for human consumption. We determine if the food safety approval is probable during phase (i) “Discovery” and phase (ii) “Proof of concept”, when we identify proteins and hosts with a long history of safe use as food for human consumption.

Taxes

Current Income Tax

Current income tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted at the reporting date in the country where the Group operates and generates taxable income.

Current income tax relating to items recognized directly in equity is recognized in equity and not in the consolidated statements of operations. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred Tax

Deferred tax is provided using the liability method on temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes at the reporting date.

Deferred tax liabilities are recognized for all taxable temporary differences, except:

•        When the deferred tax liability arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss, and

•        In respect of taxable temporary differences affiliated with investments in subsidiaries, associates, and interests in joint arrangements, when the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax assets are recognized for all deductible temporary differences, the carry forward of unused tax credits and any unused tax losses. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry forward of unused tax credits and unused tax losses can be utilized, except:

•        When the deferred tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss, and

•        In respect of deductible temporary differences affiliated with investments in subsidiaries, associates and interests in joint arrangements, deferred tax assets are recognized only to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are re-assessed at each reporting date and are recognized to the extent that it has become probable that future taxable profits will allow the deferred tax asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates that have been enacted or substantively enacted at the reporting date.

Deferred tax relating to items recognized outside profit or loss is recognized outside profit or loss. Deferred tax items are recognized in correlation to the underlying transaction either in OCI or directly in equity.

Expenses

Research and Development Costs

Research costs are expensed in the period in which these costs are incurred. Development costs are expensed in the period in which these costs are incurred if they do not meet the criteria for capitalization.

Sales and marketing, administrative and other operating expenses

The Group recognizes expenses in the period in which these costs are incurred and are presented by function on the consolidated statements of profit or loss. Sales and marketing expenses primarily relate to marketing materials and research of the Group to increase brand awareness in the marketplace. Administrative expenses primarily comprise professional fees as it relates to consultancy, accountancy and legal expenses. Other operating expenses relate to those that do not depend on general business operations or relate to the other expense categories.

Results of Operations

Comparison of the Six-Month Period Ended December 31, 2022 and the Six-Month Period Ended December 31, 2021

	For the six-month period ended December 31, 2022	For the six-month period ended December 31, 2021	Changes	Changes
	(in United States Dollars)			(%)
Continuing operations
Research and development expense	(404,489)	(532,050)	127,561	(24.0)
Sales and marketing expense	(39,791)	(77,898)	38,107	(48.9)
Administrative expense	(725,394)	(1,206,274)	480,880	(39.9)
Other operating expense	(4,491,044)	(14,371)	(4,476,673)	31,150.7
Loss from operations	(5,660,718)	(1,830,593)	(3,830,125)	209.2
Finance costs	(316,495)	(10,614)	(305,881)	2,881.9
Share based payment cost of listing shares	(42,705,061)	—	(42,705,061)	—
Loss before income tax	(48,682,274)	(1,841,207)	(46,841,067)	2,544.0
Income tax	—	—	—	—
Loss for the period	(48,682,274)	(1,841,207)	(46,841,067)	2,544.0
Total comprehensive loss for the period	(48,682,274)	(1,841,207)	(46,841,067)	2,544.0
Basic and diluted loss per share	(1.57)	(0.06)	(1.51)	2,516.7

Research and Development Expense

R&D expenses decreased by $127,561 or 24.0% from $532,050 during the six-month period ended December 31, 2021 to $404,489 during the six-month period ended December 31, 2022, primarily due to the different stage and nature of the projects we are involved in each semester.

Administrative Expense

Administrative expense decreased by $480,880 or 39.9% from $1,206,274 during the six-month period ended December 31, 2021 to $725,394 during the six-month period ended December 31, 2022, primarily due to the decrease of $626,047 in share based payment charges, offset by the increase of $145,167 related to other general and administrative expenses, including payroll, legal fees, among others.

Other Operating Expense

Other operating expense increased by $4,476,673 or 31,150.7% from $14,371 during the six-month period ended December 31, 2021 to $4,491,044 during the six-month period ended December 31, 2022, primarily due to transaction costs.

Share based payment cost of listing shares

For the six-month period ended December 31, 2022, we recorded a charge for the cost relating to the listing of shares of $42,705,061, accounted as a share based payment in accordance with IFRS 2.

Comparison of the Year Ended June 30, 2022 and the irregular period from inception on August 20, 2020 through June 30, 2021

The unaudited results for the period from inception on August 20,2020 to June 30, 2021 have been calculated using the audited financial information for the irregular period from inception on August 21,2020 to December 31, 2020 and the audited financial information for the six months period from January 1, 2021 through June 30, 2021. These unaudited results should be read in conjunction with our audited consolidated financial statements for the six-months period from January 1, 2021 through June 30, 2021, included elsewhere in this prospectus.

The following table sets forth Moolec’s historical operating results for the periods indicated:

	Consolidated Statements of Comprehensive Loss
	For the year ended June 30, 2022	From inception August 20, 2020 through June 30, 2021(1)	Changes	Changes
	(in United States Dollars)			(%)
Continuing operations
Research and development expense	(985,158)	(781,003)	(204,155)	26.1%
Sales and marketing expense	(105,060)	(91,159)	(13,901)	15.2%
Administrative expense	(2,523,230)	(948,832)	(1,574,398)	165.9%
Other operating expense	(38,985)	(95,891)	56,906	(59.3)%
Loss from operations	(3,652,433)	(1,916,885)	(1,735,548)	90.5%
Share of loss from associate	—	(390,453)	390,453	(100.0)%
Finance costs	(874,472)	—	(874,472)	100%
Loss before income tax	(4,526,905)	(2,307,338)	(2,219,567)	96.2%
Income tax	—	—	—	—
Loss for the period	(4,526,905)	(2,307,338)	(2,219,567)	96.2%
Total comprehensive loss for the period	(4,526,905)	(2,307,338)	(2,219,567)	96.2%
Basic and diluted loss per share	(0.09)	(0.05)	(0.04)	80.0%

____________

Note:—

(1)      Such unaudited data from inception on August 20, 2020 through June 30, 2021 have been derived from the sum of the figures presented in the audited financial statements of Moolec from August 21, 2020 through December 31, 2020 and in the audited financial statements of Moolec from January 1, 2021 through June 30, 2021.

Research and Development Expense

R&D expenses increased by $204,155 or 26.1% from $781,003 from inception on August 21, 2020 through June 30, 2021 to $985,158 during the year ended June 30, 2022, primarily due to advances in our R&D pipeline.

Administrative Expense

Administrative expense increased by $1,574,398 or 165.9% from $948,832 from inception on August 21, 2020 through June 30, 2021 to $2,523,230 during the year ended June 30, 2022, primarily due to an increase in payroll and additional expenses including share based payment and legal fees.

Other Operating Expense

Other operating expense decreased by $56,906 or 59.3% from $95,891 from inception on August 21, 2020 through June 30, 2021 to $38,985 during the year ended June 30, 2022, primarily due to a reduction in non-recurrent related party expenses.

	As of June 30,
	2022	2021
	(dollars, except for share and per share data)
Assets
Non-current assets
Intangible assets	4,598,930	4,598,930
Fixed assets	8,918	10,617
Investment in associate	—	—
Total non-current assets	4,607,848	4,609,547
Current assets
Cash and cash equivalents	1,081,808	980,527
Receivables from related parties	—	289,888
Prepayments	2,061	358
Total current assets	1,083,869	1,270,773
Total assets	5,691,717	5,880,320
Liabilities and equity
Equity
Share capital	310,000	638,297
Share premium	7,290,000	6,961,703
Equity settled share based payment	838,576	—
Accumulated deficit	(6,834,243)	(2,307,338)
Total equity	1,604,333	5,292,662
Liabilities
Current liabilities
Accounts payable	1,226,213	587,658
Other current liabilities	1,171	—
Simple Agreement for Future Equity (“SAFE”)	2,860,000	—
Total current liabilities	4,087,384	587,658
Total liabilities	4,087,384	587,658
Total liabilities and equity	5,691,717	5,880,320

Intangible Assets

Our intangible assets remained at $4,598,930 from inception on August 21, 2020 through June 30, 2021 and during the year ended June 30, 2022.

Fixed Assets

Our fixed assets decreased by $1,699 or 16.0% from $10,617 thousand from inception on August 21, 2020 through June 30, 2021 to $8,918 during the year ended June 30, 2022, primarily due to depreciation and amortization.

Liquidity and Capital Resources

Our principal source of liquidity has been through shareholders funding, and which have historically been sufficient to meet our working capital and capital expenditure requirements. As of December 31, 2022 and December 31, 2021, we had cash and cash equivalents of $10,429,258 and $132,128, respectively.

We will not receive any proceeds from the sale of the securities by the Selling Securityholders, except with respect to amounts received by us upon exercise of Warrants to the extent such Warrants are exercised for cash. Assuming the exercise of all outstanding Warrants for cash, we would receive aggregate proceeds of approximately 127,765,000 million. However, we will only receive such proceeds if all Warrant holders fully exercise their Warrants. The exercise price of our Warrants is $11.50 per share, subject to customary adjustment and dilution. We believe that the likelihood that Warrant holders determine to exercise their Warrants, and therefore the amount of cash proceeds that we would receive, is dependent upon the market price of our Ordinary Shares. As of March 30, 2023, the closing price of our Ordinary Shares was $4.08. If the market price for our Ordinary Shares continues to be less than the exercise price of the Warrants (on a per share basis), we believe that Warrant holders will be very unlikely to exercise any of their Warrants, and accordingly, we will not receive any such proceeds. There is no assurance that the Warrants will be “in the money” prior to their expiration or that the Warrant holders will exercise their Warrants. In addition, Warrant holders may exercise their Warrants on a cashless basis at the Company’s option in accordance with the Warrant Amendment. To the extent that any Warrants are exercised on a cashless basis, the amount of cash we would receive from the exercise of Warrants will decrease. The resale of Ordinary Shares issuable upon the exercise of Warrants, or the perception of such sales, may cause the market price of our Ordinary Shares to decline.

The Ordinary Shares being offered for resale by the Selling Securityholders pursuant to this prospectus represent approximately 95.5% of our share capital on a fully diluted basis (not including Ordinary Shares underlying the Warrants). After the expiration of the lock-up period of 12 months provided for in the Registration Rights and Lock-Up Agreement, certain Selling Securityholders, including BG Farming Technologies Ltd. and Union Group Ventures Limited (who are beneficial owners of approximately 80% of our share capital), will be able to sell all of their Ordinary Shares registered for resale hereunder for so long as the registration statement of which this prospectus forms a part is available for use. The Selling Securityholders acquired the Ordinary Shares covered by this prospectus at prices ranging from $0.00 per share to $7.63 per share and the Sponsor acquired the Private Warrants for a purchase price of $1.00 per warrant. See “Risk Factors — Sales of a substantial number of our securities in the public market by the Selling Securityholders and/or by our existing securityholders could cause the price of our Ordinary Shares and Warrants to decrease significantly” and “Selling Securityholders.”. By comparison, the offering price to public shareholders in the SPAC’s initial public offering was $10.00 per unit, which consisted of one share and one-half of one warrant. Accordingly, certain Selling Securityholders may realize a positive rate of return on the sale of their shares covered by this prospectus even if the market price of Ordinary Share is below $10.00 per share. Given the substantial number of securities being registered for potential resale by the Selling Securityholders pursuant to this registration statement, the sale of such securities by the Selling Securityholders, or the perception in the market that the Selling Securityholders may or intend to sell all or a significant portion of such securities, could increase the volatility of the market price of our Ordinary Shares or Warrants or result in a significant decline in the public trading price of our Ordinary Shares or Warrants.

As of the date of this prospectus, the Company has been funded with the proceeds of the Backstop Agreement. We believe that our current level of liquidity is adequate for the expected needs of the Company for the next twelve months. As a growing business, we may, however, in the future require additional cash resources due to changing business conditions, implementation of our strategies to expand our business, or other investments or acquisitions we may decide to pursue. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities.

A decline in the market price of our Ordinary Shares, resulting from sale of all or substantial amounts of the Ordinary Shares or Warrants being offered in this prospectus, or the perception in the market that the Selling Securityholders may or intend to sell all or a significant portion of such securities, could adversely affect our ability to issue additional securities and our ability to raise additional capital on acceptable terms at a time that we deem appropriate or at all in the future. See “Risk Factors — Risks Relating to the Company” for more details. In addition, issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

Consolidated Statements of Cash Flows

Presented below is a summary of Moolec’s operating and financing cash flow:

	For the six-month period ended December 31,		For the year ended June 30, 2022	For the period of August 21, 2020 through June 30, 2021(1)
	2022	2021
	(in United States dollars)
Net cash (used) in operating activities	(583,015)	(837,785)	(1,885,979)	(1,619,473)
Net cash generated from financing activities	10,000,015	—	2,000,000	2,600,000
Net increase in cash and cash equivalents	9,350,596	(837,785)	114,021	980,527
Cash and cash equivalents at the beginning of the year/period	1,081,808	980,527	980,527	—
Effect of exchange rate changes on cash and equivalents	(3,146)	(10,614)	(12,740)	—
Cash and cash equivalents at end of the year period	10,429,258	132,128	1,081,808	980,527

____________

Note:–

(1)      Such unaudited data from inception on August 21, 2020 through June 30, 2021 have been derived from the sum of the figures presented in the audited financial statements of Moolec from August 21, 2020 through December 31, 2020 and in the audited financial statements of Moolec from January 1, 2021 through June 30, 2021. Net cash (used) in operating activities.

Comparison of the Six-Month Period Ended December 31, 2022 and the Six-Month Period Ended December 31, 2021

Net cash used in operating activities

Net cash used in operating activities decreased by $254,770 or 30.4% from $837,784 during the six-month period ended December 31, 2021 to $583,015 during the six-month period ended December 31, 2022, primarily due to the increase in working capital as a consequence of the registration of the transaction expenses as of December 31, 2022.

Net cash generated from financing activities

Cash flows from financing activities increased by $10,000,015 or 100.0% from $0 during the six-month period ended December 31, 2021 to $10,000,015 during the six-month period ended December 31, 2022, primarily due to funds received from the LightJump public stockholders that did not redeem and funds received pursuant to the Backstop Agreement.

Comparison of the Year Ended June 30, 2022 and the irregular period from inception on August 20, 2020 through June 30, 2021

Net cash used in operating activities

Net cash used in operating activities increased by $266,506 or 16.5% from $1,619,473 from the period of August 21, 2020 through June 30, 2021 to $1,885,979 during the year ended June 30, 2022, primarily due to increases in R&D expenditures, payroll and administrative expenses.

Net cash generated from financing activities

Cash flows from financing activities decreased by $600,000 or 23% from $2,600,000 from the period of August 21, 2020 through June 30, 2021 to $2,000,000 during the year ended June 30, 2022, primarily due to a decrease in cash subscription.

Changes in Equity

	Payments Due by Period
	Share capital	Equity settled share based payment	Retained (deficit)	Share Premium	Total Equity
	(in United States dollars)
Total comprehensive (loss)	—	—	(4,526,905)	—	(4,526,905)
Equity settled share based payment	—	838,576	—	—	838,576
Balance as of June 30, 2022	310,000	838,576	(6,834,243)	7,290,000	1,604,333
Total comprehensive (loss)	—	—	(48,682,274)	—	(48,682,274)
Equity settled share based payment	2,326	(286,735)	—	361,689	77,280
Balance as of December 31, 2022	375,605	551,841	(55,516,517)	66,487,065	11,897,994

Board of Directors and Executive Management

Management and Board

The names and ages of the Company’s current directors are listed in the table below.

Name	Age	Position
Gastón Paladini	41	Chief Executive Officer, Director
José López Lecube	39	Chief Financial Officer, Director
Amit Dhingra	52	Chief Science Officer
Henk Hoogenkamp	35	Chief Product Officer
Natalia Zang	46	Director
Kyle P. Bransfield	38	Director
Robert M. Bennett	58	Director

Gastón Paladini.    Mr. Paladini serves as the Chief Executive Officer of the Company. Mr. Paladini is a Co-Founder, and has been the Chief Executive Officer, of Moolec since its inception in 2020. For the last 10 years, Mr. Paladini has been a board member for Paladini Group, one of the largest meat producers in Latin America where he committed to promoting innovation as a fundamental company value. Fully aware of the current challenges the planet is facing and based on his knowledge and experience in the traditional meat industry, he began to explore the ecosystem of alternative proteins. Before his role as a board member, Mr. Paladini worked at several advertising agencies, including Craverolanis and Agulla & Baccetti. He has an MBA from IAE Business School and an Advertising degree from the University of Palermo.

José López Lecube.    Mr. López serves as the Chief Financial Officer of the Company. Mr. López has served as Moolec’s Chief Financial Officer since July 2021. He has over 15 years of corporate development experience in strategic roles for multinational companies with expertise in corporate strategy, finance, and high-impact partnerships. Most recently he worked for Uber Tech Inc. leading key growth initiatives for the LatAm region during 2019 and 2020. Prior to that Mr. López served as a corporate development executive for Lartirigoyen and Cia (a Glencore Agri joint venture) leading M&A, FP&A and corporate strategy during 2017 and 2018. During 2015 and 2016 he was part of the corporate finance team of Archer Daniel Midland Company in Chicago and São Paulo. At the beginning of his career, Mr. López Lecube served as an executive for Schroders Asset Management for four years focusing on institutional markets. He obtained his bachelor’s degree in business administration from the Universidad de San Andrés in Argentina in 2007 and his MBA from the Kellogg School of Business at Northwestern University in the United States in 2015.

Amit Dhingra.    Mr. Dhingra serves as the Chief Science Officer of the Company. Mr. Dhingra has served as Moolec’s Chief Science Officer since August 2020. In 2016, Mr. Dhingra joined Washington State University (“WSU”) as an assistant professor. He gained tenure and became a full professor and also served as the Interim Chair and Professor of Genomics and Biotechnology in the Department of Horticulture at WSU. He also served as the Chair of the Entrepreneurial Faculty Ambassadors Program, a presidential level task force. Recently he moved his program to Texas A&M University where he is the Head of the Department of Horticultural Sciences and Professor of Genomics and Biotechnology. Mr. Dhingra is a recipient of a national Biology Mentor award conferred by the Council on Undergraduate Research. He serves on the editorial board of five internationally reputed plant science journals. He has been awarded three US and three international patents on regulating ripening in fruits to reduce post-harvest wastage. His research has been featured in the New York Times, The Atlantic, BBC, The Times of London, and several other news outlets. Before serving as the Chief Science Officer for the Company, Mr. Dhingra founded Phytelligence Inc., an agriculture biotechnology spin-off out of his lab in 2011. Mr. Dhingra completed his B.Sc. in Botany (Hons) from Hindu College in 1991, New Delhi, India and his M.Sc. in Botany (Hons) with specialization in Cytogenetics and Plant Breeding from Raja Balwant Singh College, Agra, India in 1993. He then completed his Ph.D. at the University of Delhi, India and Rutgers University, New Jersey supported by fellowships from the University Grants Commission and The Rockefeller Foundation, USA, respectively in 2000.

Henk Hoogenkamp.    Mr. Hoogenkamp serves as the Chief Product Officer of the Company. Mr. Hoogenkamp has acted as Moolec’s Chief Product Officer since August 2020. In 2019, Mr. Hoogenkamp started a contract research company active in the development of extruded plant-based ingredients whilst working for large stock-listed multinationals and many start-ups as a technical and strategic advisor. In 2016, Mr. Hoogenkamp resided in the UK where he worked as a sales executive for the Brecks Food Company, a plant-based ingredient manufacturer and co-manufacturer of vegetarian sausages. In 2015, Mr. Hoogenkamp joined Food Flow Inc., an ingredient company in the Philippines as a technical sales and innovation manager regarding the application of animal and plant-based proteins in local food production until August 2016. Mr. Hoogenkamp has a Bachelor’s degree in Biochemistry and a Master’s degree in Molecular Life Sciences from the HAN University of Applied Sciences in the Netherlands. For his Ph.D. research, he raised funds from both public and private sectors to further research the use of animal by-products for the design of biomedical materials in tissue engineering and regenerative medicine. He split his time between fundamental research for the Radboud University Nijmegen Medical Centre and applied research for Marel Townsend Further Processing.

Natalia Zang.    Ms. Zang serves as a non-executive director of the Company. Ms. Zang is a business leader with more than 25 years of experience in private equity and corporate finance in Latin America, Europe and Australia. Ms. Zang has served as a Bioceres Crop Solutions Corp. non-executive director since March 2019. She is currently the COO of Jazzya Investments, CFO of Overture Life and member of the Investment Committee of MBV Fund. Previously, Ms. Zang held C- level positions in several industries, including mining, retail and real estate. In late 2015, Ms. Zang joined President Macri’s administration in Argentina, initially as Undersecretary for the Chief of Staff and then as Secretary (General Coordinator of the G20). Ms. Zang is a sought-after lecturer on business and women’s leadership issues, and she is active in mentoring programs for students and women entrepreneurs Ms. Zang received a master’s degree in finance from the Universidad del CEMA and a bachelor’s degree in Business Administration from the Universidad Torcuato Di Tella.

Kyle P. Bransfield.    Mr. Bransfield serves as a non-executive director of the Company. Mr. Bransfield currently serves as the President, the Chief Executive Officer and a director of Union Finance Corp. since its inception in 2021 and as the Chief Executive Officer and a director of Union Acquisition Corp. III since June 2020 and Union Growth Capital since April 2021. He has also served as a director of Union Acquisition Corp. I since November 2017 and as its Chief Executive Officer from December 2017 until it completed its merger with Bioceres Group in March 2019 and served as Chief Executive Officer and a director of Union Acquisition Corp. II since its inception until the closing of the business combination with Procaps Group S.A. Mr. Bransfield currently serves on the board of Procaps Group S.A., Bioceres Crop Solutions Corp., and sits on the audit, compensation and nominating and governance committees. Mr. Bransfield is Founder and CEO of Union Acquisition Group, a private and public markets investment firm. Prior to Union Acquisition Group, Mr. Bransfield was a Partner at Exos Technology Financial Partners where he established a SPAC Asset Management business through the formation of Exos SPAC Opportunities I and the Morgan Cree-Exos SPAC+ Fund. Prior to Exos, Mr. Bransfield was a Partner of Atlantic-Pacific Capital and led the firm’s global direct private placement and structured investment activities beginning in 2015. Mr. Bransfield has over 13 years of experience in direct equity and debt private markets principal investing, capital raising, and investment banking. Prior to joining Atlantic-Pacific, Mr. Bransfield was an investment banker in Sagent Advisors’ Private Financing Solutions Group (“Sagent”) from 2014 to 2015. Prior to Sagent, Mr. Bransfield spent five years from 2009 to 2014 as a Principal and General Partner at CS Capital Partners, a Philadelphia-based multi-family office focused on alternative investments. In his role there, he co-managed a portfolio of direct investments, served as an observer to several boards of directors, and fulfilled operating roles within portfolio companies. In 2006, Mr. Bransfield began his career in the Mergers & Acquisitions Group at Stifel Nicolaus Weisel. Mr. Bransfield received a B.S. in Business Administration from American University.

Robert M. Bennett.    Mr. Bennet serves as a non-executive director of the Company. Further, he is LightJump’s Chairman and Chief Executive Officer since July 2020 has over 30 years of private equity experience in technology, media and manufacturing businesses. Mr. Bennett has broad experience in building proprietary deal sourcing, raising financing and closing acquisition transactions and then growing those businesses and selling them to strategic acquirers. Since 1997, Mr. Bennett has served as Chief Executive Officer of the First Lexington organization, a private equity sponsor group that has led many transactions. From 2014 to 2017, Mr. Bennett was Chief Executive Officer of ViewMarket, Inc., a company he co-founded that acquired CultureMap, a digital media company. ViewMarket was subsequently sold to Gow Media, LLC in 2017. Since 2017, Mr. Bennett has also served as Chairman and Chief Executive Officer of Jon D. Williams Cotillions, Inc., a national social education provider. From 1997 to 2019, Mr. Bennett was Chief Executive Officer of Long-Lok Fasteners Corporation, a next generation proprietary aerospace fasteners company in which he purchased two additional “bulk up” businesses, Bernic Screw Corp and A&W Screw Corp. The company was sold to Novaria Group, LLC in December 2019. Since 2003, Mr. Bennett has also served as Vice Chairman of Modulant Solutions, an IT services and software company that he co-founded and later acquired Product Data Integration Technologies, Inc. From 1999 to 2003, Mr. Bennett was Chairman of Springbow Solutions, Inc., a company he co-founded that acquired three IT service companies and provided next generation IT, portal and web services. The company was sold to Soflink, Inc. in 2005. In the 1990s, Mr. Bennett acquired and sold various media and manufacturing businesses.

Foreign Private Issuer Exemption

As a “foreign private issuer,” as defined by the SEC, the Company is permitted to follow home country corporate governance practices, instead of certain corporate governance practices required by Nasdaq for U.S. domestic issuers other than with respect to certain voting and committee requirements.

The Company intends to take all actions necessary for it to maintain compliance as a foreign private issuer under the applicable corporate governance requirements of the Sarbanes-Oxley Act of 2002, the rules adopted by the SEC and the Nasdaq corporate governance rules and listing standards.

Because the Company is a foreign private issuer, its directors and senior management are not subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under Section 13 of the Exchange Act and related SEC rules.

Corporate Governance

We structured our corporate governance in a manner the Company believes will closely align our interests with those of our shareholders. Notable features of this corporate governance include:

•        we have a majority of independent directors and independent director representation on our audit, compensation and nominating committees immediately following the consummation of the Business Combination, and our independent directors will meet regularly in executive sessions without the presence of our corporate officers or non-independent directors;

•        at least one of our directors qualifies as an “audit committee financial expert” as defined by the SEC; and

•        we will implement a range of other corporate governance practices, including implementing a robust director education program.

Independence of our Board

Three of its five directors are independent directors and the Company’s Board will have an independent audit committee, nominating committee and compensation committee. The Company considers Natalia Zang, Kyle P. Bransfield and Robert M. Bennett to be “independent directors,” as defined in Nasdaq listing standards and applicable SEC rules.

Board Committees

Audit Committee

Our audit committee is responsible for, among other things:

•        appointing, compensating, retaining, evaluating, terminating and overseeing our independent registered public accounting firm;

•        discussing with our independent registered public accounting firm their independence from management;

•        reviewing, with our independent registered public accounting firm, the scope and results of their audit;

•        approving all audit and permissible non-audit services to be performed by our independent registered public accounting firm;

•        overseeing the financial reporting process and discussing with management and our independent registered public accounting firm the annual financial statements that we file with the SEC;

•        overseeing our financial and accounting controls and compliance with legal and regulatory requirements;

•        reviewing our policies on risk assessment and risk management;

•        reviewing related person transactions; and

•        establishing procedures for the confidential anonymous submission of concerns regarding questionable accounting, internal controls or auditing matters.

The members of the Company’s audit committee were designated by the Company’s Board at the closing of the Business Combination, and each qualifies as an independent director according to the rules and regulations of the SEC and Nasdaq with respect to audit committee membership. In addition, all of the audit committee members meet the requirements for financial literacy under applicable SEC and Nasdaq rules and at least one of the members qualifies as an “audit committee financial expert,” as such term is defined in Item 407(d) of Regulation S-K. the Company’s Board adopted a new written charter for the audit committee, which is available on the Company’s website. The reference to the Company’s websites in this prospectus does not include or incorporate by reference the information on the Company’s website into this prospectus.

Compensation Committee

Our compensation committee is responsible for, among other things:

•        reviewing and approving the corporate goals and objectives, evaluating the performance of and reviewing and approving, (either alone or, if directed by the Board, in conjunction with a majority of the independent members of the Board) the compensation of our Chief Executive Officer;

•        overseeing an evaluation of the performance of and reviewing and setting or making recommendations to our Board regarding the compensation of our other executive officers;

•        reviewing and approving or making recommendations to our Board regarding our incentive compensation and equity-based plans, policies and programs;

•        reviewing and approving all employment agreement and severance arrangements for our executive officers;

•        making recommendations to our Board regarding the compensation of our directors; and

•        retaining and overseeing any compensation consultants.

The members of the Company’s compensation committee were designated by the Company’s Board at the closing of the Business Combination, and each qualifies as an independent director according to the rules and regulations of the SEC and Nasdaq with respect to compensation committee membership, including the heightened independence standards for members of a compensation committee. The Company’s Board adopted a new written charter for the compensation committee, which is available on the Company’s website after adoption. The reference to the Company’s website address in this prospectus does not include or incorporate by reference the information on the Company’s website into this prospectus.

Nominating Committee

Our nominating committee is responsible for, among other things:

•        identifying individuals qualified to become members of our Board, consistent with criteria approved by our Board;

•        overseeing succession planning for our Chief Executive Officer and other executive officers;

•        periodically reviewing our Board’ leadership structure and recommending any proposed changes to our Board;

•        reviews developments in corporate governance practices;

•        overseeing an annual evaluation of the effectiveness of our Board and its committees; and

•        developing and recommending to our Board a set of corporate governance guidelines.

The members of the Company’s nominating committee were designated by the Company’s Board at the closing of the Business Combination, and each qualifies as an independent director according to the rules and regulations of the SEC and Nasdaq with respect to nominating committee membership. The Company’s Board adopted a new written charter for the nominating committee, which is available on the Company’s website. The reference to the Company’s website address in this prospectus does not include or incorporate by reference the information on the Company’s website into this prospectus.

Risk Oversight

Our Board is responsible for overseeing our risk management process. Our Board focuses on our general risk management strategy, the most significant risks facing us, and oversees the implementation of risk mitigation strategies by management. Our audit committee is also responsible for discussing our policies with respect to risk assessment and risk management. Our Board believes its administration of its risk oversight function has not negatively affected our Board’ leadership structure.

Code of Ethics

The Company’s Board adopted a Code of Ethics applicable to our directors, executive officers and team members that complies with the rules and regulations of Nasdaq and the SEC. The Code of Ethics is available on the Company’s website. In addition, the Company intends to post on the Corporate Governance section of its website all disclosures that are required by law or Nasdaq listing standards concerning any amendments to, or waivers from, any provision of the Code of Ethics. The reference to the Company’s website address in this prospectus does not include or incorporate by reference the information on the Company’s website into this prospectus.

Compensation of Directors and Officers

The Company’s executive compensation program reflects the Company’s compensation policies and philosophies, as they may be modified and updated from time to time. The decisions with respect to the compensation of our executive officers and senior management team, including our named executive officers, will be made by the Compensation Committee of the Company’s Board and, to the extent necessary, ratified by the Board of the Company and subject to shareholders’ approval.

Description of Securities

Ordinary Shares

Share Capital

The Company is authorized to issue five hundred billion (500,000,000,000) Ordinary Shares, from which the shares already issued under the authorized capital shall be deducted.

As of December 30, 2022, subsequent to the Closing of the Business Combination, there were 37,560,249 Ordinary Shares outstanding and issued. There were also 11,110,000 Warrants outstanding, each entitling the holder to purchase one Ordinary Share at an exercise price of $11.50 per share.

Share Issuances

Pursuant to Luxembourg law, the issuance of Ordinary Shares requires in principle approval by the extraordinary general meeting of shareholders subject to necessary quorum and majority requirements. The extraordinary general meeting of shareholders of Company held prior to the Closing of the Business Combination approved an authorized capital and authorized the Board to (i) realize for any reason whatsoever, including any issue in one or several successive tranches of (a) any subscription and/or conversion rights, including warrants (which may be issued separately or linked to Ordinary Shares, bonds, options, notes or similar instruments issued by the Company), convertible bonds, notes or similar instruments as well as (b) new Ordinary Shares, with or without share premium, against payment in cash or in kind, by conversion of claims on the Company, by way of conversion of available reserves or in any other manner; (ii) determine the place and date of the issue or the successive issues, the issue price, the terms and conditions of the subscription of and paying up on the new Ordinary Shares, and (iii) remove or limit the preferential subscription right of the shareholders in case of issue against payment in cash of Ordinary Shares, warrants (which may be separate or attached to Ordinary Shares, bonds, notes or similar instruments), convertible bonds, notes or similar instruments, up to the maximum amount of such authorized capital for a maximum period of five years from the date of incorporation or any subsequent resolutions to create, amend, renew, increase or extend the authorized capital. The extraordinary general meeting of shareholders of the Company may renew or increase such authorized capital and such authorization to the Board to issue Ordinary Shares, each time for a period not exceeding five years.

In addition, upon adopting the amended and restated articles of association of the Company pursuant to the terms of the Business Combination, the Company’s shareholders authorized the Board of the Company to allocate existing shares of the Company without consideration or to issue new shares (“Bonus Shares”) paid-up out of distributable reserves (i) to employees of the Company or to certain classes of such employees; (ii) to employees of companies or economic interest groupings in which the Company holds directly or indirectly at least 50% of the share capital or of the voting rights; (iii) to employees of companies or economic interest groupings which hold directly or indirectly at least 50% of the share capital or of the voting rights of the Company; (iv) to employees of companies or economic interest groupings in which at least 50% of the share capital or of the voting rights are held, directly or indirectly, by a company holding itself, directly or indirectly, at 50% of the share capital of the Company; or (v) to members of the corporate bodies of the Company or any of the other companies or economic interest groupings referred to under items (ii) to (iv) above, for a maximum period of five years from the date of incorporation or any subsequent resolutions to create, renew or increase the authorization (such period restriction is only applicable in case of an allotment of newly issued shares). The preferential subscription right of existing shareholders is, through their authorization to the Board of the Company, automatically waived in case of issuance of Bonus Shares.

The Company recognizes only one (1) holder per Ordinary Share. In case an Ordinary Share is owned by several persons, they shall appoint a single representative who shall represent them in respect of the Company. The Company has the right to suspend the exercise of all rights attached to that Ordinary Share, except for relevant information rights, until such representative has been appointed.

Upon the consummation of the Business Combination, a delegate of the Board of the Company, who was granted powers pursuant to resolutions of the Board of the Company, resolved on the issuance of Ordinary Shares out of the authorized capital to LightJump shareholders. When delegating such powers to the delegate, the Board also resolved on the applicable procedures and timelines to which such issuance was subjected. In the event a proposal of the Board to issue new Ordinary Shares exceeds the limits of the Company’s authorized share capital, the Board must then convene the shareholders to an extraordinary general meeting to be held in front of a Luxembourg notary for the purpose of increasing the issued share capital. Such meeting will be subject to the quorum and majority requirements required for amending the articles of association, it being understood that the articles of association may be amended by a majority of at least two thirds (2/3) of the votes validly cast at such general meeting at which a quorum of more than half (1/2) of the Company’s share capital is present or represented. If no quorum is reached in a meeting, a second meeting may be convened in accordance with the provisions of Luxembourg law and the articles of association of the Company, which may deliberate regardless of the quorum and at which resolutions are adopted at a majority of at least two thirds of the votes validly cast. Abstentions and nil votes shall not be taken into account. If the capital call proposed by the Board consists of an increase in the shareholders’ commitments, the Board must convene the shareholders to an extraordinary general meeting to be held in front of a Luxembourg notary for such purpose. Such meeting will be subject to the unanimous consent of the shareholders.

Preferential Subscription Rights

Under Luxembourg law and in accordance with the articles of association the Company, existing shareholders benefit from a preferential subscription right on the issuance of new Ordinary Shares for cash consideration. However, upon adopting the amended and restated articles of association of the Company pursuant to the terms of the Business Combination, the Company’s shareholders have, in accordance with Luxembourg law, authorized the Board, within the limits of the Company’s authorized share capital and within a period of five years, to remove or limit any preemptive subscription rights of shareholders in case of issue against payment in cash of Ordinary Shares, warrants (which may be separate or linked to Ordinary Shares, bonds, notes or similar instruments issued by the Company), convertible bonds, notes or similar instruments and the Company can limit or suppress, subject to the quorum and majority for the amendment of the articles of association, such preemptive subscription rights. Such Ordinary Shares may be issued above, at, or below market value, and, following a certain procedure, even below the accounting par value, if applicable, per Ordinary Share. New Ordinary Shares also may be issued by way of incorporation of available reserves, including share premium.

Share Repurchases

The Company cannot subscribe for its own Ordinary Shares.

The Company may, however, repurchase issued Ordinary Shares or have another person acting in his, her or its own name, but on behalf of the Company, repurchase issued Ordinary Shares, subject to the following conditions:

(1)    prior authorization by a simple majority vote at an ordinary general meeting of shareholders, which authorization sets forth:

(a)     the terms and conditions of the proposed repurchase and in particular the maximum number of Ordinary Shares to be repurchased;

(b)    the duration of the period for which the authorization is given, which may not exceed five years; and

(c)     in the case of repurchase for consideration, the minimum and maximum consideration per share;

(2)    redemptions, including shares previously acquired by the Company and held by it in its portfolio and shares acquired by a person acting in his, her or its own name, but on behalf of the Company o, may not result in the net assets as shown in the annual accounts falling below the amount of the subscribed capital, increased by the reserves which Luxembourg law or the articles of association do not permit to distribute;

(3)    only fully paid-up Ordinary Shares may be repurchased; and

(4)    the offer to repurchase must be made on the same terms to all shareholders in the same situation except for repurchases which have been unanimously decided by a general meeting at which all shareholders were present or represented; similarly, listed companies may purchase their own Ordinary Shares on the stock exchange without an offer to acquire having to be made to its shareholders.

On 29 December 2022, the Company’s shareholders have authorized the Board to repurchase, during a period of five years as from the date of such authorization, to repurchase a maximum of 5,000,000 Company’s Ordinary Shares at a price no lower than the nominal value of the shares and not higher than 110% of the volume weighted average price of the Company’s Ordinary Shares for the ten trading days preceding each individual acquisition.

When the acquisition of the Company’s own Ordinary Shares is necessary to avoid serious and imminent harm to the Company, the prior authorization by a simple majority vote at an ordinary general meeting of shareholders described in paragraph (1) above shall not apply. In such a case, the Board must inform the shareholders at the following general meeting of the reasons for, and purpose of, the redemption, the number and nominal value, or failing that, such acquired Ordinary Share’s accounting par value, the fraction of the subscribed capital such acquired Ordinary Shares represent, as well as the countervalue of such Ordinary Shares.

The prior authorization by a simple majority vote at an ordinary general meeting of shareholders described in paragraph (1) above shall also not apply in the case of Ordinary Shares acquired either by the Company itself or by a person acting in his, her or its own name, but on behalf of the Company, for distribution to the employees of the Company or to the employees of an affiliate of the Company due to a control relationship (i.e., its subsidiaries or controlling shareholder) or in any of the circumstances listed in article 430-16 of the 1915 Law. The distribution of such Ordinary Shares must be made within 12 months of the acquisition of those shares.

The authorization will be valid for a period ending on the earlier of five years from the date of such shareholder authorization and the date of its renewal by a subsequent general meeting of shareholders. Pursuant to such authorization, the Board is authorized to redeem all Ordinary Shares under the conditions set forth in article 430-15 of the 1915 Law. Such purchases and sales may be carried out for any authorized purpose or any purpose that is authorized by the laws and regulations in force. The purchase price per Ordinary Share to be determined by the Board or its delegate shall represent not more than the fair market value of such Ordinary Shares.

The voting and dividend rights attached to the repurchased Ordinary Shares will be suspended as long as such repurchased Ordinary Shares are held by the Company.

Voting Rights

Each Ordinary Share entitles the holder thereof to one vote. Neither Luxembourg law nor the Company’s articles of association contain any restrictions as to the voting of Ordinary Shares by non-Luxembourg residents. The 1915 Law distinguishes general meetings of shareholders and extraordinary general meetings of shareholders with respect to voting rights.

Meetings

Ordinary General Meeting

In accordance with the 1915 Law and the Company’s articles of association, there is no quorum requirement at an ordinary general meeting and resolutions are adopted by a simple majority of validly cast votes of the shareholders present or represented for a given duly convened ordinary general meeting. Abstentions and nil votes are not taken into account.

Extraordinary General Meeting

Extraordinary resolutions are required for any of the following matters, among others: (i) an increase or decrease of the authorized or issued capital (except if made by the Board under the authorized capital), (ii) a limitation or exclusion of preemptive rights (except if made by the Board under the authorized capital), (iii) approval of a statutory merger or de-merger (scission), (iv) the Company’s dissolution and liquidation, (v) any and all amendments to the Company’s articles of association and (vi) change of nationality. Pursuant to the 1915 Law and the Company’s articles of association, for any extraordinary resolutions to be considered at an extraordinary general meeting of shareholders, the quorum shall be at least half (1/2) of the Company’s issued share capital at a first duly convened meeting, unless otherwise mandatorily required by law. If the said quorum is not reached, a second meeting may be convened, for which the 1915 Law and the Company’s articles of association do not prescribe a quorum. Any extraordinary resolution shall be adopted at a quorate general meeting, except otherwise provided by law, by at least a two-thirds (2/3) majority of the votes validly cast at such meeting by shareholders. Abstentions and nil votes are not taken into account.

Annual Shareholders Meetings

An annual general meeting of shareholders shall be held in the Grand Duchy of Luxembourg within 6 months of the end of the preceding financial year.

Warrants

Pursuant to the SPAC Warrant Amendment and Assignment LightJump assigned to the Company all of LightJump’s right, title and interest in and to the existing Warrant Agreement and the Company assumed, and agreed to pay, perform, satisfy and discharge in full, all of LightJump’s liabilities and obligations under the existing Warrant Agreement arising from and after the Merger Effective Time.

Each Warrant is exercisable to purchase one Ordinary Share and only whole warrants are exercisable. The exercise price of the Warrants is $11.50 per share, subject to adjustment as described in the SPAC Warrant Amendment and Assignment. A Warrant may be exercised only during the period commencing on the date of the consummation of the transactions contemplated by the Business Combination Agreement, and terminating at 5:00 p.m., New York City time on the earlier to occur of: (x) the date that is five (5) years after the date on which the Business Combination is completed, (y) the redemption date as provided in Section 6.2 of the SPAC Warrant Amendment and Assignment, or (z) the liquidation of the Company. Redemptions of warrants for cash pursuant to the SPAC Warrant Amendment and Assignment, once the public warrants become exercisable, may be redeemed (i) in whole and not in part, (ii) at a price of $0.01 per warrant, (iii) upon not less than 30 days’ prior written notice of redemption to each warrant holder, and (iv) if, and only if, the reported last sale price of the Ordinary Shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three Business Days before sending the notice of redemption to each warrant holder. If the public warrants are called for redemption for cash, management will have the option to require all holders that wish to exercise the public warrants to do so on a “cashless basis,” as described in the SPAC Warrant Amendment and Assignment.

The private warrants will be treated identical to the public warrants.

Dividends

From the annual net profits of the Company, at least 5% shall each year be allocated to the reserve required by applicable laws (the “Legal Reserve”). That allocation to the Legal Reserve will cease to be required as soon and as long as the Legal Reserve amounts to 10% of the amount of the share capital of the Company. The general meeting of shareholders shall resolve how the remainder of the annual net profits, after allocation to the Legal Reserve, will be disposed of by allocating the whole or part of the remainder to a reserve or to a provision, by carrying it forward to the next following financial year or by distributing it, together with carried forward profits, distributable reserves or share premium to the shareholders, each Ordinary Share entitling to the same proportion in such distributions.

The Board may resolve that the Company pays out an interim dividend to the shareholders, subject to the conditions of article 461-3 of the 1915 Law and the Company’s articles of association. The Board shall set the amount and the date of payment of the interim dividend.

Any share premium, assimilated premium or other distributable reserve may be freely distributed to the shareholders subject to the provisions of the 1915 Law and the Company’s articles of association. In case of a dividend payment, each shareholder is entitled to receive a dividend right pro rata according to his or her respective shareholding. The dividend entitlement lapses upon the expiration of a five-year prescription period from the date of the dividend distribution. The unclaimed dividends return to the Company’s accounts.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

The table below sets for the entities Moolec has engaged in related party transactions with and their relationships to Moolec.

Related Party	Relationship to Moolec
Bioceres Group PLC	A company organized under the laws of Argentina and parent company to Bioceres Crop Solutions Corp. and BG Farming Technologies Limited.
Union Group Ventures Limited	A company limited by shares and governed by the laws of the British Virgin Islands and shareholder of Moolec.
Theo I SCSp	A special limited partnership governed by the laws of the Grand Duchy of Luxembourg and subsidiary of Bioceres Group PLC
Ingenieria Metabólica S.A.	A company organized under the laws of Argentina and 60% subsidiary of Bioceres Group PLC
Instituto de Agrobiotecnología Rosario S.A.U.	A Company organized under the laws of Argentina and 50% subsidiary of Bioceres Group PLC
Future Foods B.V.	A Company organized under the laws of the Netherlands which was founded and operated by Moolec’s CPO, Henk Hoogenkamp.

Commercial Operations

Moolec has conducted commercial operations in the ordinary course of business in arm’s length transactions under market terms with Bioceres Crop Solutions Corp. On June 17, 2021, Moolec entered into a professional services and operations agreement with Bioceres S.A, pursuant to which certain expenses and office space would be made available to Moolec from Bioceres S.A.

Major Shareholders

The following table sets forth information regarding the beneficial ownership of the Ordinary Shares as of December 30, 2022, immediately following the consummation of the Business Combination by:

•        each person known to by us to be the beneficial owner of more than 5% of the Ordinary Shares;

•        each of our directors and Executive Officers; and

•        all of our directors and members of Executive Management as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, and includes shares underlying warrants, as applicable, that are currently exercisable or convertible or exercisable or convertible within 60 days. Ordinary Shares that may be acquired within 60 days of December 30, 2022 pursuant to the exercise of Warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such holder but are not deemed to be outstanding for computing the percentage ownership of any other person or entity shown in the table.

Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to the Ordinary Shares beneficially owned by them.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Shares
Gastón Paladini(1)(2)	—	—%
José López Lecube(3)(4)	306,450	* %
Amit Dhingra(5)(6)	76,312	* %
Henk Hoogenkamp(7)(8)	89,132	* %
Natalia Zang	—	—%
Kyle P. Bransfield(9)	1,035,000	2.8%
Robert M. Bennett(12)(13)(14)	6,224,448	14.8%
All directors and executive officers as a group (seven individuals)	3,534,611	17.5%
Five Percent or More Holders
BG Farming Technologies Ltd.(15)	14,570,000	38.8%
Union Group Ventures Limited	15,170,828	40.4%

____________

Notes:—

*        Less than 1%.

(1)      The business address of Mr. Paladini is Av. Jorge Newbery 8655, Country del Lago, lote 79, Rosario, CP2000, Santa Fe, Argentina.

(2)      Represents shares held by The Biotech Company LLC, an entity controlled by Mr. Paladini and his spouse. See Note 15 below.

(3)      The business address of Mr. López Lecube is Los Talas 301 (Ex. Av V50 s/n), BC Talar del Lago 2, lote 438, General Pacheco, Tigre, B1617 Provincia de Buenos Aires, Argentina.

(4)      Includes 87,196 options reduced by 13,269 Ordinary Shares to fund the exercise price pursuant to the Moolec Employee Share Plan.

(5)      The business address of Mr. Dhingra is 4302 Whitwick Pl, College Station, Texas 77845.

(6)      Includes 76,312 options pursuant to the Moolec Employee Share Plan.

(7)      The business address of Mr. Hoogenkamp is Hoeveveld 24B, 6584GG, Molenhoek, Netherlands.

(8)      Includes 89,132 options pursuant to the Moolec Employee Share Plan.

(9)      The business address of Ms. Zang is Paseo de los Parques 6. Portal 4. 1d 28109 Alcobendas, Madrid, Spain.

(10)    The business address of Mr. Bransfield is 1425 Brickell Ave, Miami, FL 33131.

(11)    Represents shares held by UG Holdings LLC, an entity controlled by Mr. Bransfield.

(12)    The business address of Mr. Bennett is c/o LightJump One Founders, LLC 14755 Preston Road, Suite 520 Dallas, TX 75254.

(13)    Represents shares held by LightJump One Founders, LLC, an entity controlled by Mr. Bennett.

(14)    Includes 4,210,000 Ordinary Shares issuable in connection with the exercise of the Private Warrants. Further, after December 30, 2022, 47,602 shares were transferred to the Company in respect of legal fees related to the dispute with EarlyBird, 64,079 Ordinary Shares were transferred to EarlyBird on behalf of the Company and 143,319 Ordinary Shares will be placed in escrow. See “Recent Developments — Business Combination.”

(15)    The Biotech Company LLC, an entity controlled by Mr. Paladini, Moolec’s Chief Executive Officer, and Mr. Paladini’s spouse, is the beneficial owner of 20% of BG Farming Technologies Ltd. and Theo is the beneficial owner of 80% of BG Farming Technologies Ltd.

Selling Securityholders

This prospectus relates to the resale by the Selling Securityholders from time to time of up to 35,818,285 of our Ordinary Shares, which includes (i) 31,000,000 Ordinary Shares issued to holders of ordinary shares of Moolec in the Business Combination as a result of the Exchange, (ii) 3,522,398 Ordinary Shares issued as a result of the Merger, (iii) 262,260 Ordinary Shares issued pursuant to the applicable Company SAFE, (iv) 232,523 Ordinary Shares that were freely allotted to the Company’s Chief Financial Officer and (v) 801,104 Ordinary Shares issued in connection with the Backstop Agreement. The Selling Securityholders may from time to time offer and sell any or all of the Ordinary Shares set forth below pursuant to this prospectus and any accompanying prospectus supplement. When we refer to the “Selling Securityholders” in this prospectus, we mean the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees and others who later come to hold any of the Selling Securityholders’ interest in the Ordinary Shares other than through a public sale.

The following table sets forth, as of the date of this prospectus, the names of the Selling Securityholders the aggregate number of Ordinary Shares beneficially owned, and the aggregate number of Ordinary Shares that the Selling Securityholders may offer pursuant to this prospectus. We have based percentage ownership on 37,560,249 Ordinary Shares outstanding or subscribed for as of December 30, 2022, without taking into account the number of Ordinary Shares that may be issued upon exercise of the Warrants.

We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons and entities named in the tables have sole voting and sole investment power with respect to all securities that they beneficially own, subject to community property laws where applicable.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Ordinary Shares. As such, we are unable to declare the number of Ordinary Shares that the Selling Securityholders will retain after any such sale. In addition, the Selling Securityholders may sell, transfer or otherwise dispose of, at any time and from time to time, the Ordinary Shares in transactions exempt from the registration requirements of the Securities Act after the date of this prospectus.

Selling Securityholder information for each additional Selling Securityholder, if any, will be set forth by prospectus supplement to the extent required prior to the time of any offer or sale of such Selling Securityholder’s shares pursuant to this prospectus. Any prospectus supplement may add, update, substitute, or change the information contained in this prospectus, including the identity of each Selling Securityholder and the number of Ordinary Shares registered on its behalf. A Selling Securityholder may sell or otherwise transfer all, some or none of such shares in this offering. See “Plan of Distribution.”

	Securities Beneficially Owned prior to this Offering		Maximum Number of Securities to be Sold in this Offering	Securities Beneficially Owned after this Offering
Name of Selling Securityholder	Ordinary Shares	Percentage(1)	Ordinary Shares	Ordinary Shares	Percentage(1)
BG Farming Technologies Limited(2)(5)	14,570,000	38.79%	14,570,000
Union Group Ventures Ltd.(3)(6)	15,170,828	40.39%	15,170,828
Bioceres Crop Solutions Corp.(7)	1,860,000	4.95%	1,860,000
Theo I SCSp(8)	797,523	2.12%	797,523
José Lopez Lecube(9)	232,523	*	232,523
LightJump One Founders, LLC(4)(10)	1,902,767	5.06%	1,902,767
Serenity Traders Limited(11)	65,565	*	65,565
UG Holdings, LLC(12)	1,035,000	2.76%	1,035,000
EarlyBirdCapital Inc.(13)	94,079	*	94,079
David Nussbaum(13)	20,000	*	20,000
Steven Levine(13)	20,000	*	20,000
Mike Powell(13)	6,000	*	6,000
Mauro Conijeski(13)	2,000	*	2,000
Amy Kaufmann(13)	1,500	*	1,500

	Securities Beneficially Owned prior to this Offering		Maximum Number of Securities to be Sold in this Offering	Securities Beneficially Owned after this Offering
Name of Selling Securityholder	Ordinary Shares	Percentage(1)	Ordinary Shares	Ordinary Shares	Percentage(1)
Marc Van Tricht(13)	12,000	*	12,000
Joe Mongiello(13)	1,000	*	1,000
Jillian Carter(13)	2,000	*	2,000
Ed Kovary(13)	10,000	*	10,000
Jacqueline Chang(13)	1,500	*	1,500
Robert Gladstone(13)	2,000	*	2,000
Coleen McGlynn(13)	1,500	*	1,500
Mark Cangemi(13)	500	*	500
Gleeson Cox(13)	1,500	*	1,500
Tracy Fezza(13)	1,500	*	1,500
Gregory Stoupnitzky(13)	3,000	*	3,000
Doug Rogers(13)	2,000	*	2,000
Eileen Moore(13)	2,000	*	2,000

____________

Notes:—

*        Less than one percent of outstanding Ordinary Shares.

(1)      Percentages are based on 37,560,249 Ordinary Shares outstanding or subscribed for as of the December 30, 2022, without taking into account the number of Ordinary Shares that may be issued upon exercise of the Warrants.

(2)      The business address of BG Farming Technologies Ltd. is Innovation Centre, Gallows Hill, Warwick, England, CV34 6UW. The Biotech Company LLC, an entity controlled by Mr. Paladini, is the beneficial owner of 20% of BG Farming Technologies Ltd. and Theo is the beneficial owner of 80% of BG Farming Technologies Ltd.

(3)      The business address of UGVL Limited is Craigmuir Chambers, Road Town, Tortola, VG1110, British Virgin Islands. UGVL is an entity controlled by Mr. Juan Sartori. The business address of Mr. Sartori is Avenue D’Ostende 15/17, Monaco 98000.

(4)      Represents securities held by LightJump One Founders, LLC, our sponsor, of which Robert M. Bennett is the managing member. Accordingly, all securities held by LightJump One Founders, LLC may ultimately be deemed to be beneficially held by Mr. Bennett. The business address of Mr. Bennett is c/o LightJump One Founders, LLC 14755 Preston Road, Suite 520 Dallas, TX 75254. LightJump One Founders, LLC (a) acquired 1,902,767 Ordinary Shares being offered for resale under this registration statement for a purchase price of $0.00 per share, and (b) acquired 4,210,000 Private Warrants for a purchase price of $1.00 per warrant.

(5)      BG Farming Technologies Limited acquired 14,570,000 shares for a purchase price of approximately $0.16 per share.

(6)      Union Group Ventures Ltd. (a) acquired 14,570,000 shares for a purchase price of approximately $0.16 per share, (b) acquired 200,276 shares from the Sponsor pursuant to the Backstop Agreement, and (c) acquired 400,552 shares for a purchase price of $6.67 funded to the Company pursuant to the Backstop Agreement.

(7)      The business address of Bioceres Crop Solutions Corp. is Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands. Bioceres Crop Solutions Corp. acquired 1,860,000 shares for a purchase price of approximately $1.61 per share.

(8)      The business address of Theo I SCSp is 30 boulevard Royal, L-2449 Luxembourg. Theo I SCSp (a) acquired 196,695 shares pursuant to the SAFE for a purchase price of approximately $7.63 per share, (b) acquired 200,276 shares from the Sponsor pursuant to the Backstop Agreement, and (c) acquired 400,552 shares for a purchase price of $6.67 funded to the Company pursuant to the Backstop Agreement.

(9)      The business address of José Lopez Lecube is Intendente Becco 2380, Dpto. 32, Béccar, B1643, Provincia de Buenos Aires, Argentina. José Lopez Lecube acquired 232,523 shares in consideration for employment, pursuant to his employment agreement, for a purchase price of $0.00.

(10)    The total amount of 1,902,767 Ordinary Shares being registered for resale by the Sponsor pursuant to this registration statement includes 143,319 Contingency Shares which will be available for resale if and when released from escrow. Further, pursuant to the settlement between the Company and EarlyBird, on March 15, 2023, the Sponsor transferred 64,079 Ordinary Shares to EarlyBird on behalf of the Company and such Ordinary Shares are being registered for resale by EarlyBird pursuant to this registration statement. In addition, the Sponsor agreed to transfer 47,602 Ordinary Shares to the Company to cover certain legal expenses. For the avoidance of doubt, this registration statement does not register the resale of 47,602 Ordinary Shares to be transferred to Company. See “Recent Developments — Business Combination.”

(11)    The business address of Serenity Traders Limited is OMC Chambers, Wickhams Cay I, Road Town, Tortola, British Virgin Islands. Serenity Traders Limited acquired 65,565 shares for a purchase price of $7.63 per share pursuant to the SAFE.

(12)    The business address of UG Holdings, LLC is 251 Little Falls Drive, Wilmington, New Castle, DE 19808. UG Holdings, LLC acquired 1,035,000 shares for a purchase price of $0.00 per share.

(13)    The business address of EarlyBirdCapital Inc and its related parties is One Huntington Quadrangle, 1C15, Melville, NY 11747. EarlyBirdCapital Inc and its related parties acquired 120,000 shares for nominal consideration of $0.00 per share accounted for as offering cost and acquired 64,079 shares for consideration of $5.462 per share pursuant to the settlement between the Company and EarlyBird. See “Recent Developments — Business Combination.”

Material Luxembourg Income Tax Considerations

The following is a general description of certain Luxembourg tax considerations relating to the Company and the holders of Ordinary Shares and Warrants. It does not purport to be a complete analysis of all tax considerations in relation to the Ordinary Shares and Warrants. Prospective purchasers should consult their own tax advisers as to which countries’ tax laws could be relevant to acquiring, holding and disposing of the securities and the consequences of such actions under the tax laws of those countries. This overview is based upon the law as in effect on the date of this document and is subject to any change in law that may take effect after such date, even with retroactive effect.

The comments below are intended as a basic overview of certain tax consequences in relation to the Company and the purchase, ownership and disposition of Ordinary Shares and Warrants under Luxembourg law. Persons who are in any doubt as to their tax position should consult a professional tax adviser.

Please be aware that the residence concept used under the respective headings below applies for Luxembourg income tax assessment purposes only. Any reference in the present section to a tax, duty, levy impost or other charge or withholding of a similar nature refers to Luxembourg tax law and/or concepts only. Also, please note that a reference to Luxembourg income tax generally encompasses corporate income tax (impôt sur le revenu des collectivités), municipal business tax (impôt commercial communal), a solidarity surcharge (contribution au fonds pour l’emploi) as well as personal income tax (impôt sur le revenu des personnes physiques). Corporate taxpayers may further be subject to net worth tax (impôt sur la fortune), as well as other duties, levies and taxes. Corporate income tax, municipal business tax, net wealth tax and the solidarity surcharge invariably apply to most corporate taxpayers resident in Luxembourg for tax purposes. Individual taxpayers are generally subject to personal income tax and solidarity surcharge. Under certain circumstances, where individual taxpayers act in the course of the management of a professional or business undertaking, municipal business tax may apply as well.

Taxation of the Company

The Company is subject to Luxembourg tax on its worldwide profits at the current combined ordinary rate of 24.94% for Luxembourg City, including the 17% corporate income tax, a 6.75% municipal business tax (rate in the municipality of Luxembourg City in 2022) and a solidarity surcharge (together the “Income Tax”).

In principle, dividends and capital gains realized by the Company are fully subject to Income Tax in Luxembourg.

However, provided the conditions of the Luxembourg participation exemption regime are met, dividends or capital gains realized by the Company upon the disposal of shares are not taxable in Luxembourg.

Luxembourg net wealth tax (“NWT”) will be due annually by the Company at the rate of 0.5% on its total net asset value below or equal to € 500 million. The tranche above € 500 million will be taxed at a rate of 0.05%. Net worth is assessed based on the unitary value (valeur unitaire), as determined on January 1st of each year. The unitary value is in principle calculated as the difference between (i) assets estimated at their fair market value (valeur estimée de réalisation), and (ii) liabilities vis-à-vis third parties.

Shareholdings qualifying for the Luxembourg participation exemption regime are excluded from the NWT basis provided that, the Company holds a direct shareholding in a qualifying subsidiary representing at least 10% of the qualifying subsidiary’s share capital or having an acquisition cost (including both share capital and share premium) of at least € 1.2 million; there is no minimum holding period requirement.

Companies for which the sum of fixed financial assets (i.e., financial assets notably including shares and loans, transferable securities and cash) exceeds 90% of their total balance sheet and € 350,000 are liable to a minimum annual NWT of € 4,815. Other companies are liable to a minimum progressive tax (in an amount up to € 32,100), depending on the total assets on their balance sheet.

Withholding taxation

Any dividend distributed by the Company to its shareholders will in principle be subject to a 15% withholding tax unless an exemption or a reduced treaty rate applies.

Luxembourg taxation of the holders

Luxembourg tax residence of the holders

Holders will not be deemed to be resident, domiciled or carrying on business in Luxembourg solely by reason of holding, execution, performance, delivery, exchange and/or enforcement of the Ordinary Shares or Warrants.

Taxation of Luxembourg non-residents

Holders who are non-residents of Luxembourg and who do not have a permanent establishment, a permanent representative, or a fixed place of business in Luxembourg with which the holding of the Ordinary Shares or Warrants is connected, are not liable to any Luxembourg income tax, whether they receive payments upon redemption or repurchase of the Ordinary Shares or Warrants, or realize capital gains on the sale of any Ordinary Shares or Warrants, unless they sell a participation of more than 10% in the Company within 6 months of its acquisition.

Taxation of Luxembourg residents

Holders who are Luxembourg resident individuals will generally be subject to income tax on income derived from the Ordinary Shares and Warrants. Capital gains realized upon the disposal, sale or redemption of the Ordinary Shares and Warrants by individual resident holders acting in the course of the management of their private wealth are in principle not subject to income tax (except if the gain has been realized within 6 months of the acquisition of the Ordinary Shares or Warrants), to the extent they do not hold a participation of more than 10% in the Company.

Holders who are Luxembourg resident companies (société de capitaux) or foreign entities which have a permanent establishment or a permanent representative in Luxembourg with which the holding of the Ordinary Shares or Warrants is connected, must include in their taxable income any income (including dividend) and the difference between the sale or redemption price and the lower of the cost or book value of the Ordinary Shares and Warrants sold or redeemed.

A holder who is a Luxembourg resident company benefiting from a special tax regime, such as (i) a specialized investment fund governed by the amended law of February 13, 2007, (ii) a family wealth management company governed by the amended law of May 11, 2007, (iii) an undertaking for collective investment governed by the amended law of December 17, 2010 or (iv) a reserved alternative investment fund treated as a specialized investment fund for Luxembourg tax purposes governed by the amended law of July 23, 2016 is exempt from income tax in Luxembourg and profits derived from the Ordinary Shares and Warrants are thus not subject to Luxembourg income tax.

Net Wealth Tax

A Luxembourg resident as well as a non-resident who has a permanent establishment or a permanent representative in Luxembourg to which the Ordinary Shares or Warrants are attributable, are subject to Luxembourg NWT on such Ordinary Shares or Warrants, except if the holder is (i) a resident or non-resident individual taxpayer, (ii) a securitization company governed by the amended law of March 22, 2004 on securitization, (iii) a company governed by the amended law of June 15, 2004 on venture capital vehicles, (iv) a professional pension institution governed by the amended law dated July 13, 2005, (v) a specialized investment fund governed by the amended law of February 13, 2007, (vi) a family wealth management company governed by the law of May 11, 2007, (vii) an undertaking for collective investment governed by the amended law of December 17, 2010 or (viii) a reserved alternative investment fund governed by the amended law of July 23, 2016.

However, (i) a securitization company governed by the amended law of March 22, 2004 on securitization, (ii) a company governed by the amended law of June 15, 2004 on venture capital vehicles, (iii) a professional pension institution governed by the amended law dated July 13, 2005 and (iv) a reserved alternative investment fund treated as a venture capital vehicle governed by the amended law of July 23, 2016 remain subject to minimum NWT.

The minimum NWT tax is levied on companies having their statutory seat or central administration in Luxembourg. For entities for which the sum of fixed financial assets, receivables against related companies, transferable securities and cash at bank exceeds 90% of their total gross assets and € 350,000, the minimum NWT is currently set at € 4,815.

For all other companies having their statutory seat or central administration in Luxembourg which do not fall within the scope of the € 4,815 minimum NWT, the minimum NWT ranges from € 535 to € 32,100, depending on the company’s total gross assets.

Other Taxes

No stamp, value, issue, registration, transfer or similar taxes or duties will be payable in Luxembourg by shareholders in connection with the issue of the Ordinary Shares and Warrants, nor will any of these taxes be payable as a consequence of a subsequent transfer, exchange or redemption of the Ordinary Shares or Warrants, unless the documents relating to the Ordinary Shares or Warrants are (i) voluntarily registered in Luxembourg or (ii) appended to a document that requires obligatory registration in Luxembourg.

There is no Luxembourg value added tax payable in respect of payments in consideration for the issuance of the Ordinary Shares or Warrants or in respect of the payment under the Ordinary Shares or Warrants or the transfer of the Ordinary Shares or Warrants. Luxembourg value added tax may, however, be payable in respect of fees charged for certain services rendered to the Company if, for Luxembourg value added tax purposes, such services are rendered or are deemed to be rendered in Luxembourg and an exemption from Luxembourg value added tax does not apply with respect to such services.

No Luxembourg inheritance tax is levied on the transfer of the Ordinary Shares or Warrants upon the death of a holder in cases where the deceased was not a resident of Luxembourg for inheritance tax purposes. Where a holder is a resident of Luxembourg for tax purposes at the time of his death, the Ordinary Shares and Warrants are included in such holder’s taxable estate for inheritance tax assessment purposes. No Luxembourg gift tax will be levied on the transfer of Ordinary Shares or Warrants by way of gift unless the gift is registered in Luxembourg.

U.S. Federal Income Tax Considerations

The following is a summary of certain U.S. federal income tax consequences of the acquisition, ownership and disposition of the Ordinary Shares and Warrants by a U.S. holder or non-U.S. holder (each as defined below). This summary only applies to the Ordinary Shares and Warrants held as capital assets for U.S. federal income tax purposes. The discussion below does not cover all aspects of U.S. federal income taxation that may be relevant to, or the actual tax effect that any of the matters described herein will have on, the acquisition, ownership or disposition of the Ordinary Shares and Warrants by particular investors (including consequences under the alternative minimum tax or net investment income tax), and does not address state, local, non-U.S. or other tax laws (such as estate or gift tax laws). This summary also does not describe all of the tax consequences that may be relevant to holders that own (directly, indirectly or by attribution) 10% or more of the Ordinary Shares by vote or value, nor does this summary discuss all of the tax considerations that may be relevant to certain types of holders subject to special rules under the U.S. federal income tax laws, such as:

•        financial institutions or financial services entities;

•        insurance companies;

•        individual retirement accounts or other tax-deferred accounts;

•        government agencies or instrumentalities thereof;

•        regulated investment companies and real estate investment trusts;

•        persons that have ceased to be U.S. citizens or lawful permanent residents of the United States;

•        U.S. citizens or lawful permanent residents living abroad;

•        persons that acquired the Ordinary Shares or Warrants pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;

•        dealers or traders subject to a mark-to-market method of tax accounting with respect to the Ordinary Shares or Warrants;

•        persons holding the Ordinary Shares or Warrants as part of a “straddle,” constructive sale, hedging transactions, integrated transactions or similar transactions for U.S. federal income tax purposes;

•        U.S. holders whose functional currency is not the U.S. dollar;

•        holders that are controlled foreign corporations or passive foreign investment companies;

•        persons required to accelerate the recognition of any item of gross income with respect to the Ordinary Shares or Warrants as a result of such income being recognized on an applicable financial statement; or

•        tax-exempt organizations.

The U.S. federal income tax treatment of a partner in an entity or arrangement treated as a partnership for U.S. federal income tax purposes that holds the Ordinary Shares or Warrants will depend on the status of the partner and the activities of the partnership. Holders that are entities or arrangements treated as partnerships for U.S. federal income tax purposes should consult their tax advisors concerning the U.S. federal income tax consequences to them and their partners of the acquisition, ownership and disposition of the Ordinary Shares or Warrants by the partnership.

This discussion is based on the tax laws of the United States, including the Code, its legislative history, existing and proposed Treasury regulations thereunder, published rulings and court decisions, all as of the date hereof and all subject to change at any time, possibly with retroactive effect. No rulings have been requested from the U.S. Internal Revenue Service (the “IRS”) and there can be no guarantee that the IRS would not challenge, possibly successfully, the treatment described below.

THE SUMMARY OF U.S. FEDERAL INCOME TAX CONSEQUENCES SET OUT BELOW IS FOR GENERAL INFORMATION ONLY. ALL HOLDERS SHOULD CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO THEM OF ACQUIRING, OWNING, AND DISPOSING OF THE ORDINARY SHARES AND WARRANTS, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL, NON-U.S. AND OTHER TAX LAWS AND POSSIBLE CHANGES IN TAX LAW.

U.S. Holders

This section applies to you if you are a U.S. holder. For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Ordinary Shares or Warrants that is, for U.S. federal income tax purposes:

•        an individual citizen or resident of the United States;

•        a corporation created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust if (1) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust; or (2) the trust has a valid election in effect under applicable Treasury Regulations to be treated as a domestic trust for U.S. federal income tax purposes.

Distributions on Ordinary Shares

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” the gross amount of any distribution on Ordinary Shares that is made out of the Company’s current or accumulated earnings and profits (as determined for U.S. federal income tax purposes) generally will be taxable to a U.S. holder as ordinary dividend income on the date such distribution is actually or constructively received by such U.S. holder. Any such dividends paid to corporate U.S. holders generally will not be eligible for the dividends received deduction that may otherwise be allowed under the Code. To the extent that the amount of the distribution exceeds the Company’s current and accumulated earnings and profits (as determined under U.S. federal income tax principles), such excess amount will be treated first as a non-taxable return of capital to the extent of the U.S. holder’s tax basis in its Ordinary Shares, and thereafter as capital gain recognized on a sale or exchange. However, the Company does not expect to maintain calculations of its earnings and profits in accordance with U.S. federal income tax principles. U.S. holders should therefore assume that any distribution by the Company with respect to Ordinary Shares will be reported as ordinary dividend income. U.S. holders should consult their tax advisors with respect to the appropriate U.S. federal income tax treatment of any distribution received from the Company.

Dividends received by non-corporate U.S. Holders (including individuals) from a “qualified foreign corporation” may be eligible for preferential rates of taxation, provided that certain holding period requirements and other conditions are satisfied. For these purposes, a non-U.S. corporation will be treated as a qualified foreign corporation if it is eligible for the benefits of a comprehensive income tax treaty with the United States which is determined by the U.S. Treasury Department to be satisfactory for purposes of these rules and which includes an exchange of information provision. The IRS has issued guidance pursuant to which foreign corporations eligible for benefits of the U.S. income tax treaty with Luxembourg, among other countries, are qualified foreign corporations. However, no examination has been made, and there can be no assurance, that the Company will be eligible for benefits of the U.S. income tax treaty with Luxembourg or for benefits of an applicable comprehensive income tax treaty of any other country with the United States. A non-U.S. corporation is also treated as a qualified foreign corporation with respect to dividends paid by that corporation on shares that are readily tradable on an established securities market in the United States. U.S. Treasury Department guidance indicates that shares listed on the Nasdaq (on which Ordinary Shares are listed) will be considered readily tradable on an established securities market in the United States. Even though the Ordinary Shares are listed on Nasdaq, there can be no assurance that the Ordinary Shares will be considered readily tradable on an established securities market in future years. Finally, the Company will not constitute a qualified foreign corporation for purposes of these rules if it is a passive foreign investment company for the taxable year in which it pays a dividend or for the preceding taxable year. See the discussion below under “— Passive Foreign Investment Company Rules.”

Subject to certain conditions and limitations, withholding taxes, if any, on dividends paid by the Company may be treated as foreign taxes eligible for credit against a U.S. holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules, or a deduction in computing a U.S. holder’s U.S. federal taxable income. For purposes of calculating the U.S. foreign tax credit, dividends paid on Ordinary Shares will generally be treated as income from sources outside the United States and will generally constitute passive category income. The rules governing the U.S. foreign tax credits are complex. U.S. holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit or deduction under their particular circumstances.

Sale, Exchange, Redemption or Other Taxable Disposition of Ordinary Shares and Warrants

Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of Ordinary Shares or Warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. holder’s adjusted tax basis in such Ordinary Shares or Warrants. Any gain or loss recognized by a U.S. holder on a sale, exchange, redemption or other taxable disposition of Ordinary Shares or Warrants generally will be capital gain or loss and will be long-term capital gain or loss if the U.S. holder’s holding period in such Ordinary Shares or Warrants exceeds one year at the time of the disposition. Preferential tax rates may apply to long-term capital gains of non-corporate U.S. holders (including individuals). The deductibility of capital losses is subject to limitations. Any gain or loss recognized by a U.S. holder on the sale, exchange, redemption or other taxable disposition of Ordinary Shares or Warrants generally will be treated as U.S. source gain or loss. U.S. holders should consult their tax advisors as to the foreign tax credit implications of the sale, exchange, redemption of other taxable disposition of Ordinary Shares or Warrants.

Exercise or Lapse of a Warrant

Except as discussed below with respect to the cashless exercise of a Warrant, a U.S. holder generally will not recognize gain or loss upon the acquisition of an Ordinary Share on the exercise of a Warrant for cash. A U.S. holder’s tax basis in an Ordinary Share received upon exercise of the Warrant generally should be an amount equal to the sum of the U.S. holder’s tax basis in the Warrant exchanged therefor and the exercise price. The U.S. holder’s holding period for an Ordinary Share received upon exercise of the Warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the Warrant and will not include the period during which the U.S. holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. holder generally will recognize a capital loss equal to such holder’s tax basis in the Warrant.

The tax consequences of a cashless exercise of a Warrant are not clear under current tax law. A cashless exercise may be tax-deferred, either because the exercise is not a gain realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either tax-deferred situation, a U.S. holder’s basis in the Ordinary Shares received would equal the holder’s basis in the Warrants exercised therefore. If the cashless exercise were treated as not being a gain realization event, a U.S. holder’s holding period in the Ordinary Shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the Warrants. If the cashless exercise were treated as a recapitalization, the holding period of the Ordinary Shares would include the holding period of the Warrants exercised therefore.

It is also possible that a cashless exercise of a Warrant could be treated in part as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder would recognize gain or loss with respect to the portion of the exercised Warrants treated as surrendered to pay the exercise price of the Warrants (the “surrendered warrants”). The U.S. holder would recognize capital gain or loss with respect to the surrendered warrants in an amount generally equal to the difference between (i) the fair market value of the Ordinary Shares that would have been received with respect to the surrendered warrants in a regular exercise of the Warrants and (ii) the sum of the U.S. holder’s tax basis in the surrendered warrants and the aggregate cash exercise price of such warrants (if they had been exercised in a regular exercise). In this case, a U.S. holder’s tax basis in the Ordinary Shares received would equal the U.S. holder’s tax basis in the Warrants exercised plus (or minus) the gain (or loss) recognized with respect to the surrendered Warrants. A U.S. holder’s holding period for the Ordinary Shares would commence on the date following the date of exercise (or possibly the date of exercise) of the Warrants.

Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences of a cashless exercise of Warrants.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of Ordinary Shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events. An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. holder of a Warrant would, however, be treated as receiving a constructive distribution from the Company if, for example, the adjustment increases the holder’s proportionate interest in the Company’s assets or earnings and profits (e.g., through an increase in the number of Ordinary Shares that would be obtained upon exercise of such Warrant) as a result of a distribution of cash to the holders of the Ordinary Shares which is taxable to the U.S. holders of such shares as described under “— Distributions on Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. holder of such warrant received a cash distribution from the Company equal to the fair market value of such increased interest. The rules regarding constructive distributions are complex. U.S. holders should consult their own tax advisors regarding the applications of these rules to them in light of their own circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation will be a passive foreign investment company (“PFIC”) for U.S. federal income tax purposes in any taxable year in which, after taking into account the income and assets of the corporation and certain subsidiaries pursuant to applicable “look-through rules,” either (i) a least 75% of the corporation’s gross income is “passive income” or (ii) at least 50% of the value of the corporation’s assets (generally based on the quarterly average of the value of its assets during the taxable year) is attributable to assets, including cash, that produce passive income or are held for the production of passive income. Passive income generally includes dividends, interest, certain royalties and rents, annuities, net gains from the sale or exchange of property producing such income and net foreign currency gains.

The Company has not made a determination as to whether it currently is, or in the future may become, a PFIC. The tests for determining PFIC status are applied annually after the close of the taxable year, and it is difficult to predict accurately future income and assets relevant to this determination. The fair market value of the Company’s assets is expected to depend, in part, upon (a) the market value of the Ordinary Shares, and (b) the composition of the assets and income of the Company. Further, because the Company may value its goodwill based on the market value of the Ordinary Shares, a decrease in the market value of the Ordinary Shares and/or an increase in cash or other passive assets would increase the relative percentage of its passive assets. The application of the PFIC rules is subject to uncertainty in several respects and, therefore, no assurances can be provided that the IRS will not assert that the Company is a PFIC for any taxable year.

If the Company is a PFIC in any year during which a U.S. holder owns Ordinary Shares, subject to the discussion below regarding the mark-to-market or qualified electing fund (“QEF”) elections, a U.S. holder generally will be subject to special rules with respect to (i) any “excess distribution” (generally, any distributions received by a U.S. holder on its Ordinary Shares in a taxable year that are greater than 125% of the average annual distributions received by the U.S. holder in the three preceding taxable years or, if shorter, the U.S. holder’s holding period for the Ordinary Shares) and (ii) any gain realized on the sale or other disposition of Ordinary Shares. Under these rules (a) the excess distribution or gain will be allocated ratably over the U.S. holder’s holding period, (b) the amount allocated to the current taxable year and any taxable year prior to the first taxable year in which the Company is a PFIC will be taxed as ordinary income, and (c) the amount allocated to each of the other taxable years will be subject to tax at the highest rate of tax in effect for the applicable class of taxpayer for that year, and an interest charge for the deemed deferral benefit will be imposed with respect to the resulting tax attributable to each such other taxable year. If the Company is a PFIC for any taxable year during which a U.S. holder holds the Ordinary Shares, the Company would generally continue to be treated as a PFIC with respect to such U.S. holder for all succeeding years during which such holder owns the Ordinary Shares, even if the Company ceases to meet the threshold requirements for PFIC status. The application of the PFIC rules to U.S. holders of Warrants is unclear. Proposed Treasury Regulations issued under the PFIC rules generally treat an “option” (which would include a Warrant) to acquire the stock of a PFIC as stock of the PFIC. Therefore, it is possible that the proposed Treasury Regulations if finalized in their current form would apply to cause gain recognized on the disposition of Warrants to be subject to the excess distribution regime discussed above.

If the Company is a PFIC for any taxable year, to the extent any of its subsidiaries are also PFICs, a U.S. holder will generally be deemed to own shares in such lower-tier PFICs that are directly or indirectly owned by the Company in the proportion which the value of the Ordinary Shares owned by such U.S. holder bears to the value of all of the Company’s equity interests, and such U.S. holder will generally be subject to the tax consequences described above (and the IRS Form 8621 reporting requirement described below) with respect to the shares of such lower-tier PFIC the U.S. holder is deemed to own. As a result, if the Company receives a distribution from any lower-tier PFIC or sells shares in a lower-tier PFIC, a U.S. holder will generally be subject to tax under the excess distribution rules described above in the same manner as if such U.S. holder had held a proportionate share of the lower-tier PFIC stock directly, even if such amounts are not distributed to the U.S. holder. However, if a U.S. holder is treated as receiving an excess distribution in respect of a lower-tier PFIC, such holder would increase its tax basis in the Ordinary Shares by the amount of such distribution. In addition, if the Company were to distribute such amount to the U.S. holder with respect to its Ordinary Shares, such U.S. holder would not include the distribution in income but would instead reduce its tax basis in the Ordinary Shares by the amount of the distribution. The application of the PFIC rules to indirect ownership of any lower-tier PFIC held by the Company is complex and uncertain, and U.S. holders should therefore consult their own tax advisors regarding the application of such rules to their ownership of Ordinary Shares.

A U.S. holder may be able to avoid the interest charge and the other adverse impacts of the PFIC rules described above by making a mark-to-market election with respect to the Ordinary Shares, provided that the Ordinary Shares are “marketable.” PFIC shares generally are marketable if: (i) they are “regularly traded” on a national securities exchange that is registered with the SEC or on the national market system established under Section 11A of the Exchange Act; or (ii) they are “regularly traded” on any exchange or market that the Treasury Department determines to have rules sufficient to ensure that the market price accurately represents the fair market value of the stock. It is expected that Ordinary Shares, which are listed on Nasdaq, will qualify as marketable shares for the PFIC rules purposes, but there can be no assurance that Ordinary Shares will be “regularly traded” for purposes of these rules. Pursuant to the mark-to-market election, a U.S. holder would include in each year as ordinary income the excess, if any, of the fair market value of the Ordinary Shares over their adjusted basis at the end of the taxable year. A U.S. Holder may treat as ordinary loss any excess of the adjusted basis of the Ordinary Shares over their fair market value at the end of the year, but only to the extent of the net amount previously included in income as a result of the election in prior years. A U.S. holder’s adjusted tax basis in the PFIC shares will be increased to reflect any amounts included in income, and decreased to reflect any amounts deducted, as a result of a mark-to-market election. Any gain recognized on a disposition of Ordinary Shares will be treated as ordinary income and any loss will be treated as ordinary loss (but only to the extent of the net amount of income previously included as a result of a mark-to-market election). A mark-to-market election only applies for the taxable year in which the election was made, and for each subsequent taxable year, unless the PFIC shares cease to be marketable or the IRS consents to the revocation of the election. U.S. holders should also be aware that the Code and the Treasury Regulations do not allow a mark-to-market election with respect to stock of lower-tier PFICs that is non-marketable. There is also no provision in the Code, Treasury Regulations or other published authority that specifically provides that a mark-to-market election with respect to the stock of a publicly-traded holding company (such as the Company) effectively exempts stock of any lower-tier PFICs from the negative tax consequences arising from the general PFIC rules and, as a result, a mark-to-market election may not mitigate the adverse implications of the excess distribution regime with respect to an investment in the Ordinary Shares if the Company were classified as a PFIC as a result of owning interests in PFIC subsidiaries. U.S. holders should consult their own tax advisors to determine whether the mark-to-market tax election is available to them and the consequences resulting from such election. In addition, U.S. holders of Warrants will not be able to make a mark-to-market election with respect to their Warrants.

In some cases, a shareholder of a PFIC may be subject to alternative treatment by making a QEF election to be taxed currently on its share of the PFIC’s undistributed income. To make a QEF election, the Company must provide U.S. Holders with certain information compiled according to U.S. federal income tax principles. There is no assurance that the Company will provide such information. There is also no assurance that the Company will have timely knowledge of its status as a PFIC in the future or of the required information to be provided. In addition, if the Company holds an interest in a lower-tier PFIC (including, without limitation, in any PFIC subsidiaries), U.S. holders will generally be subject to the PFIC rules described above with respect to any such lower-tier PFICs. There can be no assurance that a portfolio company or subsidiary in which the Company holds an interest will not qualify as a PFIC, or that a PFIC in which the Company holds an interest will provide the information necessary for a QEF election to be made by a U.S. holder (in particular if the Company does not control that PFIC). Additionally, U.S. holders of Warrants will not be able to make a QEF election with respect to their Warrants.

A U.S. holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. holder generally is required to file an IRS Form 8621 (whether or not a QEF or mark-to-market election is or has been made) with such U.S. holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department. Failure to file IRS Form 8621 for each applicable taxable year may result in substantial penalties and result in the U.S. holder’s taxable years being open to audit by the IRS until such Forms are properly filed.

U.S. holders should consult their own tax advisors concerning the Company’s possible PFIC status and the consequences to them, including potential reporting requirements, if the Company were classified as a PFIC for any taxable year.

Non-U.S. Holders

This section applies to you if you are a non-U.S. holder. For purposes of this discussion, the term “non-U.S. holder” means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of Ordinary Shares or Warrants that is not a U.S. holder, including:

•        a nonresident alien individual, other than certain former citizens and residents of the United States;

•        a foreign corporation; or

•        a foreign estate or trust;

but generally does not include an individual who is present in the United States for 183 days or more in the taxable year of disposition. A holder who is such an individual should consult their tax advisor regarding the U.S. federal income tax consequences of the sale or other disposition of Ordinary Shares or Warrants.

Ownership of the Ordinary Shares and Warrants

A non-U.S. holder of Ordinary Shares will not be subject to U.S. federal income tax or, subject to the discussion below under “— Information Reporting and Backup Withholding,” U.S. federal withholding tax on any dividends received on Ordinary Shares or any gain recognized on a sale or other disposition of Ordinary Shares (or Warrants unless the dividend or gain is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States (or, under certain income tax treaties, is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States). In addition, special rules may apply to a non-U.S. holder who is an individual present in the United States for 183 days or more during the taxable year of the sale or disposition, and certain other requirements are met. Such holders should consult their own tax advisors regarding the U.S. federal income tax consequences of the sale or disposition of Ordinary Shares or Warrants.

Dividends and gains that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States (or, under certain income treaties, are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States) generally will be subject to U.S. federal income tax at the same U.S. federal income tax rates applicable to a U.S. holder and, in the case of a non-U.S. holder that is a corporation for U.S. federal income tax purposes, also may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as provided by an applicable tax treaty).

The U.S. federal income tax treatment of a non-U.S. holder’s exercise of a Warrant, or the lapse of a Warrant held by a non-U.S. holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. holder, as described under “— U.S. Holders — Exercise or Lapse of a Warrant,” above, although to the extent a cashless exercise results in a taxable exchange, the consequences to a non-U.S. holder would be similar to those described in this section in the preceding paragraphs above for a non-U.S. holder’s gain on the sale or other disposition of the Ordinary Shares and Warrants.

Information Reporting and Backup Withholding

Information reporting requirements may apply to dividends received by U.S. holders of Ordinary Shares, and the proceeds received on the disposition of Ordinary Shares and Warrants effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. holders that are exempt recipients (such as corporations). Backup withholding may apply to such amounts if the U.S. holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. holder’s broker) or is otherwise subject to backup withholding. U.S. holders should consult their tax advisors regarding these rules and any other reporting obligations that may apply to the ownership or disposition of Ordinary Shares or Warrants, including reporting obligations related to the holding of certain foreign financial assets.

Dividends paid with respect to Ordinary Shares and proceeds from the sale or other disposition of Ordinary Shares and Warrants received in the United States by a non-U.S. holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such non-U.S. holder provides to the applicable withholding agent the required certification as to its non-U.S. status, such as a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-ECI, or otherwise establishes an exemption and complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

Plan of Distribution

We are registering the resale by the Selling Securityholders from time to time of up to 35,818,285 of our Ordinary Shares, which includes (i) 31,000,000 Ordinary Shares issued to holders of ordinary shares of Moolec in the Business Combination as a result of the Exchange, (ii) 3,522,398 Ordinary Shares issued as a result of the Merger, (iii) 262,260 Ordinary Shares issued pursuant to the applicable Company SAFE, (iv) 232,523 Ordinary Shares that were freely allotted to the Company’s Chief Financial Officer and (v) 801,104 Ordinary Shares issued in connection with the Backstop Agreement. We will receive up to an aggregate of $127,765,000 if all of the Warrants are exercised to the extent such Warrants are exercised for cash. All of the Ordinary Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective amounts. We will not receive any of the proceeds from these sales.

Primary Offering

Pursuant to the terms of the Warrants, the Ordinary Shares will be distributed to those holders who surrender the Warrants and provide payment of the exercise price to us. Upon receipt of proper notice by any of the holders of the Warrants issued that such holder desires to exercise a Warrant, we will, within the time allotted by the agreement governing the Warrants, issue instructions to our transfer agent to issue to the holder Ordinary Shares, free of a restrictive legend.

Resale by Selling Securityholders

The Selling Securityholders will pay any underwriting discounts and commissions and expenses incurred by the Selling Securityholders for brokerage, accounting, tax or legal services or any other expenses incurred by the Selling Securityholders in disposing of the securities. We will bear all other costs, fees and expenses incurred in effecting the registration of the securities covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our independent registered public accountants.

The securities beneficially owned by the Selling Securityholders covered by this prospectus may be offered and sold from time to time by the Selling Securityholders. The term “Selling Securityholders” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from a Selling Securityholder as a gift, pledge, partnership distribution or other transfer. The Selling Securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges or in the over-the-counter market or otherwise, at prices and under terms then prevailing or at prices related to the then current market price or in negotiated transactions. Each Selling Securityholder reserves the right to accept and, together with its respective agents, to reject, any proposed purchase of securities to be made directly or through agents. The Selling Securityholders and any of their permitted transferees may sell their securities offered by this prospectus on any stock exchange, market or trading facility on which the securities are traded or in private transactions. If underwriters are used in the sale, such underwriters will acquire the shares for their own account. These sales may be at a fixed price or varying prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to prevailing market prices or at negotiated prices. The securities may be offered to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. The obligations of the underwriters to purchase the securities will be subject to certain conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased.

Subject to the limitations set forth in any applicable registration rights agreement, the Selling Securityholders may use any one or more of the following methods when selling the securities offered by this prospectus:

•        purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•        ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•        block trades in which the broker-dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•        an over-the-counter distribution in accordance with the rules of the Nasdaq;

•        through trading plans entered into by a Selling Securityholder pursuant to Rule 10b5-1 under the Exchange Act that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of their securities on the basis of parameters described in such trading plans;

•        through one or more underwritten offerings on a firm commitment or best efforts basis;

•        settlement of short sales entered into after the date of this prospectus;

•        agreements with broker-dealers to sell a specified number of the securities at a stipulated price per share;

•        in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•        directly to purchasers, including through a specific bidding, auction or other process or in privately negotiated transactions;

•        through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•        through a combination of any of the above methods of sale; or

•        any other method permitted pursuant to applicable law.

In addition, a Selling Securityholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

There can be no assurance that the Selling Securityholders will sell all or any of the securities offered by this prospectus. In addition, the Selling Securityholders may also sell securities under Rule 144 under the Securities Act, if available, or in other transactions exempt from registration, rather than under this prospectus. The Selling Securityholders have the sole and absolute discretion not to accept any purchase offer or make any sale of securities if they deem the purchase price to be unsatisfactory at any particular time.

The Selling Securityholders also may transfer the securities in other circumstances, in which case the transferees, pledgees or other successors-in-interest will be the selling beneficial owners for purposes of this prospectus. Upon being notified by a Selling Securityholder that a donee, pledgee, transferee, other successor-in-interest intends to sell our securities, we will, to the extent required, promptly file a supplement to this prospectus to name specifically such person as a selling securityholder.

With respect to a particular offering of the securities held by the Selling Securityholders, to the extent required, an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is part, will be prepared and will set forth the following information:

•        the specific securities to be offered and sold;

•        the names of the Selling Securityholders;

•        the respective purchase prices and public offering prices, the proceeds to be received from the sale, if any, and other material terms of the offering;

•        settlement of short sales entered into after the date of this prospectus;

•        the names of any participating agents, broker-dealers or underwriters; and

•        any applicable commissions, discounts, concessions and other items constituting compensation from the Selling Securityholders.

In connection with distributions of the securities or otherwise, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with Selling Securityholders. The Selling Securityholders may also sell the securities short and redeliver the securities to close out such short positions. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The Selling Securityholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In order to facilitate the offering of the securities, any underwriters or agents, as the case may be, involved in the offering of such securities may engage in transactions that stabilize, maintain or otherwise affect the price of our securities. Specifically, the underwriters or agents, as the case may be, may overallot in connection with the offering, creating a short position in our securities for their own account. In addition, to cover overallotments or to stabilize the price of our securities, the underwriters or agents, as the case may be, may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allotted to an underwriter or a broker-dealer for distributing such securities in the offering if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of the securities above independent market levels. The underwriters or agents, as the case may be, are not required to engage in these activities, and may end any of these activities at any time.

The Selling Securityholders may solicit offers to purchase the securities directly from, and it may sell such securities directly to, institutional investors or others. In this case, no underwriters or agents would be involved. The terms of any of those sales, including the terms of any bidding or auction process, if utilized, will be described in the applicable prospectus supplement.

It is possible that one or more underwriters may make a market in our securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for our securities. Our Ordinary Shares and Warrants are currently listed on the Nasdaq under the symbols “MLEC” and “MLECW,” respectively.

The Selling Securityholders may authorize underwriters, broker-dealers or agents to solicit offers by certain purchasers to purchase the securities at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we or the Selling Securityholders pay for solicitation of these contracts.

A Selling Securityholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by any Selling Securityholder or borrowed from any Selling Securityholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from any Selling Securityholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, any Selling Securityholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.

In effecting sales, broker-dealers or agents engaged by the Selling Securityholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the Selling Securityholders in amounts to be negotiated immediately prior to the sale.

In compliance with the guidelines of the Financial Industry Regulatory Authority (“FINRA”), the aggregate maximum discount, commission, fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the gross proceeds of any offering pursuant to this prospectus and any applicable prospectus supplement.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121 (“Rule 5121”), that offering will be conducted in accordance with the relevant provisions of Rule 5121.

To our knowledge, there are currently no plans, arrangements or understandings between the Selling Securityholders and any broker-dealer or agent regarding the sale of the securities by the Selling Securityholders. Upon our notification by a Selling Securityholder that any material arrangement has been entered into with an underwriter or broker-dealer for the sale of securities through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file, if required by applicable law or regulation, a supplement to this prospectus pursuant to Rule 424(b) under the Securities Act disclosing certain material information relating to such underwriter or broker-dealer and such offering.

Underwriters, broker-dealers or agents may facilitate the marketing of an offering online directly or through one of their affiliates. In those cases, prospective investors may view offering terms and a prospectus online and, depending upon the particular underwriter, broker-dealer or agent, place orders online or through their financial advisors.

In offering the securities covered by this prospectus, the Selling Securityholders and any underwriters, broker-dealers or agents who execute sales for the Selling Securityholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any discounts, commissions, concessions or profit they earn on any resale of those securities may be underwriting discounts and commissions under the Securities Act.

The underwriters, broker-dealers and agents may engage in transactions with us or the Selling Securityholders, or perform services for us or the Selling Securityholders, in the ordinary course of business.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The Selling Securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Securities Act and the Exchange Act, and the rules and regulations thereunder, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the securities by, the Selling Securityholders or any other person, which limitations may affect the marketability of the shares of the securities.

We will make copies of this prospectus available to the Selling Securityholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The Selling Securityholders may indemnify any agent, broker-dealer or underwriter that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the Selling Securityholders against certain liabilities, including certain liabilities under the Securities Act, the Exchange Act or other federal or state law. Agents, broker-dealers and underwriters may be entitled to indemnification by us and the Selling Securityholders against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, broker-dealers or underwriters may be required to make in respect thereof.

Expenses Related to the Offering

Set forth below is an itemization of the total expenses that are expected to be incurred by us in connection with the offer and sale of Ordinary Shares by the Selling Securityholders. With the exception of the SEC registration fee, all amounts are estimates.

	U.S. Dollar
SEC Registration Fee	—	(1)
Legal Fees and Expenses	95,000
Accounting Fees and Expenses	28,000
Printing Expenses	12,000
Transfer Agent Expenses	10,000
Miscellaneous Expenses	5,000
Total	$150,000

____________

Note: -

(1)      Pursuant to Rule 457(p) under the Securities Act, the Company has elected to offset the registration fee due for this registration statement on Form F-1. See “Calculation of Filing Fee Tables.”

Service of Process and Enforcement of Civil Liabilities under
U.S. Securities Laws

The Company is incorporated in Luxembourg and conducts a majority of its operations through its subsidiary, Moolec, outside the United States. The majority of the Company’s assets are located outside the United States. A majority of the Company’s officers reside outside the United States and a substantial portion of the assets of those persons are located outside of the United States. As a result, it could be difficult or impossible for you to bring an action against the Company or against these individuals outside of the United States in the event that you believe that your rights have been infringed under the applicable securities laws or otherwise. Even if you are successful in bringing an action of this kind, the laws outside of the United States could render you unable to enforce a judgment against the Company’s assets or the assets of the Company’s officers.

Legal Matters

The validity of the Ordinary Shares has been passed upon by Linklaters LLP, Luxembourg, Luxembourg counsel to the Company.

Experts

The financial statements of Moolec Science Limited as of June 30, 2022 and 2021 and for the year ended June 30, 2022 and for each of the periods from January 1, 2021 through June 30, 2021 and from August 21, 2020 through December 31, 2020 included in this prospectus have been so included in reliance on the report of Price Waterhouse & Co. S.R.L., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Where you can find more Information

We are subject to the periodic reporting and other information requirements of the Exchange Act as applicable to a “foreign private issuer,” and we will file annual reports and other information from time to time with the SEC in accordance with such requirements. Our SEC filings will be available to the public on the internet at a website maintained by the SEC located at www.sec.gov.

We also maintain an Internet website at www.moolecscience.com. We will make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our Annual Reports on Form 20-F; our reports on Form 6-K; amendments to these documents; and other information as may be required by the SEC. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INDEX TO FINANCIAL STATEMENTS

Page
MOOLEC SCIENCE SA
Unaudited Financial Statements
For the six-month period ended December 31, 2022 and December 31, 2021
Unaudited consolidated statements of operations	F-2
Unaudited consolidated statements of financial position	F-3
Unaudited statements of cash flow	F-4
Unaudited consolidated statements of changes in equity	F-5
Notes to the Unaudited Consolidated Financial Statements	F-6
Moolec Science Limited
Audited Financial Statements
For the year ended June 30, 2022 and for the period of January 1, 2021 through June 30, 2021 and from inception on August 21, 2020 through December 31, 2020
Report of Independent Registered Public Accounting Firm	F-17
Consolidated statements of operations	F-18
Consolidated statements of financial position	F-19
Consolidated statements of cash flows	F-20
Consolidated statements of changes in equity	F-21
Notes to the Consolidated Financial Statements	F-22

Moolec Science S.A.

Unaudited interim condensed consolidated statements of operations

For the six months ended December 31, 2022 and 2021

In USD [$]

		For the six months ended December 31, 2022	For the six months ended December 31, 2021
	Notes
Continuing operations
Research and development expense		(404,489)	(532,050)
Marketing expense		(39,791)	(77,898)
Administrative expense		(725,394)	(1,206,274)
Other operating expense	14	(4,491,044)	(14,371)
Loss from operations		$(5,660,718)	$(1,830,593)
Financial income/expenses		$(316,495)	$(10,614)
Share based payment cost of listing shares	1	$(42,705,061)	$—
Loss before Income tax		$(48,682,274)	$(1,841,207)
Income tax		—	—
Loss of the period		$(48,682,274)	$(1,841,207)
Total comprehensive loss for the period		$(48,682,274)	$(1,841,207)
Basic and diluted loss per share	15	(1.57)	(0.06)

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Moolec Science S.A.

Unaudited interim condensed consolidated statements of financial position

As of December 31, 2022 presented in comparative figures

In USD [$]

	Notes	As of December 31, 2022	As of June 30, 2022
ASSET
Non current assets
Intangible Assets	6	4,665,334	4,598,930
Fixed Assets	7	8,069	8,918
Other Non-Current receivables	8	8,070,000	—
Total non-current assets		$12,743,403	$4,607,848
Current assets
Cash and cash equivalents	9	10,429,258	1,081,808
Other receivables		3,876	2,061
Total current assets		$10,433,134	$1,083,869
TOTAL ASSETS		$23,176,537	$5,691,717
LIABILITIES AND EQUITY
Equity
Share capital	13	375,605	310,000
Share premium	13	66,487,065	7,290,000
Equity settled share based payment	17	551,841	838,576
Accumulated deficit		(55,516,517)	(6,834,243)
Total equity		$11,897,994	$1,604,333
Liabilities
Current liabilities
Accounts payable	10	8,773,926	1,226,213
Other current liabilities	11	838,117	1,171
Warrants liabilities	12	1,666,500	—
Simply Agreement for Future Equity (“SAFE”)	18	—	2,860,000
Total current liabilities		$11,278,543	$4,087,384
TOTAL LIABILITIES		$11,278,543	$4,087,384
TOTAL LIABILITIES AND EQUITY		$23,176,537	$5,691,717

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Moolec Science S.A.

Unaudited interim condensed consolidated statements of cash flows

For the six months ended December 31, 2022 and 2021

In USD [$]

	For the six months ended December 31, 2022	For the six months ended December 31, 2021

Cash flows from operating activities
Loss for the year/period	$(48,682,274)	$(1,841,207)
Adjustments to reconcile loss for the period to net cash flows
Depreciation and amortization	849	849
Employee share based payment	77,279	703,326
Change in fair value of Simply Agreement for Future Equity (“SAFE”)	313,346	—
Share based payment cost of listing shares (non-cash item)	42,705,061	—
Financial income/expenses	3,149	10,614
Changes in working capital
Receivables from related parties	—	(43,150)
Other receivables	(1,815)	(912)
Accounts Payable	4,164,444	330,572
Other liabilities	836,946	2,123
Net cash (used) in operating activities	$(583,015)	$(837,785)
Cash flows from investment activities
Additions of Intangible assets	(66,404)	—
Net cash used to investment activities	$(66,404)	$—
Cash flows from financing activities
Proceeds from issuance of share capital to UGVL and Theo (Backstop)	8,011,040	—
Proceeds from issuance of share capital to SPAC public holders (Trust)	1,988,975	—
Net cash generated from financing activities	$10,000,015	$—
Net increase in cash and cash equivalents	$9,350,596	$(837,785)
Cash and cash equivalents at beginning of the period	1,081,808	980,527
Effect of exchange rate changes on cash and equivalents	(3,146)	(10,614)
Cash and cash equivalents at end of the period	$10,429,258	$132,128
Non-cash financing activities
Issue of Share Capital and Share Premium of New Shareholders through other non current receivables	$8,070,000	$—
Relief of SAFE financial liabilities through the issue of Share Capital and Share Premium	$3,173,346	$—
Capitalization of transaction expenses through Accounts Payable	$(1,057,833)	$—
Net liabilities acquired through issuance of share capital	$(3,991,935)	$—

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Moolec Science S.A.

Unaudited interim condensed consolidated statements of changes in equity

For the six months ended December 31, 2022 and 2021

In USD [$]

	Notes	Share capital	Share Premium	Equity settled share based payment	Retained (deficit)	Total Equity
Opening Balance as of June 30, 2021		$310,000	$7,290,000	$—	$(2,307,338)	$5,292,662
Equity settled share based payment		—	—	703,326	—	703,326
Total comprehensive (loss)		—	—	—	(1,841,207)	(1,841,207)
Balance as of December 31, 2021		$310,000	$7,290,000	$703,326	$(4,148,545)	$4,154,781
Opening Balance as of June 30, 2022		310,000	7,290,000	838,576	(6,834,243)	1,604,333
Issue of share capital (Moolec shares)	8	15,000	8,055,000	—	—	8,070,000
Issue of share capital (SAFE shares)	18	2,623	3,170,723	—	—	3,173,346
Issue of share capital (LightJump shares)	1	33,639	39,610,630	—	—	39,644,268
Issue of share capital (Backstop shares)	1	12,017	7,999,023	—	—	8,011,040
Equity settled share based payment	1	2,326	361,689	(286,735)	—	77,280
Total comprehensive (loss)		—	—	—	(48,682,274)	(48,682,274)
Balance as of December 31, 2022		$375,605	$66,487,065	$551,841	$(55,516,517)	$11,897,994

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

Moolec Science S.A.
Notes to the unaudited interim condensed consolidated financial statements
For the six months ended December 31, 2022 and 2021
In USD [$]

Note 1. General information

Moolec Science SA (“the Company’’ or “Moolec Science’’) is a public limited liability company (société anonyme) incorporated under the laws of the Grand Duchy of Luxembourg on May 23, 2022 (“date of incorporation”), created to develop affordable alternative proteins using molecular farming technology. The Company is registered with the Luxembourg Trade and Companies’ Register (Registre de Commerce et des Sociétés, Luxembourg) under number B268440. Its registered address is 17, Boulevard F.W. Raiffeisen, L-2411 Luxembourg, Grand Duchy of Luxembourg.

Company Reorganization

On December 30, 2022 (the “Closing Date”), the Company consummated the transactions contemplated by the Business Combination Agreement dated as of June 14, 2022, by and among LightJump Acquisition Corporation (“LightJump” or “SPAC”, a Delaware corporation), Moolec Science Limited (“Moolec”, a private limited company incorporated under the laws of England and Wales), the Company, and Moolec Acquisition, Inc. (“Merger Sub”, a Delaware corporation) (referred together with Moolec Science SA as “the Group”), as amended by the Business Combination Agreement dated as of November 18, 2022. Pursuant to the Business Combination Agreement and related agreements:

•        all the issued Moolec Ordinary Shares held by Moolec Shareholders were transferred and contributed in kind to the Company, and were issued, in accordance with the Exchange Ratio (except that the Ordinary Shares to be were reduced by the number of Ordinary Shares already held by Moolec Shareholders immediately prior to the transactions contemplated in the Business Combination Agreement (“Exchange”), being a total of 32,500,000 Ordinary Shares;

•        each Moolec SAFE Holder contributed all of its rights and obligations under each Original SAFE to the Company in consideration for the issuance by the Company of a simple agreement for future equity on substantially identical terms (mutatis mutandis) with such adjustments as required under Luxembourg law;

•        each Moolec Shareholder ceased to be the beneficial holder of such Moolec Ordinary Shares and subject to the submission of all filings required under Law (including any filings required to pay stamp duties), the Company was recorded as the registered holder of all Ordinary Shares so exchanged and transferred and is the legal and beneficial owner thereof;

•        immediately prior to the Merger but after the Exchange, each Moolec SAFE Holder subscribed for, received and became holder of Ordinary Shares, in accordance with the respective Moolec SAFE, which included 262,260 Ordinary Shares; and

•        SPAC caused the Certificate of Merger to be executed, acknowledged and filed with the Secretary of State of the State of Delaware in accordance with the applicable provisions of the DGCL in order to effectuate the Merger. The Merger became effective on December 30, 2022.

At the Merger and without any further action on the part of SPAC, Merger Sub, the Company or Moolec or the holders thereunder:

•        each SPAC Common Stock issued and outstanding immediately prior to the Merger, excluding those that had been redeemed subject to any redemption rights, were exchanged with the Company, against the issue by the Company of new Ordinary Shares, under the authorized share capital of the Company and subscribed by the contributing holders of SPAC Common Stock for one validly issued and fully paid Ordinary Share, delivered by the Company;

•        as a result of the Merger, all SPAC Common Stock ceased to be outstanding, was canceled and ceased to exist;

•        each share of common stock, par value $0.01 of Merger Sub issued and outstanding immediately prior to the Merger Effective Time was converted and exchanged for one (1) validly issued, fully paid and nonassessable ordinary share, par value $0.01 per share of the Company; and

Moolec Science S.A.
Notes to the unaudited interim condensed consolidated financial statements
For the six months ended December 31, 2022 and 2021
In USD [$]

Note 1. General information (cont.)

•        each SPAC Warrant that was outstanding immediately prior to the Merger, pursuant to the SPAC Warrant Agreement, ceased to represent a right to acquire one SPAC Common Stock and was converted in accordance with the terms of such SPAC Warrant Agreement, at the Merger, into a right to acquire one Ordinary Share of the Company on substantially the same terms as were in effect immediately prior to the Time under the terms of the SPAC Warrant Agreement.

Following the Merger:

•        Moolec’s CFO was freely allotted the shares to satisfy the requirements under the CFO Consulting Agreement.

Prior to the Closing, on December 27, 2022, in connection with the vote to approve the adoption of the Business Combination Agreement at LightJump’s special meeting of stockholders, certain public holders of SPAC Common Stock exercised their right to redeem 2,572,848 shares of SPAC Common Stock for cash at a redemption price of approximately $10.23 per share, for an aggregate redemption amount of approximately $26.3 million.

Accordingly, $1,988,975 remained in the Trust Account, for the benefit of the Company, after considering the redemption amount to be paid to the redeeming public holders of SPAC Common Stock. At Closing, EarlyBirdCapital Inc.(“EarlyBird”, the SPAC underwriter) and the Company disagreed on the amount of EarlyBird Cash Fees due to EarlyBird in connection with the EarlyBird Amendment. Even though the trust effectively was integrated in the Company bank account at Closing, as a result of such dispute, EarlyBird had not provided its required consent to Continental Stock Transfer & Trust Company (“Continental”, the Company’s transfer agent and warrant agent) for the transfer of the outstanding funds held in the Trust Account and the funds had to be returned to Continental until the dispute was settled. This proceeding was resolved by a settlement between the Company and EarlyBird dated March 15, 2023. Pursuant to the settlement agreement, the Company instructed Continental to transfer $1.1 million in cash from the Trust Account to EarlyBird.

Additionally, pursuant to the Backstop Agreement, the Sponsor exercised the right to elect to concede Sponsor shares instead of contributing the requisite cash amount under the Backstop Agreement by conceding a total of 200,276 Sponsor shares of SPAC Common Stock to each of Union Group Ventures Limited.(“UGVL”) and THEO I SCSp.(“Theo”). UGVL and Theo each contributed $4,005,520 to the Company pursuant to the terms of the Backstop Agreement and in turn the Company issued 400,552 Ordinary Shares to each of UGVL and Theo.

As a result of the Exchange and following the consummation of the Transaction, Moolec and SPAC had become direct wholly-owned subsidiaries of the Company and Moolec shareholders and SPAC shareholders became holders of issued Company Ordinary Shares of Moolec Science S.A.

In accordance with IFRS 2, for the excess of the fair value of shares deemed to have been issued by Moolec over the fair value of LightJump’s identifiable net assets at the date of the Company Reorganization, the Company recognized $ 42,705,061 as listing costs included in line item “Share based payment cost of listing shares” as an expense in the Statements of Operations, being a non-cash item.

Negative working capital

As of December 31, 2022, the Company has a negative working capital of $845,409 generated mainly by reorganization expenses pending to be paid. The Company is having discussions to refinance such debts and does not foresee problems in meeting its short-term obligations.

As of January 3, 2023, the Company agreed with certain providers related to transaction expenses liabilities, to refinance part of the debt, by which a total of $1,500,000 will be payable in 2024, allowing to improve the Company’s working capital situation.

In addition, the Company is working on different financing alternatives, including but not limited to, credit lines.

Moolec Science S.A.
Notes to the unaudited interim condensed consolidated financial statements
For the six months ended December 31, 2022 and 2021
In USD [$]

Note 2. Accounting standards and Basis of preparation

Note 2.1. Compliance with IFRS

These unaudited interim condensed consolidated financial statements for the six-month period ended on December 31, 2022 and 2021 have been prepared in accordance with IAS 34, “Interim Financial Information”.

These unaudited interim condensed consolidated financial statements do not include all notes of the type normally included in an annual financial statement. Accordingly, these unaudited interim condensed consolidated financial statements are to be read in conjunction with the Moolec consolidated financial statements as of June 30, 2022.

In relation to the unaudited interim condensed consolidated statements of comprehensive loss, changes in equity and cash flows for the six-month period ended on December 31, 2022, comparative information is presented corresponding to the six-month period ended on December 31, 2021.

The unaudited interim condensed consolidated financial statements of the Group as of December 31, 2022 and June 30, 2022 and for the six-month periods ended December 31, 2022 and 2021 were authorized by the Board of Directors of Moolec Science S.A. on March 30, 2023.

2.2. Basis of measurement

The unaudited interim condensed consolidated financial statements have been prepared on the historical cost basis.

The significant accounting policies set out in Note 3 have been applied in preparing the unaudited interim consolidated financial statements as of December 31, 2022.

Due to the activities of the Group, costs and expenses presented in the consolidated statements of Comprehensive loss are classified according to their function. The consolidated statements of Financial Position has been prepared based on the nature of the transactions, distinguishing: (a) current assets from non-current assets, where current assets are intended as the assets that should be realized, sold or used during the normal operating cycle, or the assets owned with the aim of being sold in the short-term (within 12 months); (b) current liabilities from non-current liabilities, where current liabilities are intended as the liabilities that should be paid during the normal operating cycle or over the 12-month period subsequent to the reporting date.

2.3. Functional and presentation currency

Items included in the unaudited interim condensed consolidated financial statements are measured using the currency of the primary economic market in which the Company operates (“the functional currency”). These unaudited interim condensed consolidated financial statements are presented in US Dollars, which is the Company’s functional currency.

2.4. Use of estimates and judgements

The preparation of the unaudited interim condensed consolidated financial statements requires Management to make judgements, estimates and assumptions that affect the application of accounting policies and the reporting amounts as presented in the unaudited condensed consolidated financial statements for all periods presented.

Estimates and underlying assumptions are reviewed on an ongoing basis.

Moolec Science S.A.
Notes to the unaudited interim condensed consolidated financial statements
For the six months ended December 31, 2022 and 2021
In USD [$]

Note 2. Accounting standards and Basis of preparation (cont.)

2.5. Financial risk management

The Group’s activities are subject to several financial risks: market risk (including the exchange rate risk, the interest rate risk and price risk), credit risk and liquidity risk.

No significant changes have arisen in risk management policies as compared to policies included in the consolidated financial statements as of June 30, 2022.

Note 3. Significant accounting policies

The accounting policies applied in these Interim condensed consolidated financial statements are consistent with those used in the Annual consolidated financial statements of Moolec since incorporation on August 21, 2020 and have been applied consistently by the Group for last fiscal year ended on June 30, 2022.

As of the date of publication of these interim condensed consolidated financial statements there are no significant changes, new standards, amendments and interpretations of IFRS accounting policies, with exception of:

Warrants

As part of the reorganization, the Group incorporated public warrants (“Public warrants”).

The warrants are an equity instrument only if (a) the instrument includes no contractual obligation to deliver cash or another financial asset to another entity and (b) if the instrument will or may be settled in the issuer’s own equity instruments, it is either a non-derivative that includes no contractual obligation for the issuer to deliver a variable number of its own equity instruments; or a derivative that will be settled only by the issuer exchanging a fixed amount of cash or another financial asset for a fixed number of its own equity instruments (“fixed-for-fixed’ condition”).

Public warrants were classified as financial liability as they do not comply with the fixed-for-fixed condition. These instruments are measured at Level 1 fair value based on its quoted price.

Note 4. Comparative Information

The information as of June 30, 2022 and for the six-month period ended December 31, 2021 disclosed for comparative purposes arises from the consolidated financial statements of Moolec as of those dates.

The exchange of shares related to the Capital Reorganization contemplated by the Business Combination Agreement, explained in Note 1, has been given a retrospective effect in the share capital of the statement of changes in equity and in Net loss per share purposes in Note 15.

Note 5. Subsidiaries

Where the Company holds a controlling interest in an entity, such entity is classified as a subsidiary. The Company exercises control over such an entity if all three of the following elements are present: (i) the Company has the power to direct or cause the direction of the management and policies of the entity, (ii) the Company is exposed to the variable returns of such entity; and (iii) the Company has power to affect the variability of such returns. Control is reassessed whenever facts and circumstances indicate that there may be a change in any of these elements of control.

Moolec Science S.A.
Notes to the unaudited interim condensed consolidated financial statements
For the six months ended December 31, 2022 and 2021
In USD [$]

Note 5. Subsidiaries (cont.)

The subsidiary of the Company, of which its financial results have been included in the Consolidated Financial Statements, and holds a majority share of the voting rights is as follows:

Name	Principal activities	Country of incorporation and principal place of business	% Equity interest as of December 31, 2022
Moolec Science Limited	Investment in subsidiaries	United Kingdom	100.00%
LightJump Acquisition Corporation	Investment in subsidiaries	USA	100.00%

Note 6. Intangible Assets

As of June 30, 2022	Gamma Linolenic Acid (“GLA”) assets and licensing rights to Arachidonic Acid (“ARA”)	SPC® technology	Total Intangible Assets
Cost	3,000,000	1,598,930	4,598,930
Accumulated Amortization	—	—	—
Net book amount	$3,000,000	$1,598,930	$4,598,930

Six months ended December 31, 2022
Opening net book amount	3,000,000	1,598,930	4,598,930
Additions	45,456	20,948	66,404
Amortization	—	—	—
Closing net book amount	$3,045,456	$1,619,878	$4,665,334

As of December 31, 2022
Cost	3,045,456	1,619,878	4,665,334
Accumulated Amortization	—	—	—
Net book amount	$3,045,456	$1,619,878	$4,665,334

Moolec Science S.A.
Notes to the unaudited interim condensed consolidated financial statements
For the six months ended December 31, 2022 and 2021
In USD [$]

Note 7. Fixed Assets

As of June 30, 2022	Chymosin osmosis equipment
Cost	10,617
Accumulated Depreciation	(1,699)
Net book amount	$8,918

Six months ended December 31, 2022
Opening net book amount	8,918
Depreciation	(849)
Closing net book amount	$8,069

As of December 31, 2022
Cost	10,617
Accumulated Depreciation	(2,548)
Net book amount	$8,069

Note 8. Other non-current receivables

	As of December 31, 2022	As of June 30, 2022
Receivables with shareholders	8,070,000	—
Total Other Non-Current receivables	$8,070,000	$—

Moolec issued an aggregate number of Moolec ordinary shares equal to 2,354,069 (or 1,500,000 of Moolec Science shares after the transaction) to current individual shareholders of Bioceres S.A. and Bioceres Group PLC. Moolec and the new shareholders entered into a subscription agreement prior to the transaction pursuant to which Moolec agreed to issue 2,354,069 of Moolec ordinary shares and the new shareholders agreed to pay an aggregate purchase price of $15,000,000 within 5 years from the date of such subscription agreement.

Note 9. Cash and cash equivalents

	As of December 31, 2022	As of June 30, 2022
Bank accounts	10,429,258	1,081,808
Total cash and cash equivalents	$10,429,258	$1,081,808

The Company has bank accounts in: HSBC Bank USA N.A., EFG Bank AG, Lloyds Bank PLC and Banco de Galicia y Buenos Aires S.A. Neither of them represents more than 40% of our deposits, as such there is no substantial asset concentration.

Moolec Science S.A.
Notes to the unaudited interim condensed consolidated financial statements
For the six months ended December 31, 2022 and 2021
In USD [$]

Note 10. Accounts Payable

	As of December 31, 2022	As of June 30, 2022
Transaction expenses payable	(7,501,301)	—
Accounts payable with related parties	(608,293)	(385,508)
Accruals	(468,908)	(676,578)
Other accounts payable	(195,424)	(164,127)
Accounts payable	$(8,773,926)	$(1,226,213)

Note 11. Other current liabilities

	As of December 31, 2022	As of June 30, 2022
Related parties	(677,000)	—
Loans	(160,000)	—
Pay As You Earn (PAYE)	(1,117)	(1,171)
Other current Liabilities	$(838,117)	$(1,171)

Note 12. Warrants Terms

Each of the Warrants to purchase an aggregate of 11,110,000 Ordinary Shares are exercisable to purchase one Ordinary Share and only whole warrants are exercisable. The exercise price of the Warrants is $11.50 per share. A Warrant may be exercised only during the period commencing on the date of the consummation of the transactions contemplated by the Business Combination Agreement, and terminating on the earlier to occur of: the date that is five (5) years after the date on which the Business Combination is completed or the liquidation of the Company. Redemptions of warrants for cash once the public warrants become exercisable, may be redeemed (i) in whole and not in part, (ii) at a price of $0.01 per warrant, (iii) upon not less than 30 days’ prior written notice of redemption to each warrant holder, and (iv) if, and only if, the reported last sale price of the Ordinary Shares equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three business days before sending the notice of redemption to each warrant holder. If the public warrants are called for redemption for cash, management will have the option to require all holders that wish to exercise the public warrants to do so on a “cashless basis”. The private warrants will be treated identical to the public warrants.

Note 13. Share capital and share premium

As of December 31, 2022, the share capital stock and share premium amounts to $66,862,670. As of June 30, 2022 the share capital stock and share premium amounts to $7,600,000.

Note 14. Other operating expenses

	As of December 31, 2022	As of December 31, 2021
Transaction Expenses(i)	4,469,987	—
Miscellaneous Expenses	21,057	14,371
Other operating expenses	$4,491,044	$14,371

____________

(i)      The transaction expenses were adjusted by the capitalization of the cost specifically attributable to the issue of new shares (using a criteria based on the percentage of shares issued) recognized in share premium.

Moolec Science S.A.
Notes to the unaudited interim condensed consolidated financial statements
For the six months ended December 31, 2022 and 2021
In USD [$]

Note 15. Net loss per share

The following table presents the calculation of basic and diluted loss per ordinary share for the periods ended on December 31, 2022 and December 31, 2021 as follows:

Loss attributable to ordinary shareholders (basic and diluted)

Numerator	December 31, 2022	December 31, 2021
Loss for the period, attributable to the owners of the Group	(48,682,274)	(1,841,207)
Loss attributable to the ordinary shareholders	(48,682,274)	(1,841,207)

Weighted-average number of ordinary shares (basic and diluted)

Denominator	December 31, 2022	December 31, 2021
Weighted-average number of ordinary shares	31,072,892	31,000,000
Net loss attributable to ordinary shareholders per share	December 31, 2022	December 31, 2021
Basic and Diluted	(1.57)	(0.06)

For the period ended December 31, 2022 and December 31, 2021 diluted earning per share (“EPS”) was the same as basic EPS as the effect of potential ordinary shares would be antidilutive.

Note 16. Related parties

Balances and transactions between the Group entities, which are related parties, have been eliminated on consolidation and are not disclosed in this note. Transactions between the Group and its directors and/or executive board members and the Company and the Parent are disclosed below.

Transactions with key management personnel

Key management personnel compensation comprised:

Other Related Party Transactions

In USD ($)	December 31, 2022	December 31, 2021
Short-term employee benefits	—	63,867
Share based payment	77,279	703,326

Moolec Science S.A.
Notes to the unaudited interim condensed consolidated financial statements
For the six months ended December 31, 2022 and 2021
In USD [$]

Note 16. Related parties (cont.)

In USD ($)	Note	Transaction values for the six month period ended December 31, 2022	Transaction values for the six month period ended December 31, 2021
Share based payment
Key management	16	77,279	703,326
CFO Shares Alloted	1 (iv)	(364,014)
Expenses Paid on Behalf of the Company
Parent of BG Farming Technologies – Bioceres S.A.	(i)	222,785	270,084
100% Subsidiary of Bioceres S.A. – Bioceres LLC	(i)	—	156,760
Services Provided by Other Companies
30% owned by Bioceres S.A. – INMET S.A. – Ingenieria Metabolica S.A	(ii)	—	94,500
98.6% owned by Bioceres S.A. – INDEAR S.A. – Instituto de Agrobiotecnología Rosario	(iii)	—	107,783
Founded and operated by the Company’s CPO – Future Foods B.V.		14,011	58,080

Other Related Party Balances

In USD ($)	Note	Balance outstanding as of December 31, 2022	Balance outstanding as of June 30, 2022
100% Subsidiary of Bioceres S.A. – Bioceres LLC		(608,293)	(385,508)
Moolec S.A. Shareholders		8,070,000	—
Union Group Ventures Limited		(677,000)	—

____________

(i)      While the Company initiated operations on its own bank account, the expenses were paid by Bioceres S.A. and Bioceres LLC on behalf of the Company.

(ii)     The Company entered into an agreement with INMET S.A. — Ingenieria Metabolica S.A where it would receive research services in exchange for payment.

(iii)    The Company entered into an agreement with INDEAR S.A. — Instituto de Agrobiotecnologia Rosario where it would receive research services in exchange for payment.

(iv)    Shares issue related to share based payment already vested in prior periods.

Note 17. Share based payment

As of December 31, 2022, Moolec had the following shared-based payment arrangements:

Share option plan for executives and senior management: Group 1 granted up to 909,000 underlying ordinary shares. The options have an exercise price of £0.74 and expire in December 2030 (except one case in June 2031). Group 2 granted up to 544,000 underlying ordinary shares. The options have an exercise price of the higher of £0.74 or the valuation of a Share achieved at the next equity funding round following the date of this Agreement, subject to a 20% Discount and expires in December 2030.

Moolec Science S.A.
Notes to the unaudited interim condensed consolidated financial statements
For the six months ended December 31, 2022 and 2021
In USD [$]

Note 17. Share based payment (cont.)

The fair value is defined as the actuarial expected value of the future benefits under the Plan calculated at the date in which benefits are granted and it is estimated using the option valuation method known as ‘binomial trees’. The estimate considers the effects of rotation, the vesting schedule and the possible dilutive effect of the future exercise of options.

Factor	Group 1	Group 2
Fair value of shares	$1.00	$1.00
Exercise price	$1.00	higher of $1.00; and 80% of valuation of a share achieved at the next equity funding.
Expected volatility	70%	70%
Dividend rate	—	—
Reference risk-free interest rate	3.00%	3.00%
Plan duration	10.00	10.00
Fair value of stock options at measurement date	0.67	0.18

There are no market-related performance conditions or non-vesting conditions that should be considered for determining the fair value of options.

Moolec estimates an expected rotation of 2.00% annually at constant value, taking into account historical patterns of executives maintaining their jobs and the probability of exercising the options. This estimate is reviewed at the end of each annual or interim period.

The following table shows the amount and exercise price and the movements of the stock options of executives and managers of the Group for the period ended December 31, 2022.

December 31, 2022
	Group 1		Group 2
	Number of options	Exercise price	Number of options	Exercise price
At the beginning	909,000	£0.74	544,000	Higher of $1.00; and 80% of valuation of a share achieved at the next equity funding
Granted during the period	—	—	—	—
Annulled during the period	—	—	—	—
Exercised during the period	—	—	—	—
Expired during the period	—	—	—	—
At the ending	909,000	£0.74	544,000	Higher of $1.00; and 80% of valuation of a share achieved at the next equity funding

The charge of the plans based on options recognized during the period was $77,279.

Moolec Science S.A.
Notes to the unaudited interim condensed consolidated financial statements
For the six months ended December 31, 2022 and 2021
In USD [$]

Note 18. Simple Agreement for Future Equity (“SAFE”)

The Company signed two simple agreements for future equity (referred to as “SAFE” or “SAFEs” in plural), in exchange for the payment by certain investors of the amounts detailed below on or about December 28, 2021. Both SAFEs were signed with two different investors and for the following amounts:

One SAFE was signed with THEO 1 SCSp for the amount of $1,500,000, from which $1,000,000 was received on January 5, 2022 and $500,000 were received on June 30, 2022.

The other SAFE was signed with SERENITY TRADERS LDT. for the amount of $500,000, fully received on January 6, 2022.

Both SAFEs give the investors, in exchange for the payment of the mentioned amounts, the right to a variable number of shares on the Company’s Share Capital subject to the occurrence of a qualified event or a twelve months maturity, whatever happens before, and in the case of a qualified event, specifically the shares of the series of equity securities issued to the investors investing new money in the Company in connection with the closing. These qualified events are defined as Equity Financing of not less than $20,000,000, Change of Control, a Direct Listing, an Initial Public Offering or a De-SPAC Transaction.

As of December 31, 2022, the De-SPAC transaction occurred on December 30, 2022 and defined as a qualified event pursuant the agreement, converted the SAFE in 262,260 shares of the Company at a purchase price on $12.10 for a total of $3,173,346.

The following table presents the changes in Level 3 financial instruments as of December 31, 2022:

Balance as of June 30, 2022	$2,860,000
Results on the change of Fair Value of the SAFE(i)	313,346
SAFE Capitalization	(3,173,346)
Balance as of December 31, 2022	$—

____________

(i)      The result due to the change in the fair value of the SAFE was included in Financial Income/Expenses.

Note 19. Events after the reporting period

Management has considered subsequent events through March 30, 2023, which was the date in which these unaudited interim condensed consolidated financial statements were issued.

As of February 7, 2023, a partly owned company (50%) was incorporated in Spain, under the name of Microo Food Ingredients S.L. as part of the Joint Venture agreement signed with INVIM CORPORATIVO S.L. (Grupo Insud) on May 24, 2022 to produce animal-free proteins and other food ingredients through precision fermentation technologies. On December 1, 2022, a capital integration of EUR 1,500 was wired by Moolec.

Report of Independent Registered Public Accounting Firm

To the board of directors and shareholders of Moolec Science Ltd.

Opinion on the Financial Statements

We have audited the accompanying consolidated statements of financial position of Moolec Science Ltd. and its subsidiary (the “Company”) as of June 30, 2022 and June 30, 2021, and the related consolidated statements of operations, of changes in equity and of cash flows for the year ended June 30, 2022 and for each of the periods from January 1, 2021 through June 30, 2021 and from August 21, 2020 through December 31, 2020, including the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2022, June 30, 2021 and December 31, 2020 and the results of its operations and its cash flows for the year ended June 30, 2022 and each of the periods from January 1, 2021 through June 30, 2021 and from August 21, 2020 through December 31, 2020 in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits of these consolidated financial statements in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the Consolidated Financial Statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Price Waterhouse & Co. S.R.L.
/s/ Sebastian Azagra
Partner
Rosario, Argentina
September 29, 2022

We have served as the Company’s auditor since 2020.

Moolec Science Limited
Consolidated statements of operations
for the year ended June 30, 2022 and for the period of January 1, 2021 through June 30, 2021 and from inception on August 21, 2020 through December 31, 2020
In USD [$]

		For the year ended on June 30, 2022	From the period of January 1, 2021 through June 30, 2021	From inception on August 21, 2020 through December, 31 2020
Continuing operations
Research and development expense		(985,158)	(601,942)	(179,061)
Sales and marketing expense		(105,060)	(80,221)	(10,938)
Administrative expense		(2,523,230)	(820,946)	(127,886)
Other operating expense		(38,985)	(93,252)	(2,639)
Loss from operations		$(3,652,433)	$(1,596,361)	$(320,524)

Share of loss from associate	6	$—	$(390,453)	$—

Finance costs	16	$(874,472)	—	—
Loss before Income tax		$(4,526,905)	$(1,986,814)	$(320,524)

Income tax	17	—	—	—
Loss of the year/period		$(4,526,905)	$(1,986,814)	$(320,524)

Total comprehensive loss for the year/period		$(4,526,905)	$(1,986,814)	$(320,524)
Basic and diluted loss per share	9	(0.09)	(0.04)	(0.01)

The accompanying notes are an integral part of these Consolidated Financial Statements.

Moolec Science Limited
Consolidated statements of financial position
As of June 30, 2022
presented in comparative figures
In USD [$]

	Notes	As of June 30, 2022	As of June 30, 2021
ASSETS
Non-current assets
Intangible Assets	7	4,598,930	4,598,930
Fixed Assets	8	8,918	10,617
Total non-current assets		$4,607,848	$4,609,547

Current assets
Cash and cash equivalents		1,081,808	980,527
Receivables from related parties	10	—	289,888
Prepayments		2,061	358
Total current assets		$1,083,869	$1,270,773
TOTAL ASSETS		$5,691,717	$5,880,320

LIABILITIES AND EQUITY
Equity
Share capital	9	638,297	638,297
Share premium	9	6,961,703	6,961,703
Equity settled share based payment	11	838,576	—
Accumulated deficit		(6,834,243)	(2,307,338)
Total equity		$1,604,333	$5,292,662

Liabilities
Current liabilities
Accounts payable	13	1,226,213	587,658
Other current liabilities	14	1,171	—
Simply Agreement for Future Equity (“SAFE”)	15	2,860,000	—
Total current liabilities		$4,087,384	$587,658
TOTAL LIABILITIES		$4,087,384	$587,658
TOTAL LIABILITIES AND EQUITY		$5,691,717	$5,880,320

The accompanying notes are an integral part of these Consolidated Financial Statements.

Moolec Science Limited
Consolidated statements of cash flows
for the year ended June 30, 2022 and for the period of January 1, 2021 through June 30, 2021 and from inception on August 21, 2020 through December 31, 2020
In USD [$]

	From the period of July 1, 2021 through June 30, 2022	From the period of January 1, 2021 through June 30, 2021	From inception on August 21, 2020 through December, 31 2020
Cash flows from operating activities
Loss for the year/period	$(4,526,905)	$(1,986,814)		$(320,524)
Adjustment from operating activities
Share of loss from associate	—	390,453		—
Depreciation and amortization	1,699	—		—
Employee share based payment	838,576	—		—
Change in fair value of Simply Agreement for Future Equity (“SAFE”)	860,000	—		—
Other finance cost	14,472	—		—

Changes in working capital
Receivables from related parties	—	2,009,220		(2,299,108)
Prepayments	(1,703)	(358)		—
Accounts Payable	926,711	568,026		19,632
Other liabilities	1,171	—		—
Net cash (used) generated in operating activities	$(1,885,979)	$980,527		$(2,600,000)

Cash flows from financing activities
Proceeds from issue of share capital	—	—		600,000
Proceeds from additional issue of ordinary shares	—	—		2,000,000
Proceeds from SAFE	2,000,000	—		—
Net cash generated from financing activities	$2,000,000	$—		$2,600,000

Net increase in cash and cash equivalents	$114,021	$980,527	$
Cash and cash equivalents at beginning of the year/period	980,527	—		—
Effect of exchange rate changes on cash and equivalents	(12,740)	—		—
Cash and cash equivalents at end of the year/period	$1,081,808	$980,527		$—

Non-cash financing activities
Acquisition of non-current assets by the issuance of ordinary shares	$—	$3,000,000		$2,000,000

The accompanying notes are an integral part of these Consolidated Financial Statements.

Moolec Science Limited

Consolidated statements of changes in equity

for the year ended June 30, 2022 and for the period of January 1, 2021 through June 30, 2021 and from inception on August 21, 2020 through December 31, 2020

In USD [$]

	Share capital	Equity settled share based payment	Retained (deficit)	Share premium	Total equity
CHANGES IN EQUITY
Issue of share capital	600,000	—	—	4,000,000	4,600,000
Total comprehensive (loss)	—	—	(320,524)	—	(320,524)
Balance as of December 31, 2020	$600,000	$—	$(320,524)	$4,000,000	$4,279,476

Issue of share capital	38,297	—	—	2,961,703	3,000,000
Total comprehensive (loss)	—	—	(1,986,814)	—	(1,986,814)
Balance as of June 30, 2021	$638,297	$—	$(2,307,338)	$6,961,703	$5,292,662

Total comprehensive (loss)	—	—	(4,526,905)	—	(4,526,905)
Equity settled share based payment	—	838,576	—	—	838,576
Balance as of June 30, 2022	$638,297	$838,576	$(6,834,243)	$6,961,703	$1,604,333

The accompanying notes are an integral part of these Consolidated Financial Statements.

Moolec Science Limited
Notes to the Consolidated Financial Statements
for the year ended June 30, 2022 and for the period of January 1, 2021 through June 30, 2021 and from inception on August 21, 2020 through December 31, 2020
In USD [$]

Note 1. General information

Moolec Science Limited (“the Company’’ or “Moolec Science”) is a private limited liability company incorporated on August 21, 2020 (“date of incorporation”), created to develop affordable alternative proteins using molecular farming technology. Moolec Science is equally owned by BG Farming Technologies Ltd and Union Group Ventures Limited (together referred to as “the Parent” and individually as “BG Farming Technologies” and “Union Group Ventures”, respectively). BG Farming Technologies is 80% owned by Theo 1 SCSp. The Company is registered in Wales and England under company registration number 12828514. Its registered address is Innovation Centre, Gallows Hill, Warwick, Warwickshire, England CV34 6UW.

On December 23, 2020, the Company entered into a share purchase agreement (“SPA”) with BG Farming Technologies where the Company issued an additional 100 ordinary shares in exchange for 100% of equity ownership of AG Biomolecules LLC (“AG Biomolecules” or referred together with Moolec Science as “the Group”). AG Biomolecules is a Delaware limited liability company organized for the purpose of contributing all of the Company’s business net assets upon commencement of business operations. Refer to Note 5 — Subsidiaries and Note 11 — Related Parties for further information regarding the Company’s subsidiary and related party relationships of the Group.

On March 15, 2021, the Company issued an additional 2,919,715 ordinary shares at a par value of $0.013117 (per share amount), to Bioceres Crop Solutions Corp (“Bioceres Crop Solutions”) in exchange for intellectual property related to Gamma Linolenic Acid (“GLA’) assets and licensing rights to Arachidonic Acid (“ARA”) patents. The ownership percentages of Moolec Science after the transaction are as follows: Bioceres Crop Solutions — 6%, BG Farming Technologies — 47% and Union Group Ventures — 47%.

On June 22, 2021 the Company changed its fiscal year end date from December 31 to June 30, to adapt it to the year end date of its shareholders. Therefore, comparative information for the prior fiscal year is presented by the six-month period from January 1 to June 30, 2021 and for the irregular period from the inception date (August 21, 2020) through December 31, 2020.

Note 2. Accounting standards and Basis of preparation

Note 2.1. Compliance with IFRS

These Consolidated Financial Statements of the Group have been prepared in accordance with International Financial Reporting Standards (IFRS) and interpretations issued by the IFRS Interpretations Committee (IFRS IC) applicable to companies reporting under IFRS. The financial statements comply with IFRS as issued by the International Accounting Standards Board (IASB).

Note 2.2.

The Consolidated Financial Statements of the Group as of June 30, 2022, 2021 and December 30, 2020 for the year ended June 30, 2022 and for the period from July 1, 2020 through June 30, 2021 and for the period from the inception on August 21, 2020 through December 31, 2020, have been authorized by the Board of Directors of Moolec Science Limited on September 29, 2022.

Note 2.3. Basis of measurement

The Consolidated Financial Statements have been prepared on the historical cost basis.

The accounting policies set out in Note 3 — Significant accounting policies have been applied in preparing the Consolidated Financial Statements as of June 30, 2022 and 2021.

Moolec Science Limited
Notes to the Consolidated Financial Statements
for the year ended June 30, 2022 and for the period of January 1, 2021 through June 30, 2021 and from inception on August 21, 2020 through December 31, 2020
In USD [$]

Note 2. Accounting standards and Basis of preparation (cont.)

Due to the activities of the Group, costs and expenses presented in the consolidated statements of Operations are classified according to their function. The consolidated statements of Financial Position has been prepared on the nature of the transactions, distinguishing: (a) current assets from non-current assets, where current assets are intended as the assets that should be realized, sold or used during the normal operating cycle, or the assets owned with the aim of being sold in the short-term (within 12 months); (b) current liabilities from non-current liabilities, where current liabilities are intended as the liabilities that should be paid during the normal operating cycle or over the 12-month period subsequent to the reporting date.

Note 2.4. Functional and presentation currency

Items included in the Consolidated Financial Statements are measured using the currency of the primary economic market in which the Company operates (“the functional currency”). These Consolidated Financial Statements are presented in US Dollars, which is the Company’s functional currency.

Note 2.5. Use of estimates and judgements

The preparation of the Consolidated Financial Statements in conformity with IFRS requires Management to make judgements, estimates and assumptions that affect the application of accounting policies and the reporting amounts as presented in the Consolidated Financial Statements.

Estimates and underlying assumptions are reviewed on an ongoing basis. Refer to Note 3 — Significant accounting policies for further discussion on accounting treatments applied in preparation of the financial results of the Group as of the reporting period in compliance with IFRS.

Note 2.6. Going concern

Management has evaluated whether there are conditions and events, considered in the aggregate, that raise substantial doubt about the Group’s ability to continue as a going concern after the accompanying Consolidated Financial Statements are issued. The accompanying Consolidated Financial Statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities that might be necessary if the Group is unable to continue as a going concern. The Group presumes it will, for the foreseeable future, be able to realize its assets and discharge its liabilities in the normal course of operations.

The following matters have been considered by Management in determining the appropriateness of the going concern basis of preparation of the accompanying Consolidated Financial Statements.

Liquidity risk

Liquidity risk is the risk that the Group will encounter difficulty in meeting the obligations affiliated with its financial liabilities that are settled by delivering cash or another financial asset. The Group’s approach to managing liquidity is to ensure, as far as possible, that it will always have sufficient liquidity to meet its liabilities when due, under both normal and stressed conditions, without incurring unacceptable losses or risking damage to the Group’ s reputation. Given the Group’s financial position as of June 30, 2022, total current financial assets $1,081,808 as compared to total financial liabilities of $4,087,889 (of which $2,860,000 are part of the SAFE agreement convertible in future Equity), Management expects that the Group will be able to provide the capital needed to keep the Group liquid and able to fulfill its short-term obligations. Group’s financial position as of June 30, 2021, total current financial assets $1,270,415 as compared to total financial liabilities of $587,658.

Moolec Science Limited
Notes to the Consolidated Financial Statements
for the year ended June 30, 2022 and for the period of January 1, 2021 through June 30, 2021 and from inception on August 21, 2020 through December 31, 2020
In USD [$]

Note 2. Accounting standards and Basis of preparation (cont.)

Credit risk

Credit risk is the risk of financial loss to the Group if the counterparty to a financial instrument fails to meet its contractual obligations.

As of June 30, 2021, the maximum exposure to credit risk in financial assets of $289,888, was substantially mitigated as the counterparties to the arrangement is Bioceres LLC, who had a special interest in the optimistic financial outlook of the Group. Management did not expect Bioceres LLC, to fail to meet their obligations in the twelve months subsequent to the reporting date. Refer to Note 12 — Related parties for further discussion on the arrangements with Bioceres LLC. As of June 30, 2022, there is no exposure to credit risk in financial assets.

Operational risk

As the Group was recently formed and incorporated on August 21, 2020, there is no operating history and no generated revenues for the periods ended on June 30, 2022 and 2021. There is no assurance that the Group will generate revenues in the marketplace, and even if revenues are generated subsequent to the reporting period, there is no assurance that the Group can earn a profit. However, given the recent heightened consumer demand for plant-based foods worldwide, Management is optimistic in the trajectory of its business given its unique approach to affordable alternative proteins. Therefore, there are no significant doubts on the entity’s ability to continue as a going concern.

Note 3. Summary of significant accounting policies

The accounting policies set out below have been applied to the period presented in the Group’s first IFRS Consolidated Financial Statements since incorporation on August 21, 2020 and have been applied consistently by the Group for the year ended on June 30, 2022 and the six-month period ended June 30, 2021 and the irregular period from inception though December 31, 2020.

Note 3.1. Basis of consolidation of subsidiary

Subsidiaries are entities controlled by the Company. The financial statements of the Company’s subsidiary, AG Biomolecules, are included in the Consolidated Financial Statements from the date that control commences until the date in which control ceases. The accounting policies of subsidiaries have been changed when necessary to align them with the policies adopted by the Company.

Note 3.2. Foreign currency

Transactions entered into by the Group in a currency other than their functional currency are recorded at the relevant exchange rates as of the date upon which such transactions occur. Foreign currency monetary assets and liabilities are translated at the prevailing exchange rates as of the final day of each reporting period. Non-monetary assets and liabilities that are measured at fair value in a foreign currency are translated into the functional currency at the exchange rate when the fair value was determined. Non-monetary items that are measured based on historical cost in a foreign currency are translated at the exchange rate at the date of the transaction. Exchange differences arising on the retranslation of unsettled monetary assets and liabilities are recognized immediately in the consolidated statements of operations.

Note 3.3. Financial liabilities

Non-derivative financial liabilities, as presented in the consolidated statements of financial position as “Accounts Payable” and classified as a current liability, intended as the liabilities that should be paid during the normal operating cycle or over the 12-month period subsequent to the reporting date.

Moolec Science Limited
Notes to the Consolidated Financial Statements
for the year ended June 30, 2022 and for the period of January 1, 2021 through June 30, 2021 and from inception on August 21, 2020 through December 31, 2020
In USD [$]

Note 3. Summary of significant accounting policies (cont.)

The Group initially recognizes these financial liabilities at fair value plus any directly attributable transaction costs on the date it originated at which the Group becomes a party to the contractual terms and conditions. Subsequent to initial recognition, these financial liabilities are measured at amortized cost using the effective interest method.

SAFE

According to the clauses set forth in Simple Agreement for Future Equity (“SAFE”) (by which a variable number of shares will be delivered upon the occurrence of certain events), the agreement is accounted for as a financial liability measured to fair value through profit or loss.

Simple Agreement for Future Equity has been valued using an expected present value technique. Under this approach, probabilities and timings are assigned to the various conversion scenarios embedded within the agreements. The probabilities are based on management judgement, which in turn are based on discussions held with senior management of the investees and any other known events (such as fundraising rounds currently in flight). The second stage is to assign an estimate of the valuation of the investment at the forecast conversion date. This is based on management judgement (using the basis of recent negotiations where funding rounds are in flight).

In valuing the Simple Agreement for Future Equity, unobservable inputs arise where judgement is required to estimate the valuation of the underlying investment at a future date. The key quantitative unobservable inputs were the assumptions used in respect of a potential funding round, namely the pre-money valuation. An increase of 10% in the pre-money valuation and the probability of occurrence for the funding round would result in a higher fair value measurement of $143,000, whereas a decrease of 10% in the pre-money valuation and the probability of occurrence for the funding round would result in a lower fair value measurement of $ 169,000. The following table sets forth by level within the fair value hierarchy the Company’s financial liabilities that were accounted for at fair value on a recurring basis as of June 30, 2022.

Liabilities	Level 1	Level 2	Level 3
Simply Agreement for Future equity	—	—	2,860,000
Total Liabilities	—	—	2,860,000

Note 3.4. Share-based payment arrangements

The grant-date fair value of equity-settled share-based payment arrangements granted to employees is generally recognized as an expense, with a corresponding increase in equity, over the vesting period of the awards. The amount recognized as an expense is adjusted to reflect the number of awards for which the related service is expected to be met, such that the amount ultimately recognized is based on the number of awards that meet related service and non-market performance conditions at the vesting date.

Note 3.5. Financial assets

Non-derivative financial assets, as presented in the consolidated statements of financial position as “Receivable from related parties” and classified as a current asset, intended as the assets that should be realized during the normal operating cycle or over the 12-month period subsequent to the reporting date.

The Group initially recognizes these financial assets at fair value plus any directly attributable transaction costs on the date it originated at which the Group becomes a party to the contractual terms and conditions. Subsequent to initial recognition, these financial assets are measured at amortized cost using the effective interest method less any impairment losses.

Moolec Science Limited
Notes to the Consolidated Financial Statements
for the year ended June 30, 2022 and for the period of January 1, 2021 through June 30, 2021 and from inception on August 21, 2020 through December 31, 2020
In USD [$]

Note 3. Summary of significant accounting policies (cont.)

Note 3.6. Intangible assets

Expenditure on internally developed products is capitalized if it can be demonstrated that:

•        It is technically feasible to develop the product for it to be sold;

•        Adequate resources are available to complete the development;

•        There is an intention to complete and sell the product;

•        The Group is able to sell the product;

•        Sale of the product will generate future economic benefits; and

•        Expenditure on the project can be measured reliably.

Development expenditure not satisfying the above criteria and expenditure on the research phase of internal projects are recognized in the consolidated statements of operations as incurred.

Capitalized development costs are amortized using the straight-line method over the periods the Group expects to benefit from selling the products developed.

Useful lives and amortization methods are reviewed every year as required by IAS 38.

The research and development process can be divided into several discrete steps or phases, which generally begin with discovery, validation and development and end with regulatory approval and commercial launch. The process for developing seed traits is relatively similar for both GM and non-GM traits. However, the two differ significantly in later phases of development. For example, obtaining regulatory approval for GM seeds is a far more comprehensive and lengthy process than for non-GM seeds. Although breeding programs and industrial biotechnology solutions may have shorter or simpler phases than those described below, the Group has used the industry consensus for seed-trait development phases to characterize its technology portfolios, which is generally divided into the following six phases:

i)       Discovery: The first phase in the technology development process is the discovery or identification of candidate genes or genetic systems, metabolites, or microorganisms potentially capable of enhancing specified plant characteristics or enabling an agro-industrial biotech solution.

ii)      Proof of concept: Upon successful validation of the technologies in model systems (in vitro or in vivo), promising technologies graduate from discovery and are advanced to the proof of concept phase. The goal of this phase is to validate a technology within the targeted organism before moving forward with technology escalation activities or extensive field validation.

iii)    Early development: In this phase, efficacy field trials are expanded to evaluate the expression level and pheonological characteristics of the traits in multiple geographies and growing cycles, as well as other characteristics in order to optimize the technology’s performance in the targeted organisms. The goal of the early development phase is to evaluate the technical feasibility by identifying the best candidate to scale up the seed stock and to start the regulatory field trials.

iv)     Advanced development and deregulation: In this phase, extensive field tests are used to fully demonstrate the effectiveness of the technology for its intended purpose. In the case of GM traits, the process of obtaining regulatory approvals from the government agencies is started, and includes field trials for environmental, core and food safety data generation. For solutions involving microbial fermentation, industrial-scale runs are conducted.

Moolec Science Limited
Notes to the Consolidated Financial Statements
for the year ended June 30, 2022 and for the period of January 1, 2021 through June 30, 2021 and from inception on August 21, 2020 through December 31, 2020
In USD [$]

Note 3. Summary of significant accounting policies (cont.)

v)      Pre-launch: This phase involves finalizing the regulatory approval process and preparing for the launch and commercialization of the technology. The range of activities in this phase includes seed increases, pre-commercial production, and product and solution testing with selected customers. Usually, a more detailed marketing strategy and preparation of marketing materials occur during this phase.

vi)     Product launch: In general, this phase, which is the last milestone of the research and development process, is carried out by the Group.

We determined that the R&D is more likely than not (“probable”) to become a commercialized product and reach compliance with IAS 38 criteria items at the end of the phase iii “Early Development” , when efficacy field trials are performed to determine the technical feasibility of the project by measuring parameters like expression level and phenological characteristics. The obtention of desired values for this set of data represents the strongest and clearest indication that the technical feasibility has been proved.

Note 3.7. Taxes

Current income tax

Current income tax assets and liabilities are measured at the amount expected to be recovered from or paid to the taxation authorities. The tax rates and tax laws used to compute the amount are those that are enacted or substantively enacted at the reporting date in the country where the Group operates and generates taxable income.

Current income tax relating to items recognized directly in equity is recognized in equity and not in the consolidated statements of operations. Management periodically evaluates positions taken in the tax returns with respect to situations in which applicable tax regulations are subject to interpretation and establishes provisions where appropriate.

Deferred tax

Deferred tax is provided using the liability method on temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes at the reporting date.

Deferred tax liabilities are recognized for all taxable temporary differences, except:

•        When the deferred tax liability arises from the initial recognition of goodwill or an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss, and

•        In respect of taxable temporary differences affiliated with investments in subsidiaries, associates, and interests in joint arrangements, when the timing of the reversal of the temporary differences can be controlled and it is probable that the temporary differences will not reverse in the foreseeable future.

Deferred tax assets are recognized for all deductible temporary differences, the carry forward of unused tax credits and any unused tax losses. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, and the carry forward of unused tax credits and unused tax losses can be utilized, except:

•        When the deferred tax asset relating to the deductible temporary difference arises from the initial recognition of an asset or liability in a transaction that is not a business combination and, at the time of the transaction, affects neither the accounting profit nor taxable profit or loss, and

Moolec Science Limited
Notes to the Consolidated Financial Statements
for the year ended June 30, 2022 and for the period of January 1, 2021 through June 30, 2021 and from inception on August 21, 2020 through December 31, 2020
In USD [$]

Note 3. Summary of significant accounting policies (cont.)

•        In respect of deductible temporary differences affiliated with investments in subsidiaries, associates and interests in joint arrangements, deferred tax assets are recognized only to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary differences can be utilized.

The carrying amount of deferred tax assets is reviewed at each reporting date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred tax asset to be utilized. Unrecognized deferred tax assets are re-assessed at each reporting date and are recognized to the extent that it has become probable that future taxable profits will allow the deferred tax asset to be recovered.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply in the year when the asset is realized or the liability is settled, based on tax rates that have been enacted or substantively enacted at the reporting date.

Deferred tax relating to items recognized outside profit or loss is recognized outside profit or loss. Deferred tax items are recognized in correlation to the underlying transaction either in OCI or directly in equity.

Note 3.8. Share capital

Ordinary shares

Ordinary shares are classified as equity. Incremental costs directly attributable to the issue of ordinary shares and share options are recognized as a deduction from equity, net of any tax effects.

Note 3.9. Subsidiaries

Where the Company holds a controlling interest in an entity, such entity is classified as a subsidiary. The Company exercises control over such an entity if all three of the following elements are present: (i) the Company has the power to direct or cause the direction of the management and policies of the entity, (ii) the Company is exposed to the variable returns of such entity; and (iii) the Company has power to affect the variability of such returns. Control is reassessed whenever facts and circumstances indicate that there may be a change in any of these elements of control. De-facto control exists in situations where the Company has the practical ability to direct the relevant activities of an entity without holding the majority of the voting rights. In determining whether de facto control exists, the Company considers all relevant facts and circumstances, including: (i) the relative share of the Company’s voting rights with respect to both the size and dispersion of other parties who hold voting rights; (ii) substantive potential voting rights held by the Company and by other parties, (iii) other contractual arrangements; and (iv) historic patterns in voting attendance.

The subsidiary of the Company, of which its financial results have been included in the Consolidated Financial Statements, and holds a majority share of the voting rights is as follows:

Name	Principal activities	Country of incorporation and principal place of business	Ref	% Equity interest as of
				June 30, 2022	June 30, 2021
AG Biomolecules LLC	Investment in subsidiaries	United States	(a)	100.00%	100.00%

____________

(a)      On December 23, 2020, the Company signed a SPA with BG Farming Technologies where the Company issued an additional 100 ordinary shares of the Company for all of BG Farming Technologies’ shares in AG Biomolecules which represented 100% of AG Biomolecule’s equity.

Moolec Science Limited
Notes to the Consolidated Financial Statements
for the year ended June 30, 2022 and for the period of January 1, 2021 through June 30, 2021 and from inception on August 21, 2020 through December 31, 2020
In USD [$]

Note 3. Summary of significant accounting policies (cont.)

Note 3.10. Investment in associates

Associates are those entities in which the Group has significant influence, but not control, over the financial and operating policies of that associate. Significant influence is presumed to exist when the Group holds between 20 and 50 percent of the voting power of another entity.

Investments in associates are accounted for using the equity method (equity accounted investees) and are recognized initially at cost. The Group’s investment includes goodwill identified on acquisition, net of any accumulated impairment losses. The Consolidated Financial Statements include the Group’s share of the income and expenses and equity movements of equity accounted investees, after adjustments to align the accounting policies with those of the Group, from the date that significant influence commences until the date that significant influence ceases. When the Group’s share of losses exceeds its interest in an equity accounted investee, the carrying amount of that interest, including any long-term investments, is reduced to zero, and the recognition of further losses is discontinued except to the extent that the Group has an obligation or has made payments on behalf of the investee.

Note 3.11. New standards, amendments and interpretations of IFRS

Standards and IFRICs newly applicable for companies with 30 June 2022 year ends are set out below.

Amendments to IFRS 7, IFRS 4, and IFRS 16 — Interest rate benchmark reform — Phase 2 (effective 1 January 2021)

The Phase 2 amendments address issues that arise from the implementation of the reforms, including the replacement of one benchmark with an alternative one. The Phase 2 amendments provide additional temporary reliefs from applying specific IAS 39 and IFRS 9 hedge accounting requirements to hedging relationships directly affected by IBOR reform.

Amendment to IFRS 16, ‘Leases’ — Covid-19 related rent concessions Extension of the practical expedient (effective 1 April 2021)

As a result of the coronavirus (COVID-19) pandemic, rent concessions have been granted to lessees. In May 2020, the IASB published an amendment to IFRS 16 that provided an optional practical expedient for lessees from assessing whether a rent concession related to COVID-19 is a lease modification. On March 31, 2021, the IASB published an additional amendment to extend the date of the practical expedient from June 30, 2021 to June 30, 2022. Lessees can elect to account for such rent concessions in the same way as they would if they were not lease modifications. In many cases, this will result in accounting for the concession as variable lease payments in the period(s) in which the event or condition that triggers the reduced payment occurs.

The amendments listed above did not have any impact on the amounts recognised in the Consolidated Financial Statements.

Moolec Science Limited
Notes to the Consolidated Financial Statements
for the year ended June 30, 2022 and for the period of January 1, 2021 through June 30, 2021 and from inception on August 21, 2020 through December 31, 2020
In USD [$]

Note 3. Summary of significant accounting policies (cont.)

New standards and interpretations not yet adopted

Certain new accounting standards and interpretations have been published that are not mandatory for June 30, 2022 reporting period and have not been early adopted by the Group. These standards are not expected to have a material impact on the Group in the current or future reporting periods and on foreseeable future transactions:

A number of narrow-scope amendments to IFRS 3, IAS 16, IAS 37 and some annual improvements on IFRS 1, IFRS 9, IAS 41 and IFRS 16

Amendments to IFRS 3, ‘Business combinations’ update a reference in IFRS 3 to the Conceptual Framework for Financial Reporting without changing the accounting requirements for business combinations.

Amendments to IAS 16, ‘Property, plant and equipment’ prohibit a company from deducting from the cost of property, plant and equipment amounts received from selling items produced while the company is preparing the asset for its intended use. Instead, a company will recognise such sales proceeds and related costs in profit or loss.

Amendments to IAS 37, ‘Provisions, contingent liabilities and contingent assets’ specify which costs a company includes when assessing whether a contract will be loss-making.

Annual improvements make minor amendments to IFRS 1, ‘First-time Adoption of IFRS’, IFRS 9, ‘Financial instruments’, IAS 41, ‘Agriculture’ and the Illustrative Examples accompanying IFRS 16, ‘Leases.

Effective date Annual periods beginning on or after January 1, 2022.

Amendments to IAS 1, ‘Presentation of financial statements’, on classification of liabilities

These narrow-scope amendments to IAS 1, ‘Presentation of financial statements’, clarify that liabilities are classified as either current or noncurrent, depending on the rights that exist at the end of the reporting period.

Classification is unaffected by the expectations of the entity or events after the reporting date (for example, the receipt of a waiver or a breach of covenant).

The amendment also clarifies what IAS 1 means when it refers to the ‘settlement’ of a liability.

Effective date Annual periods beginning on or after January 1, 2024.

Narrow scope amendments to IAS 1, Practice statement 2 and IAS 8

The amendments aim to improve accounting policy disclosures and to help users of the financial statements to distinguish between changes in accounting estimates and changes in accounting policies.

Effective date Annual periods beginning on or after January 1, 2023. However, the IASB plans to publish an exposure draft in the fourth quarter of 2021 proposing the deferral of the effective date to no earlier than January 1, 2024.

Amendment to IAS 12- deferred tax related to assets and liabilities arising from a single transaction

These amendments require companies to recognise deferred tax on transactions that, on initial recognition, give rise to equal amounts of taxable and deductible temporary differences.

Effective date Annual periods beginning on or after January 1, 2023.

Moolec Science Limited
Notes to the Consolidated Financial Statements
for the year ended June 30, 2022 and for the period of January 1, 2021 through June 30, 2021 and from inception on August 21, 2020 through December 31, 2020
In USD [$]

Note 3. Summary of significant accounting policies (cont.)

Note 3.12. Loss per share

The Group presents basic and diluted earnings per share (EPS) data for its ordinary shares. Basic EPS is calculated by dividing the profit and loss attributable to ordinary shareholders of the Group by the weighted average number of ordinary shares outstanding during the period. Diluted EPS is determined by adjusting the profit or loss attributed to ordinary shareholders and the weighted average number of ordinary shares outstanding for the effects of all dilutive potential ordinary shares.

As of June 30, 2022 and 2021, Basic EPS and Diluted EPS are the same, with the difference that as of June 30, 2022 SAFE and Employee share based payment are considered dilutive instruments properly included in the profit and loss account, however they do not impact in EPS diluted calculation because the Group has generated net loss to ordinary shareholders (See Note 10). As of December 31, 2020 there are no dilutive instruments.

Note 3.13. Cash and cash equivalents

Cash and cash equivalents include all cash balances.

Note 3.14. Expenses

Research and development costs

Research costs are expensed in the period in which these costs are incurred. Development costs are expensed in the period in which these costs are incurred if they do not meet the criteria for capitalization.

Sales and marketing, administrative and other operating expenses

The Group recognizes expenses in the period in which these costs are incurred and are presented by function on the consolidated statements of operations. Sales and marketing expenses primarily relate to marketing materials and research of the Group to increase brand awareness in the marketplace. Administrative expenses primarily comprise professional fees as it relates to consultancy, accountancy and legal expenses. Other operating expenses relate to those that do not depend on general business operations or relate to the other expense categories.

Note 4. Comparative Information

As per indicated in Note 1 on June 22, 2021 the Company changed its fiscal year end date from December 31 to June 30, to adapt it to the year end date of its shareholders. Therefore, comparative information for the prior fiscal year is presented by the six-month period from January 1 to June 30, 2021 and for the irregular period from the inception date (August 21, 2020) through December 31, 2020.

Note 5. Subsidiaries

On December 23, 2020, the Company obtained control of AG Biomolecules, which is a holding company based in the United States with a unique investment in an equity investee (AGBM S.A.), by acquiring 100% of the shares and voting interests in exchange for 100 of its ordinary shares, valued at $2,000,000. The reporting date of AG Biomolecules is December 31, 2020.

As of June 30, 2022 and 2021, AG Biomolecules (through its investment in AGBM S.A.) contributed revenue of $0 and net loss of $0 and revenue of $0 and net loss of $280,700, respectively (see note 6).

Moolec Science Limited
Notes to the Consolidated Financial Statements
for the year ended June 30, 2022 and for the period of January 1, 2021 through June 30, 2021 and from inception on August 21, 2020 through December 31, 2020
In USD [$]

Note 5. Subsidiaries (cont.)

Consequently, the Company consolidates all of AG Biomolecule’s assets, liabilities, revenues and expenses into its Consolidated Financial Statements and all balances are presented appropriately in accordance with IFRS in the Consolidated Financial Statements as of June 30, 2022 and 2021.

Note 6. Investment in associate

On December 10, 2020, AG Biomolecules entered into an agreement with Bioceres S.A. and contributed 137,954,282 Argentine pesos in exchange for Bioceres S.A.’s 49.9998% equity interest in AGBM S.A.. As of December 31, 2020 the investment was valued at acquisition cost of $2,000,000, because there was no subsequent recognition.

AGBM S.A.’s principal place of business and incorporation is in Argentina and is an industrial enzymes company working to produce and commercialize chymosin and safflower industrial by-products from modified safflower seeds using a leading molecular farming technology called SPC®. The industrial plant is capable of processing 6,000 metric tons per year and can produce 2 million liters of commercial-level chymosin (up to 20% of the global market share) annually. The facility also includes 7,500 square feet of offices and laboratories, as well as two warehouses of 9,800 square feet.

On June 28, 2021, AG Biomolecules sold back its equity interest in AGBM S.A. in exchange for the SPC technology rights, patents and a reverse osmosis equipment and for a first offer right to produce chymosin in AGBM S.A. facilities. As of June 30, 2021 AG Biomolecules holds all rights on SPC and technology with a recognized value of $1,598,930 and a fixed asset recognized of $10,617 to produce but no equity interest in AGBM S.A. According to the abovementioned, there is no investment in associates registered subsequent to this transaction and as of June 30, 2022 and 2021.

This transaction enables the Group to scale-up the molecular farming business, by producing and commercializing chymosin, an enzyme used in cheese manufacturing, which is an integral part to ensure the Group’s direction in a strategic growth and business operational model.

A reconciliation of the summarized financial information to the carrying amount of the Group’s interest in AGBM S.A. is as follows as of date of transaction:

In USD ($)
Investment in AGBM S.A.
Balance as of August 21, 2020	—
Acquisition – December 10, 2020	2,000,000
Balance as of December 31, 2020	$2,000,000
Share of:
Net loss (i)	(390,453)
Sale of investment	(1,609,547)
Balance as of June, 30 2021	$—
Balance as of June, 30 2022	$—

____________

(i)      The amount of $390,453 includes a share of net loss $280,700 under the equity method of accounting and $109,753 loss from the sale of the investment in associate.

Moolec Science Limited
Notes to the Consolidated Financial Statements
for the year ended June 30, 2022 and for the period of January 1, 2021 through June 30, 2021 and from inception on August 21, 2020 through December 31, 2020
In USD [$]

Note 7. Intangible Assets

Intangible assets are initially measured at cost. After initial recognition, intangible assets are measured at cost less any accumulated amortization and any accumulated impairment losses. Development costs are being amortized evenly over their estimated useful life once they are considered completed as we continue developing our intangible assets in order to use it for our future commercial products in development. Carrying amount of intangible assets as of June 30, 2022 and June 30, 2021 was as follows:

	Original Values		Net book Values
	As of June 30, 2022	As of June 30, 2021	As of June 30, 2022	As of June 30, 2021
Gamma Linolenic Acid (“GLA’) assets and licensing rights to Arachidonic Acid (“ARA”)	3,000,000	3,000,000	3,000,000	3,000,000
SPC® technology	1,598,930	1,598,930	1,598,930	1,598,930
Total Intangible Assets	4,598,930	4,598,930	4,598,930	4,598,930

Note 8. Fixed Assets

	Original Values	Depreciation	Net book Values
Chymosin osmosis equipment	10,617	(1,699)	8,918
Total Fixed Assets as of June 30, 2022	$10,617	$(1,699)	$8,918
Total Fixed Assets as of June 30, 2021	$10,617	$—	$10,617

Note 9. Share capital and share premium

As of June 30, 2022 and 2021, the share capital stock and share premium amounts to $7,600,000 each. As of December 31, 2020 the share capital stock and share premium amounts to $4,600,000.

Ordinary Shares
Issued on August 2020 (i)	45,742,000
Issued for cash (ii)	100
Issued for acquisition of AG Biomolecules 2020 (iii)	100
In issue on December 31, 2020	45,742,200
Issued for GLA contributions 2021(iv)	2,919,715
In issue on June 30, 2021	48,661,915
In issue on June 30, 2022	48,661,915

Ordinary Shares

(i)     On August 21, 2020, the Company was incorporated, and the share capital of the company was made up of 45,742,000 ordinary shares at $0.013 per share, resulting in a total of $600,000.

(ii)    On December 23, 2020, the directors of the Company approved the issue of 100 ordinary shares at $0.013 per share to Union Group Ventures for $2,000,000 paid in cash.

(iii)    On December 23, 2020, the directors of the Company approved the issue of 100 ordinary shares at $0.013 per share to BG Farming Technologies in exchange for 100% of the stock in AG Biomolecules, at a purchase price of $2,000,000.

Moolec Science Limited
Notes to the Consolidated Financial Statements
for the year ended June 30, 2022 and for the period of January 1, 2021 through June 30, 2021 and from inception on August 21, 2020 through December 31, 2020
In USD [$]

Note 9. Share capital and share premium (cont.)

(iv)   On March 15, 2021, the directors of the Company approved the issue of 2,919,715 ordinary shares at a par value of $0.013 per share and a premium of $1.01470 per share to Bioceres Crop Solutions in exchange for intellectual property related to Gamma Linolenic Acid (“GLA’) assets and licensing rights to Arachidonic Acid (“ARA”) patents.

Note 10. Net loss per share

Basic loss per share is computed using the weighted-average number of ordinary shares outstanding during the period. Diluted net loss per share is computed using the weighted-average number of ordinary shares and, potentially dilutive, ordinary share equivalents outstanding during the period. The Group’s basic and diluted loss per ordinary share are the same because the Group has generated net loss to ordinary shareholders.

The following table presents the calculation of basic and diluted loss per ordinary share for the periods ended on June 30, 2022 and June 30, 2021 and December 31, 2020 as follows:

Loss attributable to ordinary shareholders (basic and diluted)

Numerator	June 30, 2022	June 30, 2021	December 31, 2020
Loss for the period, attributable to the owners of the Group	(4,526,905)	(1,986,814)	(320,524)
Loss attributable to the ordinary shareholders	(4,526,905)	(1,986,814)	(320,524)

Weighted-average number of ordinary shares (basic and diluted)

Denominator	June 30, 2022	June 30, 2021	December 31, 2020
Weighted-average number of ordinary shares	48,661,915	47,468,219	45,742,012
Net loss attributable to ordinary shareholders per share	June30, 2022	June30, 2021	December 31, 2020
Basic and Diluted	(0.09)	(0.04)	(0.01)

Note 11. Share based payment

As of June 30, 2022, the Group had the following shared-based payment arrangements:

Share option plan for executives and senior management: Group 1 granted up to 909,000 underlying ordinary shares. The options have an exercise price of £0.74 and expiration in December 2030 (except one case in June 2031). Group 2 granted up to 544,000 underlying ordinary shares. The options have an exercise price of the higher of £0.74 or the valuation of a Share achieved at the next equity funding round following the date of this Agreement, subject to a 20% Discount and expires in December 2030.

The fair value is defined as the actuarial expected value of the future benefits under the Plan calculated at the date in which benefits are granted and it is estimated using the option valuation method known as ‘binomial trees’. The estimate considers the effects of rotation, the vesting schedule and the possible dilutive effect of the future exercise of options.

Moolec Science Limited
Notes to the Consolidated Financial Statements
for the year ended June 30, 2022 and for the period of January 1, 2021 through June 30, 2021 and from inception on August 21, 2020 through December 31, 2020
In USD [$]

Note 11. Share based payment (cont.)

Factor	Group 1	Group 2
Fair value of shares	$1.00	$1.00
Exercise price	$1.00	higher of $1.00; and 80% of valuation of a share achieved at the next equity funding.
Expected volatility	70%	70%
Dividend rate	—	—
Reference risk-free interest rate	3.00%	3.00%
Plan duration	10	10
Fair value of stock options at measurement date	0.67	0.18

There are no market-related performance conditions or non-vesting conditions that should be considered for determining the fair value of options.

The Group estimates an expected rotation of 2.00% annually at constant value, taking into account historical patterns of executives maintaining their jobs and the probability of exercising the options. This estimate is reviewed at the end of each annual or interim period.

The following table shows the amount and exercise price and the movements of the stock options of executives and managers of the Group for the period ended June 30, 2022.

June 30, 2022
	Group 1		Group 2
	Number of options	Exercise price	Number of options	Exercise price
As of June 30, 2021	—	—	—	—
Granted during the period	909,000	£0.74	544,000	Higher of $1.00; and 80% of valuation of a share achieved at the next equity funding
Annulled during the period	—	—	—	—
Exercised during the period	—	—	—	—
Expired during the period	—	—	—	—
As of June 30, 2022	909,000	£0.74	544,000	Higher of $1.00; and 80% of valuation of a share achieved at the next equity funding

The charge of the plans based on options recognized is $ 474,562.

Moolec Science Limited
Notes to the Consolidated Financial Statements
for the year ended June 30, 2022 and for the period of January 1, 2021 through June 30, 2021 and from inception on August 21, 2020 through December 31, 2020
In USD [$]

Note 11. Share based payment (cont.)

In July 2021, senior management joined the company through a consulting agreement. This agreement established a signing bonus for 365,000 shares at £0.74 for a total of $364,014 disclosed as share-based payment. Subsequently, on July 15, 2022 this agreement was replaced by another one (Note 20 — Subsequent events) leaving without effect the original consulting agreement.

Note 12. Related parties

Balances and transactions between the Group entities, which are related parties, have been eliminated on consolidation and are not disclosed in this note. Transactions between the Group and its directors and/or executive board members and the Company and the Parent are disclosed below.

Transactions with key management personnel

Key management personnel compensation comprised:

In USD ($)	June 30, 2022	June 30, 2021	December 31, 2020
Short-term employee benefits	96,437	109,205	38,355
Share based payment	838,576	—	—

Other Related Party Transactions

In USD ($)	Note	Transaction values from the period of July 1, 2021 through June 30, 2022	Transaction values from the period of January 1, 2021 through June 30, 2021	Transaction values from the period of August 21, 2020 through December 31, 2020
Share based payment
Key management		838,576	—	—
Issue of Additional Shares
Parent of the Company – Bioceres Crop Solutions Corp.	(i)	—	3,000,000
Parent of the Company – Union Group Ventures	(ii)	—	—	2,000,000
Parent of the Company – BG Farming Technologies	(iii)	—	—	2,000,000
Company’s Cash Balance in Others’ Accounts
Parent of BG Farming Technologies – Bioceres S.A.		—	—	300,000
100% Subsidiary of Bioceres S.A. – Bioceres LLC	(iv)	—	500,000	300,000
Expenses Paid on Behalf of the Company
Parent of BG Farming Technologies – Bioceres S.A.	(v)	265,810	509,628	244,029
100% Subsidiary of Bioceres S.A. – Bioceres LLC	(v)	156,760	453,282	56,863

Moolec Science Limited
Notes to the Consolidated Financial Statements
for the year ended June 30, 2022 and for the period of January 1, 2021 through June 30, 2021 and from inception on August 21, 2020 through December 31, 2020
In USD [$]

Note 12. Related parties (cont.)

In USD ($)	Note	Transaction values from the period of July 1, 2021 through June 30, 2022	Transaction values from the period of January 1, 2021 through June 30, 2021	Transaction values from the period of August 21, 2020 through December 31, 2020
Services Provided by Other Companies
30% owned by Bioceres S.A. – INMET S.A. – Ingenieria Metabolica S.A	(vi)	252	144,530	160,390
98.6% owned by Bioceres S.A. – INDEAR S.A. – Instituto de Agrobiotecnología Rosario	(vii)	57,047	129,695	2,540
Owned by Bioceres S.A. – Agrality Inc.	(viii)	85,435	—	—
Founded and operated by the Company’s CPO – Future Foods B.V.	(ix)	94,857	35,958	17,801
Simple Agreement for Future Equity (“SAFE”)
THEO I SCSp	(Note 15)	1,500,000	—	—

____________

(i)      On March 15, 2021, the Company allotted 2,919,715 ordinary shares to Bioceres Crop Solutions Corp., credited in exchange for intellectual property related to Gamma Linolenic Acid (“GLA’) assets and licensing rights to Arachidonic Acid (“ARA”) patents.

(ii)     On December 23, 2020, the Company sold 100 of its ordinary shares to Union Group Ventures in exchange for $2,000,000 paid in cash.

(iii)    On December 23, 2020, the Company sold 100 of its ordinary shares to BG Farming Technologies in exchange for 100% of the capital stock in AG Biomolecules, at a purchase price of $2,000,000.

(iv)    By the time of incorporation the Company did not maintain its own bank account,and hence the cash received by the Company from the initial issuance of its share capital to its shareholders was deposited in the bank accounts of Bioceres LLC and Bioceres S.A.

(v)      While the Company initiated operations on its own bank account, the expenses were paid by Bioceres S.A. and Bioceres LLC on behalf of the Company. As of December 31, 2020 these operations amounted to $244,029 and $56,863, respectively. As of June 30, 2021 these operations amounted to $509,628 and $453,282 respectively. As of June 30, 2022 these operations amounts to $265,810 and $156,760 respectively.

(vi)    The Company entered into an agreement with INMET S.A.- Ingenieria Metabolica S.A though which it would receive research services in exchange for payment. As of December 31, 2020 the Company incurred $160,390 in expenses related to services. As of June 30, 2021 the Company incurred $144,530 in expenses related to services. As of June 30, 2022 the Company incurred $252 in expenses related to services.

(vii)   The Company entered into an agreement with INDEAR S.A.- Instituto de Agrobiotecnologia Rosario where it would receive research services in exchange for payment. As of December 31, 2020 the Company incurred $2,540 in expenses related to services. As of June 30, 2021 the Company incurred $129,695 in expenses related to services. As of June 30, 2022 the Company incurred $57,047 in expenses related to services.

(viii)  The Company entered into an agreement with Agrality Inc. for the provision of services. As of June 30, 2022 the Company received invoices totaling $85,435, of which $16,294 were paid in July 2022.

(ix)    The Company entered into an agreement with Future Foods B.V. for the provision of services.

Moolec Science Limited
Notes to the Consolidated Financial Statements
for the year ended June 30, 2022 and for the period of January 1, 2021 through June 30, 2021 and from inception on August 21, 2020 through December 31, 2020
In USD [$]

Note 12. Related parties (cont.)

Other Related Party Balances

In USD ($)	Balance outstanding as of June 30, 2022	Balance outstanding as of June 30, 2021
100% Subsidiary of Bioceres S.A. – Bioceres LLC	(385,508)	289,888
Parent of BG Farming Technologies – Bioceres S.A.	—	(452,563)

Note 13. Accounts Payables

	As of June 30, 2022	As of June 30, 2021
Related Parties (Note 12)	(385,508)	(452,563)
Suppliers	(840,705)	(135,095)
Total Accounts Payable	$(1,226,213)	$(587,658)

Note 14. Other liabilities

	As of June 30, 2022	As of June 30, 2021
Pay as you Earn (“P.A.Y.E.”)	(1,171)	—
Total Other liabilities	$(1,171)	—

Note 15. Simple Agreement for Future Equity (“SAFE”)

The company signed two simple agreements for future equity (referred to as “SAFE” or “SAFEs” in plural), in exchange for the payment by certain investors of the amounts detailed below on December 28, 2021. Both SAFEs were signed with two different investors and for the following amounts:

One SAFE was signed with THEO 1 SCSp for the amount of $1,500,000, from which $1,000,000 was received on January 5, 2022 and $500,000 were received on June 3,2022.

The other SAFE was signed with SERENITY TRADERS LTD. for the amount of $500,000, fully received on January 6, 2022.

Both SAFEs give the investors, in exchange for the payment of the mentioned amounts, the right to a variable number of shares on the Company’s Share Capital subject to the occurrence of a qualified event or a twelve months maturity, whatever happens before, and in the case of a qualified event, specifically the shares of the series of equity securities issued to the investors investing new money in the Company in connection with the closing. These qualified events are defined as Equity Financing of not less than $20,000,000, Change of Control, a Direct Listing, an Initial Public Offering or a De-SPAC Transaction.

As of June 30, 2022, the fair value of Simply Agreement for Future Equity (“SAFE”) amounts to $2,860,000.

Moolec Science Limited
Notes to the Consolidated Financial Statements
for the year ended June 30, 2022 and for the period of January 1, 2021 through June 30, 2021 and from inception on August 21, 2020 through December 31, 2020
In USD [$]

Note 15. Simple Agreement for Future Equity (“SAFE”) (cont.)

The following table presents the changes in Level 3 financial instruments as of June 30, 2022:

Balance as of June 30, 2021	$—
Additions	2,000,000
Losses recognized in the year(i)	860,000
Balance as of June 30, 2022	$2,860,000

____________

(i)      Included within “Finance cost” in the statements of operations.

Note 16. Finance cost

	As of June 30, 2022	As of June 30, 2021	As of December, 31 2020
Change in fair value of Simply Agreement for Future Equity (“SAFE”)	860,000	—	—
Exchange rate difference	12,342	—	—
Interest	2,130	—	—
Total finance cost	$874,472	$—	$—

Note 17. Taxes

As of June 30, 2022 and 2021, and December 31, 2020, deferred tax assets aren’t recognised because it is not probable that future taxable amounts will be available to utilize those temporary differences and losses. Therefore, in the present Consolidated Financial Statements, the Company decided not to recognize deferred income tax assets generated by the tax loss carry forward for the periods ended on June 30, 2022 and 2021 and December 31, 2020 for the amounts of $850,855 $377,495 and $69,017 respectively.

Note 18. Capital Management

The Group defines its capital as its shareholder’s equity and debt. The Group’s objectives when managing capital are to safeguard the Group’s ability to continue as a going concern, in order to provide returns for shareholders and benefits for other stakeholders, and to maintain an optimal capital structure to reduce the cost of capital. The Group manages its capital structure and makes adjustments to it in the light of changes in economic conditions. In order to maintain or adjust the capital structure, the Group may issue new shares. The Group is not subject to externally imposed capital requirements. Refer to Note 9 — Share capital and share premium for the Group’s actions related to the management of capital.

Note 19. The Business Combination Agreement

As of June 14, 2022 Moolec Science entered into a Business Combination Agreement by and among Moolec Science, LightJump Acquisition Corp., (SPAC or LightJump) a special purpose acquisition company incorporated under the laws of Delaware, Moolec Science S.A. and Moolec Acquisition, Inc. (Moolec Science S.A. and Moolec Acquisition, Inc are entities under common control together with Moolec Science). As a result of the transactions contemplated by the Business Combination Agreement, each of LightJump Acquisition Corp. and Moolec Science will become direct wholly-owned subsidiaries of Moolec Science S.A. and each of the shareholders of Moolec Science and the shareholders of LightJump Acquisition Corp. are expected to own the majority of the issued and outstanding shares of Moolec Science SA (the “Transaction”).

Moolec Science Limited
Notes to the Consolidated Financial Statements
for the year ended June 30, 2022 and for the period of January 1, 2021 through June 30, 2021 and from inception on August 21, 2020 through December 31, 2020
In USD [$]

Note 19. The Business Combination Agreement (cont.)

Transaction closing is subject to customary closing conditions, including approval by LightJump Acquisition Corp.’s shareholders.

The Business Combination will be accounted for as a capital reorganization in accordance with IFRS as issued by the IASB. Under this method of accounting, LightJump will be treated as the “acquired” company for financial reporting purposes and Moolec Science will be the accounting “acquirer”. This determination was primarily based on the assumptions that Moolec Science’s shareholders will hold a majority of the voting power of the Combined Company (Holdco and its consolidated subsidiaries after giving effect to the Business Combination.), Moolec Science’s operations will substantially comprise the ongoing operations of the Combined Company, Moolec Science’s designees are expected to comprise a majority of the governing body of the Combined Company, and Moolec Science’s senior management will comprise the senior management of the Combined Company. However, LightJump does not meet the definition of a “business” pursuant to IFRS 3 Business Combinations, and thus, for accounting purposes, the Business Combination will be accounted for as a capital reorganization. The net assets of LightJump will be stated at historical cost, with no goodwill or other intangible assets recorded.

Note 20. Events after the reporting period

Management has considered subsequent events through September 29, 2022, which is the date in which these Consolidated Financial Statements were issued.

Between July 15, 2022 and August 1, 2022 the company signed four contracts formalizing four corporate officers positions. Three of the new officers were already working with Moolec Science through consulting agreements which are being replaced by their new contracts as officers.

The new positions are: Chief Executive Officer (CEO), Chief Financial Officer (CFO), Chief Product Officer (CPO) and Chief Scientific Officer (CSO).

The new contracts establish similar conditions to the original consulting agreements while adding additional terms establishing updated roles and responsibilities, annual management fees, participation in the Stock Option Plan and Equity Awards, non-disclosure agreements, indemnities and non-competes.

As of July 12, 2022 LightJump One Founders LLC, a SPAC sponsor, signed a promissory note with Moolec Science for $350,000 to be paid in parts and returned at the earlier of: the consummation of the Initial Business Combination of LightJump Acquisition Corp., the termination of the business combination agreement, or January 12, 2023.

Moolec Science has advanced $78,000 to fund payments to the trust account for the benefit of the public stockholders of SPAC and has agreed to fund another $272,000 to fund payments to the trust account upon receipt of request in order to extend the period during which SPAC may consummate its initial business combination from July 12, 2022 to January 12, 2023.

As of July 2022, Moolec Science signed three promissory notes, one with a company’s parent shareholder, THEO I SCSp and two with a company’s shareholder, Union Group Ventures Ltd. One of the promissory notes with Union Group Ventures Ltd. and the one with Theo I SCSp are for the same amount ($175,000) for Moolec Science to fund payments to the trust account for the benefit of the public stockholders of the SPAC upon receipt of requests. These promissory notes need to be paid and returned at the earlier of: the consummation of the Initial Business Combination of LightJump Acquisition Corp., the termination of the business combination agreement, or January 12, 2023.

Moolec Science Limited
Notes to the Consolidated Financial Statements
for the year ended June 30, 2022 and for the period of January 1, 2021 through June 30, 2021 and from inception on August 21, 2020 through December 31, 2020
In USD [$]

Note 20. Events after the reporting period (cont.)

The second promissory note with Union Group Ventures Ltd. is for the sum of $500,000, due and payable by Moolec Science upon the consummation of the business combination agreement. Union Group Ventures Ltd. has agreed to fund Moolec Science for its operations and business objectives until December 2022, upon receipt of requests.

As of 17 August, 2022 funding of $39,000 has been requested and received by Moolec Science from Union Group Ventures Ltd. according to the first promissory note as part of the reimbursement of the first $78,000 advanced to LightJump Acquisition Corp.

As of 22 September, 2022 funding of $500,000 has been requested and received by Moolec Science from Union Group Ventures Ltd. according to the second promissory note.

Part II. Information not Required in Prospectus

Item 6. Indemnification of Directors and Officers.

Article 441-8 of the 1915 Law provides that the directors shall not incur any personal obligation by reason of the commitments of the company.

Article 441-9 of the 1915 Law provides that the directors, the members of the management committee and the managing executive officer shall be liable to the company in accordance with general law for the execution of the mandate given to them and for any misconduct in the management of the company’s affairs. The directors and members of the management committee shall be jointly and severally liable towards either the company or any third parties for damages resulting from this violation of the 1915 Law or the company’s articles of association. The directors and members of the management committee shall be discharged from such liability in the case of a violation to which they were not a party provided no misconduct is attributable to them and they have reported such violation, as regards members of the board of directors, to the first general meeting and, as regards members of the management committee, during the first meeting of the board of directors after they had acquired knowledge thereof.

The Company’s articles of association, which became effective immediately upon the completion of the Business Combination, provides that directors of the Company are not held personally liable for the indebtedness or other obligations of the Company. As agents of the Company, they are responsible for the performance of their duties. Subject to the exceptions and limitations listed in the Company’s articles of association and mandatory provisions of law, every person who is, or has been, a member of the board of directors or officer (mandataire) of the Company shall be indemnified by the Company to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by such person in connection with any claim, action, suit or proceeding which he becomes involved as a party or otherwise by virtue of his or her being or having been a director or officer of the Company, and against amounts paid or incurred by him or her in the settlement thereof. The words “claim”, “action”, “suit” or “proceeding” shall apply to all claims, actions, suits or proceedings (civil, criminal or otherwise including appeals) actual or threatened and the words “liability” and “expenses” shall include without limitation attorneys’ fees, costs, judgments, amounts paid in settlement and other liabilities. However, no indemnification shall be provided to any director or officer of the Company (i) against any liability by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office (ii) with respect to any matter as to which he or she shall have been finally adjudicated to have acted in bad faith and not in the interest of the Company or (iii) in the event of a settlement, unless the settlement has been approved by a court of competent jurisdiction or by the board of directors of the Company.

The Company’s articles of association provide that the right of indemnification provided by such articles of association shall be severable, shall not affect any other rights to which any director or officer may now or hereafter be entitled, shall continue as to a person who has ceased to be such director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person. Nothing contained in such articles of association shall affect or limit any rights to indemnification to which corporate personnel, including directors and officers, may be entitled by contract or otherwise under law. The Company shall specifically be entitled to provide contractual indemnification to and may purchase and maintain insurance for any corporate personnel, including directors and officers of the Company, as the Company may decide upon from time to time.

The Company also maintains a general liability insurance policy, which covers certain liabilities of directors and officers of the Company arising out of claims based on acts or omissions in their capacities as directors or officers.

Item 7. Recent Sales of Unregistered Securities.

None.

Item 8. Exhibits.

Exhibit Number	Description
2.1#*

Business Combination Agreement, dated as of June 14, 2022, by and among LightJump Acquisition Corporation, Moolec Science Limited, Moolec Science SA and Moolec Acquisition, Inc. (included as Annex A to the prospectus)

2.2*

First Amendment to the Business Combination Agreement, by and among LightJump Acquisition Corporation, Moolec Science Limited, Moolec Science SA and Moolec Acquisition, Inc. (included as Annex A-1 to the prospectus)

3.1*	Amended and Restated Articles of Association of Moolec Science SA
4.1*	Specimen Ordinary Share Certificate of Moolec Science SA
4.2*

Warrant Agreement, dated January 12, 2021, by and between LightJump Acquisition Corporation and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to LightJump Acquisition Corporation’s Form 8-K, File No. 001-39869, filed with the SEC on January 20, 2021).

4.3*

Subscription Agreement for Private Warrants by LightJump One Founders, LLC (incorporated by reference to Exhibit 10.3 to LightJump Acquisition Corporation’s Form 8-K, File No. 001-39869, filed with the SEC on January 20, 2021).

4.4*

Form of Assignment, Assumption and Amendment Agreement with respect to the Warrant Agreement between LightJump Acquisition Corporation, Moolec Science SA and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 10.4 to LightJump Acquisition Corporation’s Form 8-K, File No. 001-39869, filed with the SEC on June 15, 2022).

4.5*	Specimen Warrant Certificate of Moolec Science S.A. (included as Exhibit A to Exhibit 4.4)
4.6*

Memorandum of Understanding on the Backstop Agreement, dated as of December 30, 2022, by and among LightJump Acquisition Corporation, Moolec Science Limited, Moolec Science SA, UG Holdings, LLC, Union Group Ventures Limited, THEO I SCSp and LightJump One Founders, LLC.

5.1*	Legal Opinion of Linklaters LLP
10.1*	Form of Exchange Agreement (incorporated by reference to Exhibit 10.1 to LightJump Acquisition Corporation’s Form 8-K, File No. 001-39869, filed with the SEC on June 15, 2022).
10.2*

Transaction Support Agreement, dated as of June 14, 2022 by and among LightJump Acquisition Corporation, LightJump One Founders, LLC, Moolec Science Limited, Moolec Science SA and others (incorporated by reference to Exhibit 10.3 to LightJump Acquisition Corporation’s Form 8-K, File No. 001-39869, filed with the SEC on June 15, 2022).

10.3*

Registration Rights Agreement, dated as of January 12, 2021, by and between LightJump Acquisition Corporation and other investors ((incorporated by reference to Exhibit 10.2 to LightJump Acquisition Corporation’s Form 8-K, File No. 001-39869, filed with the SEC on January 20, 2021)

10.4*

Registration Right and Lock-Up Agreement, dated December 30, 2022, by and among, Moolec Science SA, LightJump One Founders, LLC, BG Farming Technologies Ltd., Union Group Ventures Ltd., Bioceres Crop Solutions Corp., THEO I SCSp, Serenity Traders LTD., UG Holdings, LLC, Robert M. Bennett and Jose López Lecube.

10.6*	Backstop Agreement (incorporated by reference to Exhibit 10.2 to LightJump Acquisition Corporation’s Form 8-K, File No. 001-39869, filed with the SEC on June 15, 2022)
10.7*

Amended to Business Combination Marketing Agreement, dated June 14, 2022 between LightJump Acquisition Corporation and EarlyBirdCapital, Inc.(incorporated by reference to Exhibit 10.6 to LightJump Acquisition Corporations’s Form 8-K, File No. 001-39869, filed with the SEC on June 15, 2022)

10.8*	Consulting Agreement, dated as of June 18, 2021 by and between Moolec Science Limited and José López Lecube.
10.9*	Employment Letter Agreement, dated as of July 15, 2022 by and between Moolec Science Limited and José López Lecube
10.10#*

Agreement on Funds Flow, dated as of December 30, 2022, by and among Lightjump Acquisition Corporation, Lightjump One Founders, LLC, Moolec Science Limited, Moolec Acquisition, Inc., and Moolec Science SA.

21.1*	List of Subsidiaries of Moolec Science SA

Exhibit Number	Description
23.1**	Consent of Price Waterhouse & Co. S.R.L.
23.3*	Consent of Linklaters LLP (included in Exhibit 5.1)
107*	Calculation of Filing Fee Tables

____________

Notes:—

*        Previously filed.

**      Filed herewith.

#        Certain schedules, annexes and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K, but will be furnished supplementally to the SEC upon request.

+       Management contract or compensatory plan or arrangement.

(a)    Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 9. Undertakings.

(a)     The undersigned hereby undertakes:

(1)    to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) that, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)    that for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3)    to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

(4)    to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished; provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements; and

(5)    that, for the purpose of determining liability under the Securities Act to any purchaser:

(i)     if the registrant is relying on Rule 430B:

(A)    each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)    each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; and

(ii)    if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c)     The undersigned hereby undertakes:

(1)    that for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(2)    for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosario, Province of Santa Fe, Argentina on March 31, 2023.

Moolec Science SA
By:	/s/ Gastón Paladini
Name:	Gastón Paladini
Title:	Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Gastón Paladini	Chief Executive Officer, Director	March 31, 2023
Gastón Paladini	(Principal Executive Officer)
*	Chief Financial Officer, Director	March 31, 2023
José López Lecube	(Principal Financial and Accounting Officer)
*	Director	March 31, 2023
Natalia Zang
*	Director	March 31, 2023
Kyle P. Bransfield
*	Director	March 31, 2023
Robert M. Bennett
*By	/s/ Gastón Paladini
Name: Gastón Paladini
Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form F-1 has been signed on behalf of the registrant by the undersigned, solely in his capacity as the duly authorized representative of the registrant in the United States, on March 31, 2023.

Authorized Representative in the United States
-COGENCY GLOBAL INC.
By:	/s/ Colleen A. De Vries
Name:	Colleen A. De Vries
Title:	Sr. Vice President on behalf of Cogency Global Inc.